Exhibit 10.1

SIXTH AMENDMENT TO CREDIT AGREEMENT

SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Sixth Amendment”) dated as of March 18, 2014, among Walter Energy, Inc., a Delaware corporation, Western Coal ULC, an unlimited liability corporation existing under the laws of the Canadian province of British Columbia, Walter Energy Canada Holdings, Inc., a corporation existing under the laws of the Canadian province of British Columbia (together with Walter Energy, Inc. and Western Coal ULC, collectively, the “Borrowers”), the Subsidiary Guarantors party hereto, the Lenders party hereto from time to time and Morgan Stanley Senior Funding, Inc., as Administrative Agent.  Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to such terms in the Credit Agreement referred to below.

W I T N E S S E T H :

WHEREAS, the Borrowers, the Lenders and Morgan Stanley Senior Funding, Inc., as Administrative Agent are parties to that certain Credit Agreement, dated as of April 1, 2011 (as amended by the First Amendment to Credit Agreement dated as of January 20, 2012, as further amended by the Second Amendment to Credit Agreement dated as of August 16, 2012, as further amended by the Third Amendment to Credit Agreement dated as of October 29, 2012, as further amended by the Fourth Amendment to Credit Agreement dated as of March 21, 2013, as further amended by the Fifth Amendment to Credit Agreement dated as of July 23, 2013 and as further amended, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”);

WHEREAS, subject to the terms and conditions of this Sixth Amendment, the parties hereto wish to amend the Credit Agreement as herein provided;

NOW, THEREFORE, it is agreed:

I.                            Amendments and Modifications to Credit Agreement.

1.              Schedule 1.01(a) to the Credit Agreement is hereby amended by deleting the Revolving Loan Commitment portion in its entirety and replacing it with Schedule I to the Sixth Amendment.

2.              Section 1.01 of the Credit Agreement is hereby amended by inserting in the appropriate alphabetical order the following new definitions:

“Compliance Period” shall mean any period during which the Aggregate Exposure (other than (a) cash collateralized Letters of Credit and (b) non-cash collateralized Letters of Credit in an aggregate face amount (for this purpose, using the Dollar Equivalent of amounts not denominated in Dollars) not to exceed $60,000,000) at such time exceeds 30% of the amount of the Total Revolving Commitment.

“Permitted Convertible Notes” shall mean Indebtedness of the U.S. Borrower in respect of convertible notes; provided that (i) such Indebtedness does not provide for any scheduled repayment, mandatory redemption, sinking fund obligation or any similar payment requirement prior to the date that is six months after the latest Maturity Date (in each case, determined without regard to the provisos to the component defined terms used in the definition of Maturity Date) hereunder at the time such Indebtedness is incurred and (ii) such Indebtedness is (x) unsecured and (y) is not guaranteed by any Person other than the Credit Parties; provided, however, that (I) any conversion of such Indebtedness by a holder thereof into shares of Equity Interests of the U.S. Borrower, or at the option of the U.S. Borrower, cash or a combination of cash and shares of Equity Interests, (II) the rights of holders of such Indebtedness to convert into shares of Equity Interests of the U.S Borrower, or at the option of the U.S. Borrower, cash or a combination of cash and shares of Equity Interests and (III) the rights of holders of such Indebtedness to require any repurchase by the U.S. Borrower upon a fundamental change of the U.S. Borrower in cash, shall not constitute a scheduled repayment, mandatory redemption, sinking fund obligation or any similar payment requirement. It is understood and agreed that the direction by the U.S. Borrower to settle any conversion in cash shall be treated as a Dividend for purposes of this Agreement.

“Required Extended Revolving Lenders” shall mean, at any time, Non-Defaulting Lenders the sum of whose outstanding Extended Revolving Commitments at such time (or, after the termination thereof, outstanding Revolving Loans in respect of Extended Revolving Commitments and RL Percentages of (x) outstanding Swingline Loans that are participated with Extended Revolving Commitments at such time and (y) Letter of Credit Outstandings that are participated with Extended Revolving Commitments at such time) represents at least a majority of the Total Extended Revolving Commitment in effect at such time less the Extended Revolving Commitments of all Defaulting Lenders at such time (or, after the termination thereof, the sum of the total outstanding Revolving Loans in respect of Extended Revolving Commitments of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings that, in each case, are participated with Extended Revolving Commitments at such time). For purposes of this definition, all amounts not denominated in dollars shall be computed based on the Dollar Equivalent thereof.

“Required Non-Extending Revolving Lenders” shall mean, at any time, Non-Defaulting Lenders the sum of whose outstanding non-Extended Revolving Commitments at such time (or, after the termination thereof, outstanding Revolving Loans in respect of non-Extended Revolving Commitments and RL Percentages of (x) outstanding Swingline Loans that are participated with non-Extended Revolving Commitments at such time and (y) Letter of Credit Outstandings that are participated with non-Extended Revolving Commitments at such time) represents at least a majority of the sum of the non-Extended Revolving Commitments of each of the Lenders at such time in effect at such time less the non-Extended Revolving Commitments of all Defaulting Lenders at such time (or, after the termination thereof, the sum of the total outstanding Revolving Loans in respect of non-Extended Revolving Commitments of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings that, in each case, are participated with non-Extended Revolving Commitments at such time). For purposes of this definition, all amounts not denominated in dollars shall be computed based on the Dollar Equivalent thereof.

“Standstill Period” shall have the meaning provided in Section 11.03.

“Total Extended Revolving Commitment” shall mean, at any time, the sum of the Extended Revolving Commitments of each of the Lenders at such time.”

3.              Section 1.01 of the Credit Agreement is hereby amended by amending and restating the below definitions contained therein as follows:

“Dividend” shall mean, with respect to any Person, that such Person has declared or paid a dividend (other than dividends payable solely in its Qualified Equity Interests), distribution or returned any equity capital to its stockholders, partners or members or authorized or made any

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other distribution, payment or delivery of property (other than common Equity Interests of such Person) or cash to its stockholders, partners or members in their capacity as such, or redeemed, retired, purchased or otherwise acquired (other than common Equity Interests of such Person), directly or indirectly, for a consideration any shares of any class of its capital stock or any other Equity Interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any other Equity Interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests); provided that in no event shall the payment of any regularly scheduled interest payment in connection with Permitted Convertible Notes constitute a Dividend.  Without limiting the foregoing, “Dividends” with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness of the U.S. Borrower or any of its Subsidiaries issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace or refund any Loans hereunder, Indebtedness listed on Schedule 10.04, Permitted Acquired Debt, or any Indebtedness issued to so extend, refinance, renew, replace, substitute or refund any such Indebtedness, so long as (a) such Indebtedness has a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded, (b) such extension, refinancing, renewal, replacement or refunding does not (i) increase the amount of such Indebtedness outstanding immediately prior to such extension, refinancing, renewal, replacement or refunding plus an amount equal to the unpaid interest, premium or other payment thereon pursuant to the terms thereof plus any other reasonable fees and expenses of any Credit Party incurred in connection with such extension, refinancing, renewal, replacement or refunding, unless (for the avoidance of doubt) such increase is otherwise expressly permitted under a separate subclause of Section 10.04; provided that any interest that is “paid in kind” on any such Permitted Refinancing Indebtedness shall also constitute Permitted Refinancing Indebtedness or (ii) add guarantors, obligors or security from that which applied to such Indebtedness being extended, refinanced, renewed, replacement or refunding, and (c) such Indebtedness has substantially the same (or, from the perspective of the Lenders, more favorable) subordination provisions, if any, as applied to the Indebtedness being extended, renewed, refinanced, replaced or refunded.

“Revolving Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule 1.01(a) directly below the column entitled “Revolving Loan Commitment,” as same may be (x) reduced from time to time or terminated pursuant to Sections 4.02, 4.03 and/or 11, as applicable, (y) increased from time to time pursuant to Section 2.14(a) or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 2.13 or 13.04(b).  The 2016 Revolving Loan Commitments and the 2017 Revolving Loan Commitments shall be Revolving Loan Commitments for all purposes of this Agreement.

“Senior Secured Leverage Ratio” shall mean, on any date of determination, the ratio of (x) the remainder of (A) Senior Secured Indebtedness of the U.S. Borrower and its Subsidiaries that is secured on pari passu or senior basis to the Loans on such date less (B) Unrestricted cash and Cash Equivalents of the U.S. Borrower and each Subsidiary Guarantor on such date to (y)

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Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that (i) for purposes of any calculation of the Senior Secured Leverage Ratio pursuant to this Agreement, Consolidated EBITDA shall be determined on a Pro Forma Basis in accordance with clause (iii) of the definition of “Pro Forma Basis” contained herein and (ii) for purposes of any calculation of the Senior Secured Leverage Ratio pursuant to the definition of “Permitted Acquisition” only, Indebtedness shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of “Pro Forma Basis” contained herein.

“Total Leverage Ratio” shall mean, on any date of determination, the ratio of (x) the remainder of (A) Indebtedness of the U.S. Borrower and its Subsidiaries on such date less (B) Unrestricted cash and Cash Equivalents of the U.S Borrower and each Subsidiary Guarantor on such date plus the Current Portion of any Indebtedness outstanding on such date to (y) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that (i) for purposes of any calculation of the Total Leverage Ratio pursuant to this Agreement, Consolidated EBITDA shall be determined on a Pro Forma Basis in accordance with clause (iii) of the definition of “Pro Forma Basis” contained herein and (ii) for purposes of any calculation of the Total Leverage Ratio pursuant to the definition of “Permitted Acquisition” and the definition of “Applicable Margin” only, Indebtedness shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of “Pro Forma Basis” contained herein.

4.              Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (ii) of the definition of “Applicable Margin” in its entirety as follows:

“(ii) in the case of B Term Loans maintained as (A) Base Rate Loans, (1) prior to the Sixth Amendment Completion Date, 4.75% and (2) on and after the Sixth Amendment Completion Date, 5.25% and (B) LIBOR Loans, (1) prior to the Sixth Amendment Completion Date, 5.75% and (2) on and after the Sixth Amendment Completion Date, 6.25%;”.

5.              Section 1.01 of the Credit Agreement is hereby amended by adding “(whether or not then in effect)” after the reference to “Section 10.08” in the definition of Permitted Acquisition.

6.              Section 1.01 of the Credit Agreement is hereby amended by adding “For purposes of this definition, all amounts not denominated in dollars shall be computed based on the Dollar Equivalent thereof.” at the end of the definitions of Required Lenders, Total Unutilized Revolving Loan Commitment and Unutilized Revolving Loan Commitment.

7.              Section 2.01(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(f)                             Except to the extent set forth in Section 3.04(g) and 5.02(a)(ii), if the maturity date shall have occurred in respect of any tranche of Revolving Loan Commitments at a time when another tranche or tranches of Revolving Loan Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such maturity date); provided, however, that unless an Event of Default then exists, if on the occurrence of such earliest maturity date (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 3.04), there shall exist sufficient unutilized Extended Revolving Commitments so that the respective outstanding Swingline Loans could be incurred pursuant the Extended Revolving Commitments which will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the

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participations in such Swingline Loans and same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Commitments, and such Swingline Loans shall not be so required to be repaid in full on such earliest maturity date.”

8.              Section 2.14(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)                           The U.S. Borrower may at any time or from time to time after the Syndication Date, by notice to the Administrative Agent, request in an aggregate amount not to exceed the Available Incremental Amount (such amount not to include loans which constitute Permitted Refinancing Indebtedness of the Loans hereunder) (x) one or more additional tranches or additions to the A Term Loans or B Term Loans (the “Incremental Term Loans”) or (y) one or more additional tranches or increases in the amount of the Revolving Loan Commitments on similar terms to the terms of the Revolving Loan Commitments and any other Extended Revolving Commitments (unless otherwise consented to by the Administrative Agent (except for (x) the tenor of such additional tranches or increases (which shall have a scheduled expiration date no earlier than the 2017 Revolving Loan Maturity Date) and (y) the applicable interest rates, interest margins, rate floors, premiums, funding discounts and fees payable (other than the Commitment Commission and any similar fee) with respect to such additional tranches or increases (in each case which shall be as specified in the applicable Incremental Amendment) (the “Revolving Commitment Increase”, and, together with the Incremental Term Loans, collectively, the “Incremental Loans”); provided that notwithstanding anything to the contrary contained in this Section 2.14(a), the Borrower shall always have the right to add additional tranches or increase the Revolving Loan Commitments so that after giving effect thereto the Total Revolving Loan Commitment is $375,000,000 (subject to (x) satisfaction of the requirements of the immediately succeeding proviso (y) treating any Permitted Refinancing Indebtedness of Revolving Loan Commitments as Revolving Loan Commitments for purposes hereof); and provided further that (i) both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Default or Event of Default shall exist and at the time that any such Incremental Term Loan is made (and after giving effect thereto) no Default or Event of Default shall exist, (ii) both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, all of the representations and warranties of each Credit Party set forth in Section 8 and in each other Credit Document shall be true and correct in all material respects as of such time (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date), (iii) all Incremental Loans (and all interest, fees and other amounts payable thereon) shall be Obligations under this Agreement and the other applicable Credit Documents and shall be secured by the Security Documents, and guaranteed under the Guaranty, on a pari passu basis with all other Obligations of the U.S. Borrower under this Agreement secured by the Security Documents and guaranteed under the Guaranty, (iv) the U.S. Borrower shall be in compliance with the financial covenant set forth in Section 10.08 (whether or not then in effect) determined on a Pro Forma Basis as of the date of the most recently ended Test Period (or, if no Test Period cited in Section 10.08 has passed, the covenant in Section 10.08 for the first Test Period cited in such Sections shall be satisfied as of the last four quarters ended), in each case, as if such Incremental Term Loans or Loans pursuant to the Revolving Loan Commitment Increase, as applicable, had been outstanding on the last day of such fiscal quarter of the U.S. Borrower for testing compliance therewith and (v) at no time shall there be more than five separate tranches of Revolving Loan Commitments.”

9.              Section 2.14(b) of the Credit Agreement is hereby amended by adding a “(i)” at the start of such section and adding a new clause (ii) as follows:

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“(ii) If the interest rate margins (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing an additional tranche of Revolving Loan Commitments and any LIBOR floor applicable to such additional tranche of Revolving Loan Commitments) or commitment fee relating to any additional tranche of Revolving Loan Commitments exceeds the Applicable Margin (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing the 2017 Revolving Loan Commitments and any LIBO or Base Rate floor applicable to the 2017 Revolving Loan Commitments) or Commitment Commission relating to the 2017 Revolving Loan Commitments immediately prior to the effectiveness of the Extension by more than 0.50%, the Applicable Margin and Commitment Commission, as applicable, relating to the 2017 Revolving Loan Commitments shall be adjusted to be equal to the interest rate margins (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such additional tranche of Revolving Loan Commitments and any LIBOR floor applicable to such additional tranche of Revolving Loan Commitments) relating to such additional tranche of Revolving Loan Commitments minus 0.50% and the Applicable Margin relating to any Extended Revolving Commitments (other than the 2017 Revolving Loan Commitments) (if any) and any additional tranches of Revolving Loan Commitments added pursuant to Section 2.14 which were added pursuant to one or more prior incurrences of Revolving Loan Commitments (if any) shall be adjusted so that the difference between the Applicable Margin relating to the 2017 Revolving Loan Commitments (after giving effect to the foregoing adjustment) and the Applicable Margin relating such Extended Revolving Commitments (other than the 2017 Revolving Loan Commitments) (if any) and additional tranches of Revolving Loan Commitments added pursuant to one or more prior incurrences remains the same as immediately prior to the incurrence of such recent additional tranche of Revolving Loan Commitments.”

10.       Section 2.16(a) of the Credit Agreement is hereby amended by deleting clause (ii) thereof in its entirety and replacing it with:

“(ii) the Revolving Loan Commitment of any Revolving Lender that agrees to an extension with respect to such Revolving Loan Commitment (an “Extending Revolving Lender”) extended pursuant to an Extension (an “Extended Revolving Commitment”), and the related outstandings, shall be a Revolving Loan Commitment (or related outstandings, as the case may be) in amounts, and with terms, as may be agreed between the U.S. Borrower, the Administrative Agent and each Extended Revolving Lender (including, but not limited, with respect to interest rates, fees, final maturity, quantum and covenants); provided that at no time shall there be Revolving Loan Commitments hereunder (including Extended Revolving Commitments and any original Revolving Loan Commitments); provided that (x) subject to the provisions of Sections 2.01(f) and 3.01(c) to the extent dealing with Swingline Loans and Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Commitments with a longer maturity date, all Swingline Loans and Letters of Credit shall be participated in on a pro rata basis by all Lenders with Revolving Loan Commitments in accordance with their RL Percentage of the Revolving Loan Commitments (and except as provided in Section 2.01(f) and 3.01(c), without giving effect to changes thereto on an earlier maturity date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued) and all borrowings under Revolving Loan Commitments and repayments thereunder shall be made on a pro rata basis (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings) and (B) repayments required upon the maturity date of the non-extending Revolving Loan Commitments) and (y) at no time shall there be Revolving Loan Commitments hereunder (including Extended Revolving Commitments and any original Revolving Loan Commitments) which have more than five different maturity dates”.

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11.       Section 2.16(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)                           Notwithstanding the foregoing, (A) if the interest rate margins (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing Extended Term Loans and any LIBOR floor applicable to such Extended Term Loans) relating to any Extended Term Loan exceeds the Applicable Margin  (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing the B Term Loans and any LIBO or Base Rate floor applicable to the B Term Loans) relating to the B Term Loans immediately prior to the effectiveness of the Extension by more than 0.50%, the Applicable Margin relating to the B Term Loans, as applicable, shall be adjusted to be equal to the interest rate margins (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Extended Term Loans and any LIBOR floor applicable to such Extended Term Loans) relating to such Extended Term Loans minus 0.50% and the Applicable Margin relating to any Incremental Term Loans (if any) and any Extended Term Loans which were extended pursuant to one or more prior Extensions (if any) shall be adjusted so that the difference between the Applicable Margin relating to the B Term Loans (after giving effect to the foregoing adjustment) and the Applicable Margin relating to such Incremental Term Loans and prior Extended Term Loans remains the same as immediately prior to the Extension and (B) if the interest rate margins (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing Extended Revolving Commitments (other than the 2017 Revolving Loan Commitments) and any LIBOR floor applicable to such Extended Revolving Commitments (other than the 2017 Revolving Loan Commitments)) or commitment fee relating to any Extended Revolving Commitments (other than the 2017 Revolving Loan Commitments) exceeds the Applicable Margin (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing the 2017 Revolving Loan Commitments and any LIBO or Base Rate floor applicable to the 2017 Revolving Loan Commitments) or Commitment Commission relating to the 2017 Revolving Loan Commitments immediately prior to the effectiveness of the Extension by more than 0.50%, the Applicable Margin and Commitment Commission, as applicable, relating to the 2017 Revolving Loan Commitments shall be adjusted to be equal to the interest rate margins (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Extended Revolving Commitments (other than the 2017 Revolving Loan Commitments) and any LIBOR floor applicable to such Extended Revolving Commitments (other than the 2017 Revolving Loan Commitments)) relating to such Extended Revolving Commitments minus 0.50% and the Applicable Margin relating to any additional tranche of Revolving Loan Commitments added pursuant to Section 2.14 and any Extended Revolving Commitments which were extended pursuant to one or more prior Extensions (other than the 2017 Revolving Loan Commitments) (if any) shall be adjusted so that the difference between the Applicable Margin relating to the 2017 Revolving Loan Commitments (after giving effect to the foregoing adjustment) and the Applicable Margin relating such additional tranche of Extended Revolving Loan Commitments and prior Extended Revolving Commitments (other than the 2017 Revolving Loan Commitments) remains the same as immediately prior to the Extension”

12.       Section 4.01(c) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with:

“(c)  Each Borrower agrees to pay to each Issuing Lender, for its own account, a facing fee (the “Facing Fee”) in respect of each Letter of Credit issued by it for the account of such

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Borrower for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal (x) in the case of any Issuing Lender that is 2016 Revolving Lender, to 1/8 of 1% on the daily Stated Amount of such Letter of Credit and (y) the case of any Issuing Lender that is 2017 Revolving Lender, to 1/5 of 1% on the daily Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.”

13.       Section 4.01(f) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with:

“(f) At the time of (x) any voluntary prepayment of B Term Loans pursuant to Section 5.01(a), (y) any mandatory repayment of B Term Loans required pursuant to Section 5.02(c)(z) and/or (z) any amendment of this Agreement resulting in a Repricing Event, in each case prior to the two year anniversary of the Sixth Amendment Completion Date, the U.S. Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with B Term Loans (including, with respect to clause (z) above, each Lender that withholds its consent to such Repricing Event and is replaced as a Replaced Lender under Section 2.13), a prepayment fee (I) in the case of clauses (x) and (y) above, on the principal amount so prepaid or repaid and (II) in the case of clause (z), on the principal amount of such B Term Loans outstanding immediately prior to such amendment, in each case, equal to as follows:

(A)                               2.0%, if such prepayment, repayment or amendment occurs on or after the Sixth Amendment Completion but on or prior to the one year anniversary of the Sixth Amendment Completion Date; and

(B)                               1.0% if such prepayment, repayment or amendment occurs after the one year anniversary of the Sixth Amendment Complete Date but prior to the two year anniversary of the Sixth Amendment Completion Date.

Such prepayment fees shall be earned, due and payable upon the date of the (x) prepayment or repayment or (y) the effectiveness of the amendment, as applicable.”.

14.       Section 4.02(a) of the Credit Agreement is hereby amended by deleting the proviso contained therein in its entirety and replacing it with:

“provided that each such reduction shall be applied to reduce any tranche of Revolving Loan Commitment as selected by the Borrowers, applied proportionately to permanently reduce the Revolving Loan Commitment of each RL Lender within such tranche”

15.       Section  5.01(a) of the Credit Agreement is hereby amended by (1) deleting clause (iv) thereof in its entirety and replacing it with:

“(iv) each voluntary prepayment of Term Loans pursuant to this Section 5.01(a) shall be applied to the A Term Loans and B Term Loans as directed by the U.S. Borrower;”,

and (2) deleting clause (vi) thereof in its entirety and replacing it with:

“(vi) any prepayment of B Term Loans made during the period commencing on the Sixth Amendment Completion Date and ending on the date occurring two years following the Sixth

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Amendment Completion Date shall be accompanied by the payment of the fee described in Section 4.01(f)”.

16.       Section 9.01(e) of the Credit Agreement is hereby amended by deleting clause (i) thereof in its entirety and replacing it with:

“during a Compliance Period, set forth in reasonable detail the calculations required to establish whether the Credit Parties are in compliance with Section 10.08”

17.       Section 10.02(x) of the Credit Agreement is hereby amended by deleting clause (ii) thereof in its entirety and replacing it with:

“both before and after giving effect to such transaction, the U.S. Borrower is in compliance with the financial covenant set forth in Section 10.08 (whether or not then in effect), determined on a Pro Forma Basis as of the last day of the Calculation Period most recently ended”

18.       Section 10.03(vii) of the Credit Agreement is hereby amended by deleting clause (y) thereof in its entirety and replacing it with:

“the U.S. Borrower is in compliance with the financial covenant set forth in Section 10.08 (whether or not then in effect), determined on a Pro Forma Basis as of the last day of the Calculation Period most recently ended”

19.       Section 10.04(i) of the Credit Agreement is hereby amended by deleting “or Permitted Unsecured Notes” and replacing with “, Permitted Unsecured Notes or Permitted Convertible Notes”.

20.       Section 10.04(xx) of the Credit Agreement is hereby amended by deleting clause (V) thereof in its entirety and replacing it with:

“with respect to only Senior Secured Indebtedness of the U.S. Borrower and its Subsidiaries that is secured on pari passu or senior basis to the Loans on such date, the U.S. Borrower shall be in compliance with the financial covenant set forth in Section 10.08 (whether or not then in effect), determined on a Pro Forma Basis as of the date of the most recently ended Test Period, as if such Indebtedness had been outstanding on the last day of such fiscal quarter of the U.S. Borrower for testing compliance therewith”

21.       Section 10.04(xxi) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with:

“Indebtedness of the U.S. Borrower or Subsidiary Guarantors represented by Senior Unsecured Notes or Permitted Convertible Notes, and unsecured guaranties thereof by the Subsidiary Guarantors, so long as (I) all such Indebtedness is incurred in accordance with the definition of Senior Unsecured Notes or Permitted Convertible Notes, as applicable, (II) no Event of Default exists after giving effect to the incurrence of such Indebtedness, (III) the aggregate principal amount of all Indebtedness permitted pursuant to this clause (xxi) shall not exceed $1,000,000,000 at any one time outstanding and (IV) the Borrower shall have furnished to the Administrative Agent a certificate from an Authorized Officer of the Borrower certifying as to compliance with the requirements of preceding clauses (I) through (III) and containing the calculations required by preceding clause (III).”

22.       Section 10.07 of the Credit Agreement is hereby deleted in its entirety.

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23.       Section 10.08 of the Credit Agreement is hereby deleted in its entirety and replaced with:

“10.08 Senior Secured Leverage Ratio.  (a) Commencing with Fiscal Quarter ending June 30, 2014 and ending with the Fiscal Quarter ending March 31, 2016, the U.S. Borrower will not permit the Senior Secured Leverage Ratio as of the last day of any Fiscal Quarter ending during any Compliance Period and set forth below to be greater than the ratio set forth opposite such Fiscal Quarter below:

Fiscal Quarter Ending	Ratio

June 30, 2014	8.00:1.00
September 30, 2014	7.50:1.00
December 31, 2014	6.50:1.00
March 31, 2015	5.50:1.00
June 30, 2015	5.00:1.00
September 30, 2015	4.50:1.00
December 31, 2015 and each Fiscal Quarter ending thereafter	3.75:1.00

(b) Commencing with Fiscal Quarter ending June 30, 2016, the U.S. Borrower will not permit the Senior Secured Leverage Ratio as of the last day of any Fiscal Quarter to be greater than 3.75:1.00.”

24.       Section 10.09 of the Credit Agreement is hereby amended by replacing “and (x) restrictions created by the Senior Unsecured Notes Documents” with “, (x) restrictions created by the Senior Unsecured Notes Documents and (xi) restrictions created in connection with any Permitted Convertible Notes”.

25.       Section 10.11 of the Credit Agreement is hereby deleted in its entirety

26.       Section 11.03 of the Credit Agreement is hereby amended by adding the following proviso at the end of clause (i) thereof:

“; provided that any default under Section 10.08 shall not constitute an Event of Default with respect to (x) the Term Loans and the Term Loans may not be accelerated as a result thereof and (y) the non-Extended Revolving Loans and non-Extended Revolving Loan Commitments, and the non-Extended Revolving Loans may not be accelerated as a result thereof and the non-Extended Revolving Commitments may not be terminated as a result thereof, until, in each case, the date on which the Revolving Loans in respect of Extended Revolving Commitments (if any) have been accelerated or the Extended Revolving Commitments have been terminated, in each case, by the Required Extended Revolving Lenders (such period commencing with a default under Section 10.08 and ending on the date on which the Required Extended Revolving Lenders terminate and accelerate in accordance with this proviso, the “Standstill Period”)”

27.       Section 11.04 of the Credit Agreement is hereby amended by adding the following proviso at the end of such Section:

“; provided, further, that, in connection with any Permitted Convertible Notes, (i) any conversion of such Indebtedness by a holder thereof into shares of Equity Interests, or into cash or a combination of cash and shares of Equity Interests (it being understood that any such conversion into cash shall constitute a Dividend for purposes of this Agreement), (ii) the rights of holders of such Indebtedness to convert into shares of Equity Interests, or into cash or a combination of cash

10

and shares of Equity Interests (it being understood that any such conversion into cash shall constitute a Dividend for purposes of this Agreement), (iii) the rights of holders of such Indebtedness to require any repurchase by the U.S. Borrower upon a fundamental change of such Indebtedness in cash and (iv) the termination of any of Hedging Agreements entered into in connection with a convertible note offering, shall not constitute an Event of Default under this Section 11.04”.

28.       Section 11 of the Credit Agreement is hereby amended by (i) adding the parenthetical “(except with respect to an Event of Default occurring due to a breach of Section 10.08)” after the first reference to Required Lenders in the last paragraph of such Section and (ii) adding the following at the end of such Section:

“If any Event of Default occurring due to a breach of Section 10.08 shall then be continuing, (x) the Administrative Agent, upon the written request of the Required Extended Revolving Lenders, shall by written notice to the U.S. Borrower and the Canadian Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party:  (i) declare the Extended Revolving Commitments terminated, whereupon all Extended Revolving Commitments of each Lender shall forthwith terminate immediately and any Extended Revolving Commitments shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Revolving Loans in respect of Extended Revolving Commitments to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the U.S. Borrower to pay (and the U.S. Borrower agrees that upon receipt of such notice, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the U.S. Borrower and then outstanding which are participated with Extended Revolving Commitments; (v) direct each Canadian Borrower to pay (and each Canadian Borrower agrees that upon receipt of such notice, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of any Canadian Borrower and then outstanding which are participated with Extended Revolving Commitments; (vi) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; (vii) enforce each Guaranty; and (viii) apply any cash collateral held by the Administrative Agent pursuant to Section 5.02 to the repayment of the Obligations and (y) subject to the first proviso in Section 11.03 above and the expiration of the Standstill Period (if applicable), (A) the Administrative Agent, upon the written request of the Required Non-Extending Revolving Lenders, shall by written notice to the U.S. Borrower and the Canadian Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party:  (i) declare the non-Extended Revolving Commitments terminated, whereupon all non-Extended Revolving Commitments of each Lender shall forthwith terminate immediately and any non-Extended Revolving Commitments shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Revolving Loans in respect of non-Extended Revolving Commitments to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the U.S. Borrower to pay (and the U.S. Borrower agrees that upon receipt of such notice, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as

11

is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the U.S. Borrower and then outstanding which are participated with non-Extended Revolving Commitments; (v) direct each Canadian Borrower to pay (and each Canadian Borrower agrees that upon receipt of such notice, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of any Canadian Borrower and then outstanding which are participated with non-Extended Revolving Commitments; (vi) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; (vii) enforce each Guaranty; and (viii) apply any cash collateral held by the Administrative Agent pursuant to Section 5.02 to the repayment of the Obligations and (B) the Administrative Agent, upon the written request of the Majority Lenders in respect of the B Term Loans, shall by written notice to the U.S. Borrower and the Canadian Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party: (i) declare the principal of and any accrued interest in respect of all B Term Loans to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party, (ii) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; (iii) enforce each Guaranty; and (iv) apply any cash collateral held by the Administrative Agent pursuant to Section 5.02 to the repayment of the Obligations.”

29.       Section 13.12 of the Credit Agreement is hereby amended by adding the following at the end thereof:

“Notwithstanding the foregoing, only the Required Extended Revolving Lenders shall have the ability to waive, amend, supplement or modify the financial covenant set forth in Section 10.08 (or the defined terms to the extent used therein but not as used in any other Section of this Agreement) or Article 11 (solely as it relates to Section 10.08).”

II.                       Revolving Loan Commitment Maturity Date Extension.  Subject to the terms and conditions set forth in this Sixth Amendment, as of the 2014 Revolving Loan Commitment Extension Effective Date (as defined below):

1.              Each Submitting Revolving Lender (as defined below): (x) consents to the terms of this Sixth Amendment, including the amendments set forth in Section I hereto, (y) irrevocably offers for exchange into a 2017 Revolving Loan Commitment 100% of the Revolving Loan Commitment held by such Lender immediately prior to the 2014 Revolving Loan Commitment Extension Effective Date and (z) agrees that the amount of its Revolving Loans and Revolving Loan Commitment will, to the extent of its 2017 Revolving Loan Commitment Exchanged Amount (as defined below), be set forth in Schedule A hereto under the heading “2017 Revolving Loan Commitment” and such Loans and Commitment will be exchanged and reclassified to become 2017 Revolving Loans and a 2017 Revolving Loan Commitment, respectively, pursuant to the provisions of Section 2.16 of the Credit Agreement (the actions described in this clause (a) being referred to herein as the “2014 Revolving Extension”).

2.              The Revolving Loans and Revolving Loan Commitment of each 2016 Revolving Lender that is not party hereto shall remain outstanding and be reclassified as 2016 Revolving Loans and a 2016 Revolving Loan Commitments, respectively, in the amounts set forth in Schedule A hereto under the heading “2016 Revolving Loan Commitment”, on the same terms as in existence prior to the 2014 Revolving Loan Commitment Extension Effective Date (other than those terms that are amended pursuant to Section II(7) hereunder).

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3.              It is agreed that this Sixth Amendment shall be deemed to be an “Extension Offer”, the 2017 Revolving Loan Commitment shall be deemed to be “Extended Revolving Commitments” and the 2017 Revolving Lenders shall be deemed to be “Extending Lenders”, in each case under and as defined in the Credit Agreement (as amended by this Sixth Amendment), in each case, as applicable.

4.              As used herein, “2017 Revolving Loan Commitment Exchanged Amount” shall mean, with respect to any Lender that submits to the Administrative Agent a signature page to this Sixth Amendment offering to exchange all of such Lender’s Revolving Loan Commitment in effect immediately prior to the 2014 Revolving Loan Commitment Extension Effective Date to a 2017 Revolving Loan Commitment at or prior to the Extension Deadline (each such Lender, a “Submitting Revolving Lender”, and the amount of such Revolving Loan Commitment submitted for exchange by such Lender as set forth on its signature page to this Sixth Amendment, the “Submitted Revolving Loan Commitment Amount” of such Lender), an amount equal to the Submitted Revolving Loan Commitment Amount of such Lender.

5.              Immediately following the 2014 Revolving Loan Commitment Extension Effective Date, the Borrowers shall reduce the Total Unutilized Revolving Loan Commitment by reducing the 2017 Revolving Loan Commitment of each 2017 Revolving Lender by 20%, rounded upward or downward to the nearest whole $0.01 in a manner as the Administrative Agent and the Borrowers shall reasonably agree.

6.              On and after the date of delivery of a signature page by any Submitting Revolving Lender until the 2014 Revolving Loan Commitment Extension Effective Date, Revolving Loan Commitments comprising the Submitted Revolving Loan Commitment Amount of each Lender shall continue to be subject to the offer to exchange made on the date of such signature page’s delivery, notwithstanding any later transfer and/or assignment of all or a portion of such Submitted Revolving Loan Commitment Amount to another Eligible Transferee prior to the 2014 Revolving Loan Commitment Extension Effective Date.

7.              The Credit Agreement is, effective as of the 2014 Revolving Loan Commitment Extension Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex I hereto, except that any Schedule or Exhibit to the Credit Agreement not amended pursuant to the terms of this Sixth Amendment or otherwise included as part of said Annex I shall remain in effect without any amendment or other modification thereto.  Said Annex I has been blacklined to show all changes from the Credit Agreement as it was in effect after the effectiveness of the Fifth Amendment dated as of July 23, 2013, it being agreed that, by virtue of this Sixth Amendment upon the effectiveness hereof, the Credit Agreement shall be in effect as set forth on Annex I. For the avoidance of doubt, the amendments and other modifications to the Credit Agreement provided for in Section I above are reflected in said Annex I.

8.              The Credit Agreement is, effective as of the 2014 Revolving Loan Commitment Extension Effective Date, hereby further amended by (i) restating Exhibit J thereto and (ii) replacing Exhibit B-3 thereto with Exhibit B-3-A and Exhibit B-3-B, in each case in the forms attached hereto.

III.                  Miscellaneous Provisions.

1.              In order to induce the Lenders to enter into this Sixth Amendment, the Borrowers hereby represent and warrant that:

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(a)                                 no Default or Event of Default exists as of the Sixth Amendment Effective Date (as defined below), both before and immediately after giving effect to this Sixth Amendment; and

(b)                                 all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the Sixth Amendment Effective Date, both before and after giving effect to this Sixth Amendment, with the same effect as though such representations and warranties had been made on and as of the Sixth Amendment Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date).

2.              This Sixth Amendment is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement, any other Credit Documents or any of the other instruments or agreements referred to therein or (ii) prejudice any right or rights which any of the Lenders or the Administrative Agent now have or may have in the future under or in connection with the Credit Agreement, any other Credit Documents or any of the other instruments or agreements referred to therein.

3.              By executing and delivering a counterpart hereof, the Borrowers and each Subsidiary Guarantor hereby agrees that all Loans shall be guaranteed and secured pursuant to and in accordance with the terms and provisions of each of the U.S. Guaranty and Collateral Agreement and the Canadian Guaranty and Collateral Agreement and the other Security Documents in accordance with the terms and provisions thereof.

4.              This Sixth Amendment may be executed in any number of counterparts (including by way of facsimile or other electronic transmission) and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A complete set of counterparts shall be lodged with the Borrowers and the Administrative Agent.

5.              THIS SIXTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

6.              The amendments set forth in Sections I(8), I(14) and I(15) of this Sixth Amendment shall become effective on the date (the “Sixth Amendment Effective Date”) when each of the following conditions shall have been satisfied or waived by the applicable party:

(a)                                 no Default or Event of Default exists as of the Sixth Amendment Effective Date, both before and immediately after giving effect to this Sixth Amendment;

(b)                                 all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the Sixth Amendment Effective Date, both before and after giving effect to Sections I(8), I(14) and I(15) of this Sixth Amendment, with the same effect as though such representations and warranties had been made on and as of the Sixth Amendment Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language

14

shall be true and correct in all respects on such date);

(c)                                  the Borrowers, the Administrative Agent and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to LendAmend LLC (facsimile number: 310-388-0370 / e-mail address: WalterEnergy@lendamend.com / online submission at www.LendAmend.com);

(d)                                 the Borrowers shall have paid to the Administrative Agent (or its applicable affiliate) all fees (other than the Amendment Fee (as defined below), which shall be paid in accordance with Section 9 below), costs and expenses (including, without limitation, reasonable legal fees and expenses) payable to the Administrative Agent (or its applicable affiliate) to the extent then due.

7.              The amendments set forth in Sections I(1) through I(7), I(9) through I(13), and I(16) through I(29) of this Sixth Amendment shall become effective on the date (the “Sixth Amendment Completion Date”) when each of the following conditions shall have been satisfied or waived by the applicable party:

(a)                                 the Sixth Amendment Effective Date shall have occurred;

(b)                                 no Default or Event of Default exists as of the Sixth Amendment Completion Date, both before and immediately after giving effect to this Sixth Amendment;

(c)                                  all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the Sixth Amendment Completion Date, both before and after giving effect to Sections I(1) through I(7), I(9) through I(13), and I(16) through I(29) of this Sixth Amendment, with the same effect as though such representations and warranties had been made on and as of the Sixth Amendment Completion Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date);

(d)                                 the Minimum Extension Condition (as defined below) shall have been satisfied;

(e)                                  the Borrowers shall have paid to the Administrative Agent (or its applicable affiliate) all fees (other than the Amendment Fee (as defined below), which shall be paid in accordance with Section 9 below), costs and expenses (including, without limitation, reasonable legal fees and expenses) payable to the Administrative Agent (or its applicable affiliate) to the extent then due; and

(f)                                   (i) the Borrowers shall have received proceeds of Permitted Second Lien Notes, Permitted Unsecured Notes and/or Permitted Convertible Notes in an aggregate principal amount equal to least $350,000,000 (collectively, “Permitted Junior Capital”), (ii) the Borrowers shall have received proceeds of Indebtedness (inclusive of the Permitted Junior Capital contemplated by clause (i) above but excluding Revolving Loans) in an aggregate principal amount equal to at least $400,000,000 and (iii) the entire aggregate amount of A Term Loans (and any interest thereon) shall have been paid in full on or prior to the date that is six months from the date hereof.

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8.              (a) The amendments set forth in Section II of this Sixth Amendment shall become effective on the date (the “2014 Revolving Loan Commitment Extension Effective Date”) when each of the following conditions shall have been satisfied:

(i)                                     no Default or Event of Default exists as of the Sixth Amendment Effective Date, both before and immediately after giving effect to this Sixth Amendment;

(ii)                                  all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the 2014 Revolving Loan Commitment Extension Effective Date, both before and after giving effect to Section II of this Sixth Amendment, with the same effect as though such representations and warranties had been made on and as of the 2014 Revolving Loan Commitment Extension Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date);

(iii)                               the Submitting Revolving Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to LendAmend LLC (facsimile number: 310-388-0370 / e-mail address: WalterEnergy@lendamend.com / online submission at www.LendAmend.com);

(iv)                              Submitted Revolving Loan Commitment Amount shall be equal to at least 90% of the Total Revolving Loan Commitment at such time (unless such condition is waived by the Borrowers) (the “Minimum Extension Condition”);

(v)                                 the Sixth Amendment Completion Date shall have occurred or shall occur substantially simultaneously with the 2014 Revolving Loan Commitment Extension Effective Date;

(vi)                              the Administrative Agent shall have received (A) a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors, other managers or general partner of each Credit Party (or a duly authorized committee thereof) authorizing the execution, delivery and performance of this Sixth Amendment and the performance of the Credit Agreement and the other Credit Documents, in each case as modified by this Sixth Amendment, certified as of the 2014 Revolving Loan Commitment Extension Effective Date by an Authorized Officer of each Credit Party as being in full force and effect without modification or amendment and (B) good standing certificates for each Credit Party for each jurisdiction in which such Credit Party is organized;

(vii)                           the Administrative Agent shall have received from Simpson Thacher & Bartlett LLP, counsel to the Borrowers, executed legal opinions covering such matters as the Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Administrative Agent;

(viii)                        the Borrowers shall have paid to the Administrative Agent on behalf of each Lender which delivers to the Administrative Agent (or its counsel) an executed counterpart hereof by 5:00 p.m. (New York City time) on March 17, 2014 agreeing to exchange its Revolving Loan Commitment into a 2017 Revolving Loan Commitment, an extension fee (the “Extension Fee” in

16

an amount equal to 50 basis points of the 2017 Revolving Loan Commitment of such Lender (after giving effect to the reduction set forth in Section II(5)) (it being understood that the Borrowers shall have no liability to pay the Extension Fee if the 2014 Revolving Loan Commitment Extension Effective Date does not occur).

(b)  The Administrative Agent shall notify the Borrowers and the Lenders of the 2014 Revolving Loan Commitment Extension Effective Date promptly after the occurrence thereof, and shall deliver to the Borrowers and the Lenders a completed copy of Schedule A to this Sixth Amendment reflecting the 2016 Revolving Loan Commitment of each 2016 Revolving Lender and 2017 Revolving Loan Commitment of each 2017 Revolving Credit Lender (after giving effect to the reduction set forth in Section II(5)), in each case after giving effect to the 2014 Revolving Loan Commitment Extension Effective Date.

9.              The Borrowers hereby agree that, so long as the Sixth Amendment Effective Date occurs, they shall pay to the Administrative Agent on behalf of each Lender which delivers to the Administrative Agent (or its counsel) an executed counterpart hereof by 5:00 p.m. (New York City time) on March 17, 2014 (or, if later, on the Sixth Amendment Effective Date), a non-refundable cash fee (the “Amendment Fee”) in Dollars in an amount equal to the sum of (x) 25 basis points of the aggregate principal amount of such Lender’s A Term Loans outstanding as of the Sixth Amendment Effective Date, (y) 25 basis points of the aggregate principal amount of such Lender’s Revolving Loan Commitment (prior to giving effect to the reduction set forth in Section II(5)) in effect as of the Sixth Amendment Effective Date and (z) 50 basis points of the aggregate principal amount of such Lender’s B Term Loans outstanding as of the Sixth Amendment Effective Date.  The Amendment Fee shall be paid by the Borrowers to the Administrative Agent for distribution to the relevant Lenders not later than the Business Day following the Sixth Amendment Effective Date.

10.       This Sixth Amendment shall constitute a “Credit Document” for purposes of the Credit Agreement and the other Credit Documents.

11.       From and after each of the Sixth Amendment Effective Date, the Sixth Amendment Completion Date and the 2014 Revolving Loan Commitment Extension Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified by each of the amendments effected on such respective dates, as the context may require.

*      *      *

17

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Sixth Amendment to be duly executed and delivered as of the date first above written.

WALTER ENERGY, INC.

By:
Name:
Title:

WESTERN COAL ULC

By:
Name:
Title:

WALTER ENERGY CANADA HOLDINGS, INC.

By:
Name:
Title:

PINE VALLEY COAL LTD.

By:
Name:
Title:

0541237 B.C. LTD.

By:
Name:
Title:

WOLVERINE COAL ULC

By:
Name:
Title:

WALTER ENERGY HOLDINGS, LLC

By:
Name:
Title:

BLUE CREEK SALES, INC.

By:
Name:
Title:

CLEARWATER ENERGY, INC.

By:
Name:
Title:

HAMER PROPERTIES, INC.

By:
Name:
Title:

J.W. WALTER, INC.

By:
Name:
Title:

J.W.I. HOLDINGS CORPORATION

By:
Name:
Title:

JIM WALTER RESOURCES, INC.

By:
Name:
Title:

LAND HOLDINGS CORPORATION

By:
Name:
Title:

TAFT COAL SALES & ASSOCIATES, INC.

By:
Name:
Title:

TUSCALOOSA RESOURCES, INC.

By:
Name:
Title:

WALTER BLACK WARRIOR BASIN LLC

By:
Name:
Title:

[Signature Page to Sixth Amendment to Walter Energy Credit Agreement]

WALTER COKE, INC.

By:
Name:
Title:

WALTER EXPLORATION & PRODUCTION LLC

By:
Name:
Title:

WALTER LAND COMPANY

By:
Name:
Title:

WALTER MINERALS, INC.

By:
Name:
Title:

WALTER NATURAL GAS, LLC

By:
Name:
Title:

WALTER CANADIAN COAL PARTNERSHIP,
by its managing partner, Walter Canadian Coal ULC

By:
Name:
Title:

[Signature Page to Sixth Amendment to Walter Energy Credit Agreement]

CAMBRIAN ENERGYBUILD HOLDINGS ULC

By:
Name:
Title:

WILLOW CREEK COAL ULC

By:
Name:
Title:

WILLOW CREEK COAL PARTNERSHIP,
by its managing partner, Willow Creek Coal ULC

By:
Name:
Title:

WALTER CANADIAN COAL ULC

By:
Name:
Title:

WOLVERINE COAL PARTNERSHIP,
by its managing partner, Wolverine Coal ULC

By:
Name:
Title:

BRULE COAL ULC

[Signature Page to Sixth Amendment to Walter Energy Credit Agreement]

By:
Name:
Title:

BRULE COAL PARTNERSHIP,
by its managing partner, Brule Coal ULC

By:
Name:
Title:

[Signature Page to Sixth Amendment to Walter Energy Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, Collateral Agent, Swingline Lender (solely with respect to amendments to the Credit Agreement contemplated by clause (3) of the second proviso of Section 13.12 of the Credit Agreement), Issuing Lender (solely with respect to amendments to the Credit Agreement contemplated by clause (2) of the second proviso of Section 13.12 of the Credit Agreement) and a Lender

By:
Name:
Title:

MORGAN STANLEY BANK, N.A., as a Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as Issuing Lender (solely with respect to amendments to the Credit Agreement contemplated by clause (2) of the second proviso of Section 13.12 of the Credit Agreement)

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as Issuing Lender (solely with respect to amendments to the Credit Agreement contemplated by clause (2) of the second proviso of Section 13.12 of the Credit Agreement)

By:
Name:
Title:

[Signature Page to Sixth Amendment to Walter Energy Credit Agreement]

SIGNATURE PAGE TO SIXTH AMENDMENT TO THE CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG WALTER ENERGY, INC., WESTERN COAL ULC, WALTER ENERGY CANADA HOLDINGS, INC., THE LENDERS PARTY HERETO, THE SUBSIDIARY GUARANTORS PARTY HERETO AND MORGAN STANLEY SENIOR FUNDING, INC., AS ADMINISTRATIVE AGENT

Lenders should check one box below:

☐ Indicates Lender with no Revolving Loan Commitment that consents to the amendments reflected in the Sixth Amendment

☐  Indicates RL Lender that consents to the amendments reflected in the Sixth Amendment with respect to all of its Revolving Loan Commitments and all of its outstanding Term Loans and agrees to exchange 100% of its Revolving Loan Commitment into a 2017 Revolving Loan Commitment

☐ Indicates RL Lender that consents to the amendments reflected in the Sixth Amendment and does not agree to exchange its Revolving Loan Commitment into a 2017 Revolving Loan Commitment

[NAME OF INSTITUTION]

By:
Name:
Title:

[Signature Page to Sixth Amendment to Walter Energy Credit Agreement]

Schedule I

[REVOLVING LOAN COMMITMENTS]

Schedule A

[SUBMITTED AMOUNTS, REDUCTION OF EXTENDED COMMITMENTS]

Annex I

[BLACKLINED CREDIT AGREEMENT]

Other Exhibits

[TO COME]

Annex I

CREDIT AGREEMENT

among

WALTER ENERGY, INC.,

as U.S. Borrower

WESTERN COAL CORP.,

WALTER ENERGY CANADA HOLDINGS, INC.,

as Canadian Borrowers

VARIOUS LENDERS,

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as ADMINISTRATIVE AGENT

Dated as of April 1, 2011

MORGAN STANLEY SENIOR FUNDING, INC., CREDIT AGRICOLE CORPORATE AND
INVESTMENT BANK and THE BANK OF NOVA SCOTIA,
as JOINT LEAD ARRANGERS and JOINT BOOK-RUNNERS

MORGAN STANLEY SENIOR FUNDING, INC., UNION BANK, N.A. AND BANK OF AMERICA, N.A.,

as CO-DOCUMENTATION AGENTS

CREDIT AGREEMENT, dated as of April 1, 2011, among Walter Energy, Inc., a Delaware corporation, Western Coal Corp., a corporation existing under the laws of the Canadian province of British Columbia, Walter Energy Canada Holdings, Inc., a corporation existing under the laws of the Canadian province of British Columbia, the Lenders party hereto from time to time and Morgan Stanley Senior Funding, Inc., as Administrative Agent.  All capitalized terms used herein and defined in Section 1.01 are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrowers the respective credit facilities provided for herein;

NOW, THEREFORE, IT IS AGREED:

SECTION 1.                            Definitions and Accounting Terms.

1.01.                     Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“2014 Revolving Loan Commitment Extension Effective Date” shall have the meaning set forth in the Sixth Amendment.

“2016 Revolving Loan Commitment” shall mean (a) prior to the 2014 Revolving Loan Commitment Extension Effective Date, with respect to each RL Lender, its Revolving Loan Commitment and (b) (i) with respect to each RL Lender on the 2014 Revolving Loan Commitment Extension Effective Date that does not execute a signature page to the Sixth Amendment indicating that an amount of such Lender’s Revolving Loan Commitment is to be extended and reclassified, the amount of the Revolving Loan Commitment of such RL Lender (which shall be set forth on Schedule A to the Sixth Amendment under the heading “2016 Revolving Loan Commitment”), which Commitment shall terminate on the 2016 Revolving Loan Maturity Date, as such 2016 Revolving Loan Commitment may be reduced from time to time pursuant to the terms hereof and (ii) in the case of any Lender that receives an assignment of any portion of a 2016 Revolving Loan Commitment that was held by a 2016 Revolving Lender on the 2014 Revolving Loan Commitment Extension Effective Date, the amount specified as such Lender’s “2016 Revolving Loan Commitment” in the Assignment and Assumption Agreement pursuant to which such Lender assumed a portion of the Total 2016 Revolving Loan Commitment, as such Revolving Loan Commitment may be reduced from time to time pursuant to the terms hereof.  As of the 2014 Revolving Loan Commitment Extension Effective Date, the aggregate amount of 2016 Revolving Loan Commitments outstanding is $64.4 million.

“2016 Revolving Lender” shall mean (a) prior to the 2014 Revolving Loan Commitment Extension Effective Date, each RL Lender, (b) as of the 2014 Revolving Loan Commitment Extension Effective Date, each RL Lender on the 2014 Revolving Loan Commitment Extension Effective Date that does not execute a signature page to the Sixth Amendment indicating that an amount of such Lender’s Revolving Loan Commitment is to be extended and reclassified pursuant to the Sixth Amendment whose name and the aggregate principal amount of its Revolving Loan Commitment not so extended and reclassified are set forth on Schedule A to the Sixth Amendment under the heading “2016 Revolving Loan Commitment” and (c) after the 2014 Revolving Loan Commitment Extension Effective Date, each Lender that holds a 2016 Revolving Loan Commitment.

“2016 Revolving Loan” shall mean Revolving Loans made by any 2016 Revolving Lender pursuant to its 2016 Revolving Loan Commitment.

“2016 Revolving Loan Maturity Date” shall mean the fifth anniversary of the Initial Borrowing Date.

“2017 Revolving Loan Commitment” shall mean, (a) with respect to each RL Revolving Lender on the 2014 Revolving Loan Commitment Extension Effective Date that executes a signature page to the Sixth Amendment indicating that all of such Lender’s Revolving Loan Commitment is to be extended and reclassified, the amount of the Revolving Loan Commitment of such RL Revolving Lender (after giving effect to the Commitment reduction contemplated by Section II(5) of the Sixth Amendment) (which shall be set forth on Schedule A to the Sixth Amendment under the heading “2017 Revolving Loan Commitment”), which Commitment shall terminate on the 2017 Revolving Loan Maturity Date, as such 2017 Revolving Loan Commitment may be reduced from time to time pursuant to the terms hereof, (b) in the case of any Lender that receives an assignment of any portion of a 2017 Revolving Loan Commitment that was held by a 2017 Revolving Lender on the 2014 Revolving Loan Commitment Extension Effective Date, the amount specified as such Lender’s “2017 Revolving Loan Commitment” in the Assignment and Assumption Agreement pursuant to which such Lender assumed a portion of the Total 2017 Revolving Loan Commitment, as such Revolving Loan Commitment may be reduced from time to time pursuant to the terms hereof and (c) in the case of any 2017 Revolving Lender that increases its 2017 Revolving Loan Commitment or becomes a Lender in respect of a Revolving Commitment Increase, in each case pursuant to Section 2.14, the amount specified in the applicable Incremental Amendment, as such 2017 Revolving Loan Commitment may be reduced from time to time pursuant to the terms hereof.  As of the 2014 Revolving Loan Commitment Extension Effective Date, after giving effect to the Commitment reduction contemplated by Section II(5) of the Sixth Amendment, the aggregate amount of 2017 Revolving Loan Commitments outstanding is $228.5 million.

“2017 Revolving Lender” shall mean (a) as of the 2014 Revolving Loan Commitment Extension Effective Date, each RL Lender on the 2014 Revolving Loan Commitment Extension Effective Date that executes a signature page to the Sixth Amendment indicating that all of such Lender’s Revolving Loan Commitment is to be extended and reclassified pursuant to the Sixth Amendment whose name and the aggregate principal amount of its Revolving Loan Commitment so extended and reclassified (after giving effect to the Commitment reduction contemplated by Section II(5) of the Sixth Amendment) are set forth on Schedule A to the Sixth Amendment under the heading “2017 Revolving Loan Commitment” and (b) after the 2014 Revolving Loan Commitment Extension Effective Date, each Lender that holds a 2017 Revolving Loan Commitment.

“2017 Revolving Loan” shall mean Revolving Loans made by any 2017 Revolving Lender pursuant to its 2017 Revolving Loan Commitment.

“2017 Revolving Loan Maturity Date” shall mean October 1, 2017.

“A Term Loan” shall have the meaning provided in Section 2.01(a).

“A Term Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule 1.01(a) directly below the column entitled “A Term Loan Commitment,” as the same may be terminated pursuant to Sections 4.03 and/or 11.

“A Term Loan Maturity Date” shall mean the fifth anniversary of the Initial Borrowing Date.

“A Term Note” shall have the meaning provided in Section 2.05(a).

“A TL Percentage” shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principal amount of all A Term Loans outstanding at such time and the denominator of which is equal to the aggregate principal amount of all Term Loans outstanding at such time.

“Acquired Entity or Business” shall mean either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of the U.S. Borrower or (y) 100% of the Equity Interests of any such Person, which Person shall, as a result of the acquisition of such Equity Interests, become a Subsidiary of the U.S. Borrower.

“Acquisition” shall mean the U.S. Borrower’s indirect acquisition of 100% of the outstanding capital stock of Target, pursuant to a court-approved plan of arrangement as set forth in the Acquisition Agreement.

“Acquisition Agreement” shall mean the Arrangement Agreement dated as of December 2, 2010 by and among the U.S. Borrower and the Target (as amended through the date hereof).

“Acquisition Documents” shall mean the Acquisition Agreement and all other agreements and documents relating to the Acquisition, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Additional Lender” shall have the meaning provided in Section 2.14(d).

“Additional Security Documents” shall have the meaning provided in Section 9.11(b).

“Adjustable Applicable Margins” shall have the meaning provided in the definition of Applicable Margin.

“Adjusted Consolidated Net Income” shall mean, for any period, Consolidated Net Income for such period plus the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period, less the amount of all net non-cash gains and non-cash credits which were included in arriving at Consolidated Net Income for such period.

“Adjusted Consolidated Working Capital” shall mean, at any time, Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities at such time.  For purposes of calculating Adjusted Consolidated Working Capital for any period in which a Permitted Acquisition occurs, the “consolidated current assets” and “consolidated current liabilities” of any Acquired Entity or Business (determined on a basis consistent with the corresponding definitions herein, with appropriate reference changes) as of the date such Permitted Acquisition is consummated shall be added to Consolidated Current Assets or Consolidated Current Liabilities, as the case may be, as of the first day of the applicable period.

“Administrative Agent” shall mean Morgan Stanley Senior Funding, Inc., in its capacity as Administrative Agent for the Lenders hereunder and under the other Credit Documents, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person.  A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that none of the Administrative Agent, any Lender or any of their respective Affiliates shall be considered an Affiliate of the U.S. Borrower or any Subsidiary thereof.

“Agent-Related Person” shall have the meaning set forth in Schedule 2.15.

“Aggregate Canadian Borrower Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of all Canadian Borrower Revolving Loans then outstanding (for this purpose, using the Dollar Equivalent of amounts not denominated in Dollars), (b) the aggregate amount of all Letter of Credit Outstandings (for this purpose, using the Dollar Equivalent of amounts not denominated in Dollars) at such time in respect of Letters of Credit issued for the accounts of the Canadian Borrowers (exclusive of Letter of Credit Outstandings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Canadian Borrower Revolving Loans or Canadian Borrower Swingline Loans) and (c) the aggregate principal amount of all Canadian Borrower Swingline Loans (for this purpose, using the Dollar Equivalent of amounts not denominated in Dollars) then outstanding (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Canadian Borrower Revolving Loans).

“Aggregate Canadian Dollar Denominated Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of all Canadian Dollar Denominated Revolving Loans then outstanding (for this purpose, using the Dollar Equivalent of such amounts), (b) the aggregate amount of all Letter of Credit Outstandings (for this purpose, using the Dollar Equivalent of such amounts) at such time in respect of Letters of Credit denominated in Canadian Dollars (exclusive of Letter of Credit Outstandings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans or Swingline Loans) and (c) the aggregate principal amount of all Canadian Dollar Denominated Swingline Loans (for this purpose, using the Dollar Equivalent of such amounts) then outstanding (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans).

“Aggregate Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans then outstanding (for this purpose, using the Dollar Equivalent of amounts not denominated in Dollars), (b) the aggregate amount of all Letter of Credit Outstandings (for this purpose, using the Dollar Equivalent of amounts not denominated in Dollars) at such time (exclusive of Letter of Credit Outstandings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Loans) and (c) the aggregate principal amount of all Swingline Loans (for this purpose, using the Dollar Equivalent of amounts not denominated in Dollars) then outstanding (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans).

“Aggregate Letter of Credit Exposure” shall mean, at any time, the aggregate amount of all Letter of Credit Outstandings (for this purpose, using the Dollar Equivalent of amounts not denominated in Dollars) at such time. The Letter of Credit Exposure of any Lender at any time shall be its RL Percentage of the total Letter of Credit Exposure at such time.

“Aggregate Swingline Exposure” shall mean, at any time, the aggregate principal amount of all Swingline Loans (for this purpose, using the Dollar Equivalent of amounts not denominated in Dollars) outstanding at such time. The Swingline Exposure of any Lender at any time shall be its RL Percentage of the total Swingline Exposure at such time.

“Aggregate Unutilized Revolving Loan Commitment” shall mean the Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans at such time and (ii) the Letter of Credit Outstandings at such time.

“Agreement” shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

“Applicable Excess Cash Flow Percentage” shall mean, with respect to any Excess Cash Payment Date, 50%; provided that if on the last day of the relevant Excess Cash Payment Period, the Total Leverage Ratio for the Test Period then most recently ended (as set forth in the officer’s certificate delivered (or required to be delivered) with respect to such Test Period pursuant to Section 9.01(e)) is (i)(a) less than 1.50:1.00 and (b) greater than or equal to 1.00:1.00, then the Applicable Excess Cash Flow Percentage shall instead be 25% or (ii) less than 1.00:1.00, then the Applicable Excess Cash Flow Percentage shall instead be 0%.

“Applicable Margin” shall mean (I) prior to the Fifth Amendment Effective Date, with respect to the A Term Loans, B Term Loans, Revolving Loans and Swingline Loans, the applicable rates set forth in the definition of “Applicable Margin” without giving effect to the Fifth Amendment and (II) thereafter, a percentage per annum initially equal to:

(i)                                     in the case of A Term Loans maintained as (A) Base Rate Loans, 4.50%, and (B) LIBOR Loans, 5.50%;

(ii)                                  in the case of B Term Loans maintained as (A) Base Rate Loans, (1) prior to the Sixth Amendment Completion Date, 4.75% and (2) on and after the Sixth Amendment Completion Date, 5.25% and (B) LIBOR Loans, (1) prior to the Sixth Amendment Completion Date, 5.75% and (2) on and after the Sixth Amendment Completion Date, 6.25%;

(iii)                               in the case of Revolving Loans maintained as (A) Base Rate Loans, 4.50% (B) LIBOR Loans, 5.50%, (C) Canadian Prime Rate Loans, 4.50% and (D) Canadian CDOR Rate Loans, 5.50%; and

(iv)                              in the case of Swingline Loans, maintained as (A) Base Rate Loans, 4.50% and (B) Canadian Prime Rate Loans, 4.50%.

From and after each day of delivery of any certificate delivered in accordance with the first sentence of the following paragraph indicating an entitlement to a different margin for any Revolving Loans or Swingline Loans than that described in the immediately preceding sentence (each, a “Start Date”) to and including the applicable End Date described below, the Applicable Margins for such Tranches of Loans (hereinafter, the “Adjustable Applicable Margins”) shall be those set forth below opposite the Total Leverage Ratio indicated to have been achieved in any certificate delivered in accordance with the following sentence:

Total Leverage Ratio	Revolving Loan LIBOR Margin	Revolving Loan and Swingline Loan Base Rate Margin	Revolving Loan CDOR Rate Margin	Revolving Loan and Swingline Loan Canadian Prime Rate Margin

Greater than 4.50 to 1.00	5.50%	4.50%	5.50%	4.50%
Greater than 3.75 to 1.00 but less than or equal to 4.50 to 1.00	5.25%	4.25%	5.25%	4.25%
Greater than 3.00 to 1.00 but less than or equal to 3.75 to 1.00	5.00%	4.00%	5.00%	4.00%
Greater than 2.50 to 1.00 but less than or equal to 3.00 to 1.00	4.75%	3.75%	4.75%	3.75%
Less than or equal to 2.50 to 1.00	4.50%	3.50%	4.50%	3.50%

The Total Leverage Ratio used in a determination of Adjustable Applicable Margins shall be determined based on the delivery of a certificate of the U.S. Borrower (each, a “Quarterly Pricing Certificate”) by an Authorized Officer of the U.S. Borrower to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Lender), within 45 days of the last day of any Fiscal Quarter of the U.S. Borrower, and within 90 days of the last day of the Fiscal Year which certificate shall set forth the calculation of the Total Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date.  The Adjustable Applicable Margins so determined shall apply, except as set forth in the succeeding sentence, from the relevant Start Date to the date on which the next certificate is delivered to the Administrative Agent (such date, the “End Date”).  Notwithstanding anything to the contrary contained above in this definition, the Adjustable Applicable Margins shall be the highest adjustable applicable margins set forth in the chart above for the respective Tranche at all times during which there shall exist any Event of Default.

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Total Leverage Ratio set forth in any Quarterly Pricing Certificate delivered for any period is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Margin that is less than that which would have been applicable had the Total Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Margin” for any day occurring within the period covered by such Quarterly Pricing Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Total Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrowers for the relevant period pursuant to Sections 2.08(a) and (b) and 4.01(b) as a result of the miscalculation of the Total Leverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of Section 2.08(a) or (b) or Section 4.01(b), as applicable, at the time the interest or fees for such period were required to be paid pursuant to said Section on the same basis as if the Total Leverage Ratio had been accurately set forth in such Quarterly Pricing Certificate (and shall remain due and payable until paid in full, together with all amounts owing under Section 2.08(d), in accordance with the terms of this Agreement).

“Applicable Threshold Price” shall have the meaning set forth in Schedule 2.15.

“Approved Fund” shall mean with respect to any Lender which is a fund that invests in loans, any other fund that invests in loans that is managed by the same investment advisor as such Lender or by an Affiliate of such Lender or such investment advisor.

“Asset Sale” shall mean any sale, transfer or other disposition by the U.S. Borrower or any of its Subsidiaries to any Person (including by way of redemption by such Person) other than to the U.S. Borrower or a Wholly-Owned Subsidiary of the U.S. Borrower of any asset (including, without limitation, any capital stock or other securities of, or Equity Interests in, another Person), but (x) excluding sales of assets pursuant to Sections 10.02(ii), (vi), (vii), (viii), (ix), (x), (xi), (xii), (xiv) and (xv) and (y) any other sale, transfer or disposition (for such purpose, treating any series of related sales, transfers or dispositions as a single such transaction) that generates Net Sale Proceeds of less than $10,000,000.

“Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit J (appropriately completed).

“Auction” shall have the meaning set forth in Section 2.15(a).

“Auction Amount” has the meaning set forth in Schedule 2.15.

“Auction Assignment and Assumption” has the meaning set forth in Schedule 2.15.

“Auction Manager” shall have the meaning set forth in Section 2.15(a).

“Auction Notice” has the meaning set forth in Schedule 2.15.

“Authorized Officer” shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion/Continuation and similar notices, any person or persons that has or have been authorized by the board of directors of the Borrowers to deliver such notices pursuant to this Agreement, (ii) delivering financial information and officer’s certificates pursuant to this Agreement, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, controller or principal accounting officer of the Borrowers, and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of the Borrowers.

“Available Currency” shall mean U.S. Dollars and Canadian Dollars.

“Available Incremental Amount” shall mean, at any date of determination, the remainder of (A) $350,000,000 minus (B) the sum of (i) the aggregate principal amount (or face amount, if issued at a discount) of all Secured Notes issued pursuant to Section 10.04(xx)(VI) on or prior to such date (other than any Secured Notes described in clause (c) of the definition thereof), (ii) the aggregate principal amount of all Incremental Term Loans incurred pursuant to Section 2.14 on or prior to such date and (iii) the aggregate amount of all Revolving Loan Commitments incurred pursuant to Section 2.14 on or prior to such date.

“B Term Loan” shall have the meaning provided in Section 2.01(b).

“B Term Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule 1.01(a) directly below the column entitled “B Term Loan Commitment,” as the same may be terminated pursuant to Sections 4.03 and/or 11.

“B Term Loan Lender” shall have the meaning set forth in Section 5.02(j).

“B Term Loan Maturity Date” shall mean the seventh anniversary of the Initial Borrowing Date.

“B Term Note” shall have the meaning provided in Section 2.05(a).

“B TL Percentage” shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principal amount of all B Term Loans outstanding at such time and the denominator of which is equal to the aggregate principal amount of all Term Loans outstanding at such time.

“Back-Stop Arrangements” shall mean Letter of Credit Back-Stop Arrangements.

“Bankruptcy Code” shall have the meaning provided in Section 11.05.

“Base Rate” shall mean, at any time, the highest of (i) the Prime Lending Rate at such time, (ii) 1/2 of 1% per annum in excess of the overnight Federal Funds Rate at such time, (iii) the LIBO Rate for a LIBOR Loan denominated in dollars with a one-month interest period commencing on such day plus 1.00% and (iv) when calculating interest on B Term Loans, 2.00% per annum. For purposes of this definition, the LIBO Rate shall be determined using the LIBO Rate as otherwise determined by the Administrative Agent in accordance with the definition of LIBO Rate, except that (x) if a given day is a Business Day, such determination shall be made on such day (rather than two Business Days prior to the commencement of an Interest Period) or (y) if a given day is not a Business Day, the LIBO Rate for such day shall be the rate determined by the Administrative Agent pursuant to preceding clause (x) for the most recent Business Day preceding such day.  Any change in the Base Rate due to a change in the Prime Lending Rate, the Federal Funds Rate or such LIBO Rate shall be effective as of the opening of business on the day of such change in the Prime Lending Rate, the Federal Funds Rate or such LIBO Rate, respectively.

“Base Rate Loan” shall mean (i) each U.S. Dollar Denominated Swingline Loan and (ii) each other U.S. Dollar Denominated Loan designated or deemed designated as such by the relevant Borrower of such U.S. Dollar Denominated Loan at the time of the incurrence thereof or conversion thereto.

“Borrowers” shall mean, collectively, the U.S. Borrower and the Canadian Borrowers.

“Borrowing” shall mean the borrowing of one Type of Loan of a single Tranche denominated in a single available currency by a Borrower from all the Lenders having Commitments of the respective Tranche (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of LIBOR Loans and Canadian CDOR Rate Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 2.10(b) shall be considered part of the related Borrowing of LIBOR Loans.

“Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) (x) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in Dollar deposits or Canadian Dollar deposits, as applicable, in the London interbank market and (y) with respect to all notices, disbursements or payments by the Canadian Borrowers with respect to the Canadian Borrower Revolving Loans, any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Toronto, Canada are authorized or required by law to close.

“Calculation Period” shall mean, with respect to any Permitted Acquisition, any Significant Asset Sale or any other event expressly required to be calculated on a Pro Forma Basis pursuant to the terms of this Agreement, the Test Period most recently ended prior to the date of such Permitted Acquisition, Significant Asset Sale or other event for which financial statements have been delivered to the Lenders pursuant to Section 9.01(a) or (b), as applicable; provided that, with respect to any event required to be calculated on a Pro Forma Basis that occurs prior to the date on which financial statements have been (or are required to be) delivered pursuant to Section 9.01(a) for the Fiscal Quarter ending nearest to June 30, 2011, the “Calculation Period” shall be the period of four consecutive Fiscal Quarters of the U.S. Borrower ended March 31, 2011 (taken as one accounting period), with Consolidated EBITDA, Consolidated Interest Expense (prior to giving pro forma effect to the applicable event required to be calculated on a Pro Forma Basis) being as set forth in the definition of “Test Period”.

“Canadian Borrowers” shall mean Western Coal Corp., Walter Energy Canada Holdings, Inc. and any Successor Borrower of either such entity permitted pursuant to 10.02(x).

“Canadian Borrower Loans” shall mean each Canadian Borrower Revolving Loan and each Canadian Borrower Swingline Loan.

“Canadian Borrower Revolving Loan” shall have the meaning provided in Section 2.01(c).

“Canadian Borrower Swingline Loan” shall have the meaning provided in Section 2.01(d).

“Canadian CDOR Rate” shall mean for any borrowing of Canadian CDOR Rate Loans on any date of determination, the arithmetic average of the discount rates (calculated on an annual basis and rounded to the nearest one-hundredth of 1%, with five-thousandths of 1% being rounded up) for Canadian dollar banker’s acceptances having an aggregate face amount equal to the applicable borrowing of Canadian CDOR Rate Loans and with a term equal or comparable to the applicable Interest Period, that appears on the Reuters Service page CDOR (or such other page as is a replacement page for such banker’s acceptances) at approximately 10:00 a.m., Toronto time, on such date (as adjusted by the Administrative Agent after 10:00 a.m., Toronto time, to reflect any error in any posted rate or in the posted average annual rate subsequently identified by Reuters).

“Canadian CDOR Rate Loans” shall mean each Canadian Dollar Denominated Loan (other than a Swingline Loan) designated as such by the relevant Borrower of such Canadian Dollar Denominated Loan at the time of the incurrence thereof or conversion thereto.

“Canadian Credit Parties” shall mean the Canadian Borrowers and the Canadian Subsidiary Guarantors.

“Canadian Dollar Denominated Loans” shall mean each Loan denominated in Canadian Dollars at the time of the incurrence thereof.

“Canadian Dollar Denominated Revolving Loans” shall mean each Revolving Loan denominated in Canadian Dollars at the time of the incurrence thereof.

“Canadian Dollar Denominated Swingline Loans” shall mean each Swingline Loan denominated in Canadian Dollars at the time of the incurrence thereof.

“Canadian Dollars” and “Cdn.$” shall mean freely transferable lawful money of Canada (expressed in Canadian dollars).

“Canadian GAAP” shall mean generally accepted accounting principles in Canada, as recommended from time to time by the Canadian Institute of Chartered Accountants, applied on a consistent basis.

“Canadian GCA Collateral” shall mean all “Collateral” as defined in the Canadian Guaranty and Collateral Agreement.

“Canadian Guaranty” shall mean the guaranty of the Canadian Subsidiary Guarantors pursuant to Article II of the Canadian Guaranty and Collateral Agreement.

“Canadian Guaranty and Collateral Agreement” shall have the meaning provided in Section 6.10.

“Canadian Insolvency Law” shall mean any of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and the Winding-Up and Restructuring Act (Canada), each as now and hereafter in effect, and any successors to such statutes and any proceeding under applicable corporate law seeking an arrangement or compromise of some or all of the debts of a Person or a stay of proceedings to enforce some or all claims of creditors against a Person.

“Canadian Letter of Credit Fee” shall have the meaning provided in Section 4.01(b).

“Canadian Prime Rate” shall mean, for any day, the rate of interest per annum expressed on the basis of a 365-day year equal to the greater of (i) the per annum rate of interest quoted or established as the “prime rate” of the Administrative Agent (or a Lender reasonably acceptable to the Administrative Agent) which it quotes or establishes for such day as its reference rate of interest in order to determine interest rates for commercial loans in Canadian Dollars in Canada to its Canadian borrowers and (ii) the average rate for Canadian Dollar bankers’ acceptances having a term of 30 days that appears on Reuters Screen CDOR Page (or such other page as may be selected by the Administrative Agent (or a Lender reasonably acceptable to the Administrative Agent) as a replacement page for such bankers’ acceptances if such screen is not available) at approximately 10:00 A.M. (Toronto time) on such day plus 50 basis points per annum, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to any Borrower or any other Person. Any change in the Canadian Prime Rate due to a change in the “prime rate” or the average rate for Canadian Dollar bankers’ acceptances shall be effective as of the opening of business on the effective day of such change in the “prime rate” or the average rate for Canadian Dollar bankers’ acceptances, respectively.

“Canadian Prime Rate Loans” shall mean (a) each Canadian Dollar Denominated Swingline Loan and (b) each Canadian Dollar Denominated Revolving Loan during the period which it bears interest at a rate determined by reference to the Canadian Prime Rate.

“Canadian Subsidiary” of any Person shall mean any Subsidiary of such Person incorporated or organized in Canada or any Province or territory thereof.

“Canadian Subsidiary Guarantors” shall mean each Wholly-Owned Canadian Subsidiary of the U.S. Borrower that is party to the Canadian Guaranty and Collateral Agreement, unless and until such time as the respective Subsidiary is released from all of its obligations under the Canadian Guaranty and Collateral Agreement in accordance with the terms and provisions thereof.

“Capital Expenditures” shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP and, without duplication, the amount of all Capitalized Lease Obligations incurred by such Person.

“Capitalized Lease Obligations” shall mean, with respect to any Person, all rental obligations of such Person which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles, provided that notwithstanding the foregoing, in no event will any obligation in respect of a lease that would have been categorized as an operating lease in accordance with GAAP on the Effective Date be considered a Capitalized Lease Obligation.

“Cardem” shall mean Cardem Insurance Co., Ltd., a Bermuda corporation.

“Cash Equivalents” shall mean, as to any Person,

(i)                                     securities issued or unconditionally guaranteed by the United States government or the government of Canada and, in each case, or any agency or instrumentality thereof, in each case having maturities of not more than twenty-four months from the date of acquisition thereof;

(ii)                                  securities issued by any state of the United States of America, any province of Canada or any political subdivision of any such state, province or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than twenty-four months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);

(iii)                               commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(iv)                              domestic, LIBOR certificates and CDOR certificates of deposit maturing no more than two years (and with respect to bankers’ acceptances, twelve months) after the date of acquisition thereof issued by any Lender or any other bank having combined capital and surplus of not less than $500,000,000 in the case of domestic banks and $100,000,000 (or the Dollar Equivalent thereof) in the case of foreign banks;

(v)                                 repurchase agreements with a term of not more than 90 days for underlying securities of the type described in clauses (i), (ii) and (iv) above entered into with any bank meeting the qualifications specified in clause (iv) above or securities dealers or recognized national standing;

(vi)                              marketable short-term money market and similar funds (x) either having assets in excess of $500,000,000 or (y) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(vii)                           shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (i) through (vi) above;

(viii)                        in the case of Investments by any Foreign Subsidiary or Investments made in a country outside the United States of America, other customarily utilized high-quality Investments in the country where such foreign Subsidiary is located or in which such Investment is made; and

(ix)                              Investment of assets made pursuant to any non-qualified deferred compensation plan sponsored by the U.S. Borrower or its Subsidiaries.

“Change of Control” shall mean (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the economic or voting interests in the U.S. Borrower’s capital stock or (ii) the Board of Directors of the U.S. Borrower shall cease to consist of a majority of Continuing Directors.

“Claims” shall have the meaning provided in the definition of “Environmental Claims”.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Collateral” shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all U.S. GCA Collateral, all Canadian GCA Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to Section 5.02 or 11.

“Collateral Agent” shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

“Commitment” shall mean any of the commitments of any Lender, i.e., an A Term Loan Commitment, a B Term Loan Commitment, a Revolving Loan Commitment, a 2016 Revolving Loan Commitment or a 2017 Revolving Loan Commitment.

“Commitment Commission” shall have the meaning provided in Section 4.01(a).

“Company” shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

“Company Material Adverse Effect” shall mean “Company Material Adverse Effect” as defined in the Acquisition Agreement.

“Compliance Period” shall mean any period during which the Aggregate Exposure (other than (a) cash collateralized Letters of Credit and (b) non-cash collateralized Letters of Credit in an aggregate face amount (for this purpose, using the Dollar Equivalent of amounts not denominated in Dollars) not to exceed $60,000,000) at such time exceeds 30% of the amount of the Total Revolving Commitment.

“Consolidated Current Assets” shall mean, at any time, the consolidated current assets of the U.S. Borrower and its Subsidiaries at such time.

“Consolidated Current Liabilities” shall mean, at any time, the consolidated current liabilities of the U.S. Borrower and its Subsidiaries at such time, but excluding the current portion of any Indebtedness under this Agreement and the current portion of any other long-term Indebtedness which would otherwise be included therein.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, plus:

(a)                                 without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for the U.S. Borrower and its Subsidiaries for such period:

(i)                                     total interest expense and to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, bank fees and costs of surety bonds in connection with financing activities,

(ii)                                  provision for taxes based on income, profits or capital, including federal, foreign state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period, including any penalties and interest relating to any tax examinations,

(iii)                               depreciation, depletion and amortization, including the amortization of deferred financing fees or costs, capitalized software expenditures, customer acquisition costs and incentive payments, conversion costs, contract acquisition costs, and amortization of unrecognized prior service costs and actuarial losses related to pension and other post-employment benefits,

(iv)                              Non-Cash Charges,

(v)                                 the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any Non-Wholly Owned Subsidiary deducted (and not added back) in such period in arriving at Consolidated Net Income,

(vi)                              any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the U.S. Borrower or net cash proceeds of an issuance of Equity Interests (other than Disqualified Equity Interests) of the U.S. Borrower,

(vii)                           to the extent covered by insurance and actually reimbursed, or, so long as the U.S. Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption,

(viii)                        extraordinary losses and unusual or nonrecurring charges, and

(vix)                       with respect to any joint venture, an amount equal to the proportion of those items described in clauses (ii) and (iii) above relating to such joint venture corresponding to the U.S. Borrower’s and its Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Subsidiary), less

(b)                                 without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)                                     extraordinary gains and unusual or non-recurring gains,

(ii)                                  non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period),

(iii)                               gains on asset sales (other than asset sales in the ordinary course of business),

(iv)                              actuarial gains related to pension and other post-employment benefits, and

(v)                                 cash expenditures (or any netting arrangements resulting in increased cash expenditures) not deducted in arriving at Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash losses relating to such income were added in the calculation of Consolidated EBITDA pursuant to paragraph (a) above for any previous period and not deducted, in each case, as determined on a consolidated basis for the U.S. Borrower and its Subsidiaries in accordance with GAAP; provided that

(i)                                            to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of Indebtedness or intercompany balances (including the net loss or gain resulting from Hedge Agreements for currency exchange risk), and

(ii)                                  to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Statement of Financial Accounting Standards No. 133 and its related pronouncements and interpretations.

“Consolidated Interest Expense” shall mean, for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the U.S. Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the U.S. Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Interest Rate Protection Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP, but excluding, for the avoidance of doubt, the amortization of financing fees).  Notwithstanding anything to the contrary contained above, for purposes of determining the Interest Expense Coverage Ratio, to the extent Consolidated Interest Expense is to be determined for any Test Period which ends prior to the first anniversary of the Initial Borrowing Date, Consolidated Interest Expense for all portions of such period occurring prior to the Initial Borrowing Date shall be calculated in accordance with the definition of Test Period contained herein.

“Consolidated Net Income” shall mean, for any period, the net income (loss) of the U.S. Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, after any after-tax effects of,

(a)                                 extraordinary items for such period,

(b)                                 the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income,

(c)                                  expenses incurred in connection with the Acquisition incurred during such period,

(d)                                 any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction,

(e)                                  any effect of income or loss for such period attributable to the early extinguishment of Indebtedness,

(f)                                   accruals and reserves established or adjusted within twelve months after the Effective Date that are so required to be established as a result of the Acquisition in accordance with GAAP or changes as a result of adoption of or modification of accounting policies during such period,

(g)                                  the mark-to-market effects on net income during the period of any derivatives or similar financial instruments, including the ineffective portion of hedging arrangements, and including such effects settled in cash in the period,

(h)                                 the amount of any net income (or loss) for such period from disposed or discontinued operations

(i)                                     the net income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the U.S. Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the referent Person thereof in respect of such period, and

(j)                                    the net income for such period of any Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Subsidiary or its stockholders, unless (x) such restriction with respect to the payment of dividends or similar distributions has been legally waived or (y) such restriction is otherwise permitted hereunder; provided that Consolidated Net Income of the U.S. Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the U.S. Borrower or a Subsidiary in respect of such period, to the extent not already included therein,

There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the U.S. Borrower and its Subsidiaries), as a result of the Transaction, any consummated acquisition whether consummated before or after the Effective Date, or the amortization or write-off of any amounts thereof.

“Consolidated Total Assets” as to any Person, shall mean the total assets of such Person and its Subsidiaries determined on a consolidated basis determined in accordance with GAAP.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”)

of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Continuing Director” shall mean an individual (a) who is a member of the board of directors of the U.S. Borrower on the Effective Date, (b) who, as of the date of determination, has been a member of such board of directors for at least the twelve preceding months or (c) has been nominated to be a member of such board of directors by a majority of the other Continuing Directors then in office.

“Contract Consideration” shall have the meaning provided in the definition of “Excess Cash Flow”.

“Credit Documents” shall mean this Agreement, the Canadian Guaranty and Collateral Agreement, the U.S. Guaranty and Collateral Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note and each other Security Document.

“Credit Event” shall mean the making of any Loan or the issuance, amendment, extension or renewal of any Letter of Credit (other than any amendment, extension or renewal that does not increase the maximum Stated Amount of such Letter of Credit).

“Credit Party” shall mean the Borrowers and each Guarantor.

“Cumulative Retained Excess Cash Flow Amount” shall mean, at any date, an amount, not less than zero, determined on a cumulative basis equal to (x) the amount of Excess Cash Flow for all Excess Cash Flow Periods ending after the Initial Borrowing Date which is not (and, in the case of any Excess Cash Flow Period where the respective required date of prepayment has not yet occurred pursuant to Section 5.02(e), will not on such date of required prepayment be) required to be applied in accordance with Section 5.02(e) minus (y) the sum of (i) the aggregate amount of Dividends made pursuant to Section 10.03(iii) and (ii) the aggregate amount of Investments made pursuant to Section 10.05(xviii).

“Current Portion” shall mean, with respect to any Indebtedness, as of any date, that portion of such Indebtedness that is due and payable within thirteen months.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Defaulting RL Lender” shall mean any RL Lender with respect to which a Lender Default is in effect.

“Deferred Net Cash Proceeds Payment Date” shall have the meaning provided in the definition of Net Sale Proceeds.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or a Material Subsidiary in connection with a Disposition pursuant to Section 10.04 that is designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 270 days following the consummation of the applicable Disposition).

“Disposition” shall have the meaning provided in Section 10.02(iv).

“Disqualified Equity Interest” shall mean, with respect to any Person, any Equity Interest of such Person which, by its terms or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other solely for Equity Interest that is not Disqualified Equity Interests), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale to the extent the terms of such Equity Interest provide that such Equity Interests shall not be required to be repurchased or redeemed until the B Term Loan Maturity Date has occurred or such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver hereunder)), in whole or in part, in each case prior to the date that is ninety-one days after the B Term Loan Maturity Date hereunder, provided that if such Equity Interests are issued to any plan for the benefit of employees of the U.S. Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the U.S. Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Equity Interests held by any future, present or former employee, director, manager or consultant of the U.S. Borrower or a Subsidiary or any other entity in which the U.S. Borrower or any of its Subsidiaries has an Investment and is designated in good faith as an “affiliate” by the board of directors of the U.S. Borrower, in each case pursuant to any stockholders’ agreement, equity plan or stock incentive plan or any other management, director or employee benefit plan or agreement shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the U.S. Borrower or its Subsidiaries.

“Discount Range” shall have the meaning set forth in Schedule 2.15

“Dividend” shall mean, with respect to any Person, that such Person has declared or paid a dividend (other than dividends payable solely in its Qualified Equity Interests), distribution or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common Equity Interests of such Person) or cash to its stockholders, partners or members in their capacity as such, or redeemed, retired, purchased or otherwise acquired (other than common Equity Interests of such Person), directly or indirectly, for a consideration any shares of any class of its capital stock or any other Equity Interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a considera¬tion any shares of any class of the capital stock or any other Equity Interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests);

provided that in no event shall the payment of any regularly scheduled interest payment in connection with Permitted Convertible Notes constitute a Dividend.  Without limiting the foregoing, “Dividends” with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

“Documentation Agents” shall mean, collectively, Morgan Stanley Senior Funding, Inc., Union Bank, N.A. and Bank of America, N.A., in their capacities as Co-Documentation Agents.

“Documents” shall mean, collectively, (i) the Credit Documents, (ii) the Acquisition Documents, and (iii) the Refinancing Documents.

“Dollar Equivalent” shall mean, at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of such currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date; provided that, for purposes of (x) determining compliance with Sections 2.01(c), 3.02 and 5.02(a) and (y) calculating Fees pursuant to Section 4.01, the Dollar Equivalent of any amounts denominated in Canadian Dollars shall be revalued on a monthly basis using the spot exchange rates therefor as quoted on Bloomberg (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) on the last Business Day of each calendar month, provided, however, that at any time during a calendar month, if the Aggregate Exposure (for the purposes of the determination thereof, using the Dollar Equivalent as recalculated based on the spot exchange rate therefor as quoted on Bloomberg (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) on the respective date of determination pursuant to this exception) would exceed 90% of the Total Revolving Loan Commitment, then in the sole discretion of the Administrative Agent or at the request of the Required Lenders, the Dollar Equivalent shall be reset based upon the spot exchange rates on such date as quoted in on Bloomberg (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent), which rates shall remain in effect until the last Business Day of such calendar month or such earlier date, if any, as the rate is reset pursuant to this proviso.  Notwithstanding anything to the contrary contained in this definition, at any time that a Default or an Event of Default then exists, the Administrative Agent may revalue the Dollar Equivalent of any amounts outstanding under the Credit Documents in a currency other than Dollars in its sole discretion.

“Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.

“Domestic Subsidiary” of any Person shall mean any Subsidiary of such Person incorporated or organized in the United States or any State or territory thereof or the District of Columbia; provided that no Subsidiary of a Foreign Subsidiary shall be deemed to be a Domestic Subsidiary; provided further that any Subsidiary that would otherwise constitute a Domestic Subsidiary and is a holding company which owns Equity Interests in one or more Foreign Subsidiaries, but owns no other material assets and does not engage in any trade or business (other than acting as a holding company for such Equity Interests in Foreign Subsidiaries) shall not constitute a Domestic Subsidiary hereunder.

“Drawing” shall have the meaning provided in Section 3.05(b).

“Effective Date” shall have the meaning provided in Section 13.10.

“Eligible Transferee” shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), but in any event excluding the Borrowers except with respect to the transactions allowed pursuant to Section 2.15.

“End Date” shall have the meaning provided in the definition of Applicable Margin.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations and/or proceedings relating in any way to any noncompliance with, or liability arising under, Environmental Law or to any permit issued, or any approval given, under any Environmental Law (hereafter, “Claims”), including, (a) any and all Claims by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising out of or relating to an alleged injury or threat of injury to human health, safety or the environment due to the presence of Hazardous Materials.

“Environmental Law” shall mean any applicable Federal, state, local or foreign law (including principles of common law), rule, regulation, ordinance, code, directive, judgment, order or agreement, now or hereafter in effect and in each case as amended, and any legally binding judicial or administrative interpretation thereof, relating to the protection of the environment, or of human health (as it relates to the exposure to environmental hazards) or to the presence, Release or threatened Release, or the manufacture, use, transportation, treatment, storage, disposal or recycling of Hazardous Materials, or the arrangement for any such activities.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase or receive, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a single employer or otherwise aggregated with the U.S. Borrower or any of its Subsidiaries under Section 414(b) or (c) of the Code or Section 4001 of ERISA.

“ERISA Event” shall mean any one or more of the following:

(a)                                 any Reportable Event;

(b)                                 the filing of a notice of intent to terminate any Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or the termination of any Plan under Section 4041(c) of ERISA;

(c)                                  the institution of proceedings, or the occurrence of an event or condition which constitutes grounds for the institution of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan;

(d)                                 the failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title I of ERISA), whether or not waived; or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Plan;

(e)                                  engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA;

(f)                                   the complete or partial withdrawal of the U.S. Borrower or any ERISA Affiliate from a Multiemployer Plan, the reorganization or insolvency under Title IV of ERISA of any Multiemployer Plan; or the receipt by the U.S. Borrower or any ERISA Affiliate, of any notice, or the receipt by any Multiemployer Plan from any of the U.S. Borrower or any ERISA Affiliate of any notice, that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; or

(g)                                  U.S. Borrower or an ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

“Event of Default” shall have the meaning provided in Section 11.

“Excess Cash Flow” shall mean, for any period, the remainder of:

(a) the sum of, without duplication:

 (i) Adjusted Consolidated Net Income for such period; and

(ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period (other than any such decreases arising from acquisitions by the U.S. Borrower and its Subsidiaries completed during such period or the application of purchase accounting), minus

(b) the sum of, without duplication:

 (i) the aggregate amount of all Capital Expenditures made by the U.S. Borrower and its Subsidiaries during such period (other than Capital Expenditures to the extent financed with equity proceeds, Equity Interests, capital contributions, asset sale proceeds, insurance proceeds or Indebtedness (other than Revolving Loans and Swingline Loans)),

(ii) the aggregate amount of all principal payments of Indebtedness of the U.S. Borrower and its Subsidiaries (including (A) the principal component of payments in respect of Capitalized Lease Obligations, (B) the amount of any repayment of Term Loans pursuant to Section 5.01 (other than such repayments which are funded by Permitted Refinancing Indebtedness) and (C) the amount of a mandatory prepayment of Term Loans pursuant to Section 5.02(b) and (c) and Section 5.02(d) to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (x) all other prepayments of Term Loans and (y) all prepayments of Revolving Loans and Swingline Loans) made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness of the U.S. Borrower or its Subsidiaries,

(iii) an amount equal to the aggregate net non-cash gain on Dispositions by the U.S. Borrower and its Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Adjusted Consolidated Net Income,

(iv) increases in Adjusted Consolidated Working Capital for such period (other than any such increases arising from acquisitions by the U.S. Borrower and its Subsidiaries completed during such period or the application of purchase accounting),

(v) payments by the U.S. Borrower and its Subsidiaries during such period in respect of long-term liabilities of the U.S. Borrower and its Subsidiaries other than Indebtedness, to the extent not already deducted from Adjusted Consolidated Net Income,

(vi) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the aggregate amount of cash consideration paid by the U.S. Borrower and its Subsidiaries (on a consolidated basis) in connection with Investments (including Permitted Acquisitions and excluding Investments in cash and Cash Equivalents) made during such period pursuant to Section 10.05 to the extent that such Investments were financed with internally generated cash flow of the U.S. Borrower and its Subsidiaries,

(vii) the amount of dividends paid during such period (on a consolidated basis) by the U.S. Borrower and its Subsidiaries pursuant to Section 10.03, to the extent such dividends were financed with internally generated cash flow of the U.S. Borrower and its Subsidiaries,

(viii) the aggregate amount of expenditures actually made by the U.S. Borrower and its Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period and are not deducted in calculating Adjusted Consolidated Net Income,

(ix) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the U.S. Borrower and its Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent that such payments are not deducted in calculating Adjusted Consolidated Net Income,

(x) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the U.S. Borrower or any of its Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period (including Permitted Acquisitions), Capital Expenditures or acquisitions of intellectual property to be consummated or made during the period, provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, and

(xi) the amount of taxes (including penalties and interest) paid in cash or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Adjusted Consolidated Net Income for such period.

“Excess Cash Payment Date” shall mean the date occurring 95 days after the last day of each Fiscal Year of the U.S. Borrower (commencing with the Fiscal Year of the U.S. Borrower ending December 31, 2011).

“Excess Cash Payment Period” shall mean (i) with respect to the repayment required on the first Excess Cash Payment Date, the period from the Effective Date to the last day of the U.S. Borrower’s Fiscal Quarter ending closest to December 31, 2011 (taken as one accounting period), and (ii) with respect to the repayment required on each successive Excess Cash Payment Date, the immediately preceding Fiscal Year of the U.S. Borrower.

“Excluded Information” shall have the meaning set forth in Section 2.15(d).

“Executive Order” shall have the meaning provided in Section 8.20.

“Existing Letters of Credit” shall mean the letters of credit described on Schedule 1.01(c).

“Expiration Time” shall have the meaning set forth in Schedule 2.15.

“Extended Revolving Commitment” shall have the meaning provided in Section 2.16(a).  The 2017 Revolving Loan Commitments shall be deemed to be Extended Revolving Commitments for all purposes of this Agreement.

“Extended Term Loans” shall have the meaning provided in Section 2.16(a).

“Extending Revolving Lender” shall have the meaning provided in Section 2.16(a).  The 2017 Revolving Lenders shall be deemed to be Extended Revolving Lenders for all purposes of this Agreement.

“Extending Term Lender” shall have the meaning provided in Section 2.16(a).

“Extension” shall have the meaning provided in Section 2.16(a).

“Extension Offer” shall have the meaning provided in Section 2.16(a).  The Sixth Amendment shall constitute the Extension Offer with respect to the 2017 Revolving Loan Commitments.

“Facing Fee” shall have the meaning provided in Section 4.01(c).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as enacted on the Effective Date, any amended or successor provisions that are substantively similar thereto and which do not impose criteria that are materially more onerous than those contained in such Sections as enacted on the Effective Date and the regulations promulgated thereunder or published administrative guidance implementing such Sections.

“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 4.01.

“Fifth Amendment” shall mean that certain Fifth Amendment to this Agreement, dated as of July 23, 2013, by and among, the Borrowers, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“Fifth Amendment Effective Date” shall have the meaning provided in the Fifth Amendment.

“Fiscal Quarter” shall mean, for any Fiscal Year, (i) the fiscal period commencing on January 1 of such Fiscal Year and ending on March 31 of such Fiscal Year, (ii) the fiscal period commencing on April 1 of such Fiscal Year and ending on June 30 of such Fiscal Year, (iii) the fiscal period commencing on July 1 of such Fiscal Year and ending on September 30 of such Fiscal Year and (iv) the fiscal period commencing on October 1 of such Fiscal Year and ending on December 31 of such Fiscal Year.

“Fiscal Year” shall mean the fiscal year of the U.S. Borrower and its Subsidiaries ending on December 31 of each calendar year.

“Foreign Assets Control Regulations” shall have the meaning provided in Section 8.20.

“Foreign Lender” shall have the meaning provided in Section 5.04(b).

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the U.S. Borrower or any one or more of its Subsidiaries for the benefit of employees of the U.S. Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code, and does not include the Canada Pension Plan or the Québec Pension Plan as maintained by the Government of Canada or the Province of Québec, respectively.

“Foreign Subsidiary” of any Person shall mean any Subsidiary of such Person that is not a Domestic Subsidiary.

“Fourth Amendment” shall mean that certain Fourth Amendment to this Agreement, dated as of March 21, 2013, by and among, the Borrowers, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Administrative Agent.”

“Fourth Amendment Effective Date” shall have the meaning provided in the Fourth Amendment.”

“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time; provided however, that if there occurs after the Effective Date any change in GAAP that affects in any respect the calculation of Applicable Margin or any covenant contained in Section 10, the Lenders and the U.S. Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the U.S. Borrower after such change in GAAP conform as nearly as possible to their respective portions as of the Effective Date and until such amendments have been agreed upon the definition of Applicable Margin and the covenants in Section 10 shall be calculated as if no change in GAAP had occurred.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantor” shall mean each of the U.S. Borrower (solely with respect to the Obligations (as defined in the U.S. Guaranty and Collateral Agreement) of the Canadian Borrowers) and each Subsidiary Guarantor.

“Guaranty” shall mean each of the U.S. Guaranty and the Canadian Guaranty.

“Hazardous Materials” shall mean any chemicals, materials, wastes, pollutants, contaminants or substances in any form that are prohibited, limited or regulated pursuant to any Environmental Law by virtue of their toxic or otherwise deleterious characteristics, including any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas.

“Immaterial Subsidiary” shall mean, as of the date of determination thereof, each direct or indirect Subsidiary of the U.S. Borrower designated by the U.S. Borrower as an Immaterial Subsidiary and that has total assets (including equity interests in other Subsidiaries) less than or equal to 2.0% of Consolidated Total Assets (calculated as of the most recent fiscal period with respect to which the Administrative Agent shall have received financial statements required to be delivered pursuant to Section 9.01); provided that, in no event, shall the total assets of all Immaterial Subsidiaries, in the aggregate, exceed 5.0% of Consolidated Total Assets at any time; provided, further, that the Subsidiaries listed on Schedule 1.01(e) shall be excluded from the calculation of the total percentage of Consolidated Total Assets representing Immaterial Subsidiaries.

“Incremental Amendment” shall have the meaning provided in Section 2.14(d).

“Incremental Facility Closing Date” shall have the meaning provided in Section 2.14(d).

“Incremental Loans” shall have the meaning provided in Section 2.14(a).

“Incremental Term Loans” shall have the meaning provided in Section 2.14(a).

“Indebtedness” shall mean, as to any Person, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) the deferred purchase price of assets or services that in accordance with GAAP would be included as a liability on the balance sheet of such Person, (d) the drawn amount of all letters of credit issued for the account of such Person, (e) all Indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (f) the principal component of all Capitalized Lease Obligations of such Person, (g) all obligations of such Person under interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements and other similar agreements, (h) all obligations of such Person in respect of Disqualified Equity Interests and (i) without duplication, all Contingent Obligations of such Person, provided that Indebtedness shall not include (i) trade and other ordinary course payables and accrued expenses arising in the ordinary course of business, (ii) deferred or prepaid revenue, and (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller.  The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Person” shall have the meaning provided in Section 13.01(a).

“Individual Exposure” of any Lender shall mean, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans made by such Lender and then outstanding (for this purpose, using the Dollar Equivalent of amounts not denominated in Dollars), (b) such Lender’s RL Percentage in the aggregate principal amount of all Swingline Loans (for this purpose, using the Dollar Equivalent of amounts not denominated in Dollars) then outstanding and (c) such Lender’s RL Percentage in the aggregate amount of all Letter of Credit Outstandings at such time.

“Initial Borrowing Date” shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Loans occurs.

“Intercompany Loans” shall have the meaning provided in Section 10.05(vii).

“Intercompany Note” shall mean a promissory note evidencing Intercompany Loans, duly executed and delivered substantially in the form of Exhibit K (or such other form as shall be satisfactory to the Administrative Agent in its sole discretion), with blanks completed in conformity herewith.

“Interest Determination Date” shall mean, with respect to any LIBOR Loan or Canadian CDOR Rate Loan, the second Business Day prior to the commencement of any Interest Period relating to such LIBOR Loan or Canadian CDOR Rate Loan.

“Interest Expense Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Interest Period” shall have the meaning provided in Section 2.09.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Investments” shall have the meaning provided in Section 10.05.

“IP Rights” shall have the meaning set forth in Section 8.18.

“Issuing Lender” shall mean Morgan Stanley Bank, N.A. (except as otherwise provided in Section 12.09) and any other Lender reasonably acceptable to the Administrative Agent and the U.S. Borrower which agrees to issue Letters of Credit hereunder (it being agreed and understood that The Bank of Nova Scotia and Bank of America, N.A. shall be acceptable to the Administrative Agent); provided that, unless Morgan Stanley Bank, N.A. specifically consents thereto in a given instance, neither Morgan Stanley Bank, N.A. nor any of its Affiliates shall be obligated to issue any trade Letters of Credit (and Morgan Stanley Bank, N.A. and its Affiliates shall only be obligated to issue standby Letters of Credit).  Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such Issuing Lender (and such Affiliate shall be deemed to be an “Issuing Lender” for all purposes of the Credit Documents).

“Judgment Currency” shall have the meaning set forth in Section 13.19.

“Judgment Currency Conversion Date” shall have the meaning set forth in Section 13.19.

“Lead Arrangers” shall mean collectively, MSSF, Credit Agricole Corporate and Investment Bank and The Bank of Nova Scotia, in their capacities as Joint Lead Arrangers and Book Runners, and any successor thereto.

“Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” shall mean each financial institution listed on Schedule 1.01(a), as well as any Person that becomes a “Lender” hereunder pursuant to Section 2.13, 13.04(b) or an Incremental Amendment.

“Lender Default” shall mean, as to any Lender, (i) the wrongful refusal (which has not been retracted) of such Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment with respect to a Letter of Credit pursuant to Sections 3.04(c) or 3.05, in each case within three Business Days of the date on which such portion of any Borrowing or payment is required to be made, (ii) such Lender having, or having a direct or indirect parent company that has, (x) become the subject of a proceeding under the Bankruptcy Code or Canadian Insolvency Law or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding, (y) had appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such appointment of, a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) such Lender having notified either the applicable Borrower, the Administrative Agent, the Swingline Lender, any Issuing Lender and/or any Credit Party (x) that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect or (y) of the events described in preceding clause (ii); provided that, no Lender Default shall be deemed to have occurred solely by virtue of the ownership or acquisition of an equity interest in such Lender or a parent company thereof by a governmental authority or an instrumentality thereof; provided, further that, for purposes of (and only for purposes of) Section 2.17 and any documentation entered into pursuant to the Back-Stop Arrangements (and the term “Defaulting Lender” as used therein), the term “Lender Default” shall also include, as to any Lender, such Lender having defaulted with respect to its funding obligations under any other credit facility to which it is a party.

“Letter of Credit” shall have the meaning provided in Section 3.01(a).

“Letter of Credit Back-Stop Arrangements” shall have the meaning provided in Section 2.17(a).

“Letter of Credit Exposure” shall mean, at any time, the aggregate amount of all Letter of Credit Outstandings at such time in respect of Letters of Credit.  The Letter of Credit Exposure of any RL Lender at any time shall be its RL Percentage of the aggregate Letter of Credit Exposure at such time.

“Letter of Credit Fee” shall have the meaning provided in Section 4.01(b).

“Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the Stated Amount of all outstanding Letters of Credit at such time and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit at such time.

“Letter of Credit Request” shall have the meaning provided in Section 3.03(a).

“LIBO Rate” shall mean, with respect to any Borrowing of LIBOR Loans for any Interest Period, the higher of (i) (x) the rate per annum appearing on Page BBAM 1 on the Bloomberg Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Eurodollar Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period or (y) if the rate referred to in clause (x) is not available at such time for any reason, then the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days before the beginning of such Interest Period and (ii) when calculating interest on B Term Loans, 1.00% per annum.

“LIBOR Loan” shall mean each U.S. Dollar Denominated Loan (other than a Swingline Loan) designated as such by the relevant Borrower of such U.S. Dollar Denominated Loan at the time of the incurrence thereof or conversion thereto.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Loan” shall mean each Term Loan, each Revolving Loan and each Swingline Loan (including any Incremental Term Loan and any extensions of credit under any Revolving Commitment Increase).

“Majority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

“Mandatory Borrowing” shall have the meaning provided in Section 2.01(e).

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect on the business, operations, property, assets, liabilities or financial condition of the U.S. Borrower and its Subsidiaries taken as a whole that would, individually or in the aggregate, affect the rights or remedies of the Lenders, the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document or the ability of the Credit Parties, taken as a whole, to perform its obligations to the Lenders, the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document.

“Material Subsidiary” shall mean any Subsidiary that is not an Immaterial Subsidiary; provided that any Guarantor shall be deemed to be a Material Subsidiary.

“Maturity Date” shall mean, with respect to the relevant Tranche of Loans, the A Term Loan Maturity Date, the B Term Loan Maturity Date, the 2016 Revolving Loan Maturity Date, the 2017 Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.

“Maximum Rate” shall have the meaning provided in Section 13.18.

“Maximum Swingline Amount” shall mean $50,000,000.

“Mineral Rights Mortgage” shall mean, individually or collectively as the context may indicate, those mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust, deeds to secure debt, leasehold deeds to secure debt, debentures and comparable real estate Lien documents delivered on or after the Initial Borrowing Date to the Administrative Agent with respect to any Mortgaged Coal Property.

“Minimum Borrowing Amount” shall mean (i) for Term Loans, $5,000,000, (ii) for Revolving Loans, $500,000, and (iii) for Swingline Loans, $100,000.

“Minimum Extension Condition” shall have the meaning provided in Section 2.16(c).

“Minimum Tranche Amount” shall have the meaning provided in Section 2.16(c).

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean a mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt, debenture or similar security instrument, it being understood that a Mineral Rights Mortgage shall constitute a Mortgage hereunder.

“Mortgage Policy” shall mean a Lender’s title insurance policy (Form 2006) or its equivalent.

“Mortgaged Coal Property” shall mean, collectively, the leasehold or other rights of the U.S. Borrower or any of its Subsidiaries or any other Person, as applicable, to mine or otherwise extract coal on certain Real Property as may be granted to the Administrative Agent on the Initial Borrowing Date or from time to time thereafter in accordance with the terms of this Agreement pursuant to a Mineral Rights Mortgage, it being understood that some parcels of Real Property may constitute both Mortgaged Coal Property and Mortgaged Property.

“Mortgaged Coal Property Support Documents” shall mean, for each Mortgaged Coal Property, (i) the title searches pertaining thereto, if determined to be necessary by the Administrative Agent, (ii) such lessor’s estoppel, waiver and consent certificates as the Administrative Agent may reasonably require and the U.S. Borrower can deliver using its best efforts (which shall not require the expenditure of cash or the making of any material concessions under the relevant lease unless the Administrative Agent reasonably determines that such Mortgaged Coal Property constitutes a material part of the overall Collateral consisting of coal for the Obligations and the obtaining of such waiver and/or consent is necessary for the effective grant of a first-priority, perfected mortgage on such Mortgaged Coal Property) and subordination, nondisturbance and attornment agreements as the Administrative Agent may reasonably require and the Borrower can deliver using its best efforts (which shall not require the expenditure of cash or the making of any material concessions under the relevant lease), (iii) such opinions of local counsel with respect to the Mineral Rights Mortgages, as applicable, as the Administrative Agent may reasonably require, and (iv) such other documentation as the Administrative Agent may reasonably require, in each case as shall be in form and substance reasonably acceptable to the Administrative Agent.

“Mortgaged Property” shall mean any Real Property owned or leased by the U.S. Borrower or any of its Subsidiaries which is encumbered (or required to be encumbered) by a Mortgage pursuant to the terms hereof, it being understood that Mortgaged Property shall include Mortgaged Coal Property.

“MS&Co.” shall mean Morgan Stanley & Co. Incorporated.

“MSSF” shall mean Morgan Stanley Senior Funding, Inc., in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“Multiemployer Plan” shall mean any multiemployer plan as defined in Section 4001(a)(3) of ERISA, to which contributions are or within the immediately preceding five year period have been made (or have been required to be made) by the U.S. Borrower or any ERISA Affiliate.

“NAIC” shall mean the National Association of Insurance Commissioners.

“Net Cash Proceeds” shall mean for any event requiring a reduction of the Total Revolving Loan Commitment and/or repayment of Term Loans pursuant to Section 5.02, as the case may be, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith) received from any such event.

“Net Sale Proceeds” shall mean for any sale or other disposition of assets, (a) the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale or other disposition of assets, less (b) the sum of (i) the amount if any, of all taxes paid or estimated to be payable in connection with such sale or other disposition of assets, (ii) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) associated with the assets that are the subject to such sale or other disposition of assets and (y) retained by the U.S. Borrower or any of its Subsidiaries, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Sale Proceeds of such sale or other disposition of assets occurring on the date of such reduction, (iii) the amount of any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) secured by a Lien on the assets that are the subject of such sale or other disposition of assets to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such sale or other disposition of assets, (iv) the amount of any proceeds of such sale or other disposition of assets that the Borrower or any of its Subsidiary has reinvested (or intends to reinvest within the Reinvestment Period or has entered into a binding commitment prior to the last day of the Reinvestment Period to reinvest) in the business of the U.S. Borrower or any of its Material Subsidiaries, provided that any portion of such proceeds that has not been so reinvested within such Reinvestment Period (with respect to such Prepayment Event, the “Deferred Net Cash Proceeds”) shall, unless the U.S. Borrower or a Subsidiary has entered into a binding commitment prior to the last day of such Reinvestment Period to reinvest such proceeds, (x) be deemed to be Net Sale Proceeds of a net sale or other disposition of assets occurring on the last day of such

Reinvestment Period or, if later, 180 days after the date the Borrower or such Material Subsidiary has entered into such binding commitment, as applicable (such last day or 180th day, as applicable, the “Deferred Net Cash Proceeds Payment Date”), and (y) be applied to the repayment of Loans in accordance with Section 5.02(d), (v) in the case of any sale or other disposition of assets by a non-wholly-owned U.S. Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (v)) attributable to minority interests and not available for distribution to or for the account of the U.S. Borrower or a wholly-owned U.S. Subsidiary as a result thereof, and (vi) reasonable and customary fees paid by the U.S. Borrower or any of its Subsidiaries in connection with any of the foregoing, in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above.

“Non-Cash Charges” shall mean, without duplication, (a) losses on non-ordinary course asset sales, disposals or abandonments, (b) any impairment charge or asset write-off related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense, including any such charges arising from stock options, restricted stock grants or other equity incentive grants, and any cash compensation charges associated with the rollover or acceleration of stock-based awards or payment of stock options in connection with the Acquisition, and (e) other non-cash charges (provided that (x) if any non-cash charges referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent and (y) the amortization of a prepaid current asset item that was paid in a prior period shall not be included in Non-Cash Charges).

“Non-Defaulting Lender” and “Non-Defaulting RL Lender” shall mean and include each Lender or RL Lender, as the case may be, other than a Defaulting Lender.

“Non-Wholly Owned Subsidiary” shall mean, as to any Person, each Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person.

“Note” shall mean each A Term Note, B Term Note, each Revolving Note and the Swingline Note.

“Notice of Borrowing” shall have the meaning provided in Section 2.03(a).

“Notice of Conversion/Continuation” shall have the meaning provided in Section 2.06.

“Notice Office” shall mean the office of the Administrative Agent located at 1 Pierrepont Plaza, Brooklyn, NY 11201, Attention: Stephen Giacolone or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Obligations” shall mean all amounts owing to the Administrative Agent, the Collateral Agent, any Issuing Lender, the Swingline Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of the U.S. Borrower or any of its Subsidiaries, whether or not allowed in such case or proceeding).

“Obligation Currency” shall have the meaning provided in Section 13.19.

“Offer Response Date” shall have the meaning provided in Section 5.02(j).

“Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar arrangements, or arrangements designed to protect against fluctuations in currency values or commodity prices.

“Outside Letters of Credit” shall mean each of the letters of credit described in Schedule 1.01(f).

“Participant” shall have the meaning provided in Section 3.04(a).

“Payment Office” shall mean the office of the Administrative Agent located at 1 Pierrepont Plaza, Brooklyn, NY 11201, Attention: Stephen Giacolone or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“PBGC” shall mean the U.S. Pension Benefit Guaranty Corporation.

“Permitted Acquired Debt” shall mean Indebtedness of a Subsidiary of the U.S. Borrower acquired pursuant to a Permitted Acquisition or other permitted Investment (or Indebtedness assumed at the time of a Permitted Acquisition or other permitted Investment of an asset securing such Indebtedness) and any Permitted Refinancing Indebtedness in respect thereof, provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition or other permitted Investment and (y) the aggregate principal amount of all such Indebtedness shall not exceed $200,000,000 at any one time outstanding.

“Permitted Acquisition” shall mean the acquisition by the U.S. Borrower or any Subsidiary of the U.S. Borrower of an Acquired Entity or Business, provided that (in each case) (A) in the case of the acquisition of 100% of the Equity Interests of any Acquired Entity or Business (including by way of merger), such Acquired Entity or Business shall own no Equity Interests of any other Person unless either (x) such other Person is a Wholly-Owned Subsidiary of such Acquired Entity or Business or (y) if such Acquired Entity or Business owns Equity Interests in any other Person which is not a Wholly Owned Subsidiary of such Acquired Entity or Business, (1) such other Person shall not have been created or established in contemplation of, or for purposes of consummating, such Permitted Acquisition and (2) such Acquired Entity or Business and/or its Wholly-Owned Subsidiaries own at least 70% of the Consolidated Total Assets of such Acquired Entity or Business and its subsidiaries and joint ventures (for purposes of such determination, excluding the value of the Equity Interests of Persons that are not Wholly-Owned Subsidiaries and which are held by such Acquired Entity or Business and its Wholly-Owned Subsidiaries), (B) the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is in a business permitted by Section 10.10, (C) all requirements of Sections 9.11 and 10.02 applicable to Permitted Acquisitions are satisfied, (D) both immediately before and after giving effect to such acquisition, no Default of Event of Default shall have occurred and be continuing, (E) the aggregate fair market value (as determined in good faith by the U.S. Borrower) of all Investments funded or financed in any Persons that do not become U.S. Subsidiary Guarantors in connection with all such acquisitions following the Effective Date in reliance on Section 10.05(xi) shall not exceed $100,000,000 (it being understood that additional Investments in Persons that are not Credit Parties may be made in connection with Permitted Acquisitions in reliance on any exception in Section 10.05 other than clause (xi) thereof) and (F) calculations are made by the U.S. Borrower with respect to a Total Leverage Ratio and Senior Secured Leverage Ratio (as applicable), for the respective Calculation Period on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such calculations shall show (i) a Total Leverage Ratio that is less than or equal to 4.50 to 1.00 and (ii) compliance with the financial covenant set forth in Section 10.08 (whether or not then in effect).  Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of “Permitted Acquisition” shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing, prior to the consummation thereof, that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

“Permitted Convertible Notes” shall mean Indebtedness of the U.S. Borrower in respect of convertible notes; provided that (i) such Indebtedness does not provide for any scheduled repayment, mandatory redemption, sinking fund obligation or any similar payment requirement prior to the date that is six months after the latest Maturity Date (in each case, determined without regard to the provisos to the component defined terms used in the definition of Maturity Date) hereunder at the time such Indebtedness is incurred and (ii) such Indebtedness is (x) unsecured and (y) is not guaranteed by any Person other than the Credit Parties; provided, however, that (I) any conversion of such Indebtedness by a holder thereof into shares of Equity Interests of the U.S. Borrower, or at the option of the U.S. Borrower, cash or a combination of cash and shares of Equity Interests, (II) the rights of holders of such Indebtedness to convert into shares of Equity Interests of the U.S Borrower, or at the option of the U.S. Borrower, cash or a combination of cash and shares of Equity Interests and (III) the rights of holders of such Indebtedness to require any repurchase by the U.S. Borrower upon a fundamental change of the U.S. Borrower in cash, shall not constitute a scheduled repayment, mandatory redemption, sinking fund obligation or any similar payment requirement. It is understood and agreed that the direction by the U.S. Borrower to settle any conversion in cash shall be treated as a Dividend for purposes of this Agreement.

“Permitted Encumbrance” shall mean, with respect to any Mortgaged Property, (i) such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions with respect to Mortgaged Properties located in the United States must be acceptable to the Administrative Agent in its reasonable discretion and (ii) Liens permitted by clauses (i), (v) and (viii) of Section 10.01.

“Permitted First Lien Notes” shall mean secured Indebtedness incurred by the U.S. Borrower and issued under an indenture or similar governing instrument in a registered public offering or a Rule 144A or other private placement transaction or other transaction not subject to registration under the Securities Act in the form of one or more series of first lien secured notes; provided that (i) such Indebtedness may only be secured by Collateral on a first lien, pari passu basis to the Obligations, and shall not be secured by any property or assets of the U.S. Borrower or any of its Subsidiaries other than the Collateral; (ii) such Indebtedness does not mature or have scheduled amortization or other required payments of principal prior to the date that is one year after the latest Maturity Date (in each case, determined without regard to the provisos to the component defined terms used in the definition of Maturity Date) hereunder at the time such Indebtedness is incurred, (iii) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (iv) such Indebtedness is not guaranteed by any Person other than the Credit Parties, (v) such Indebtedness and the indenture or other governing instrument applicable thereto does not contain covenants, events of default, or other terms and conditions that, when taken as a whole, are materially more restrictive to the Credit Parties than the terms of this Agreement (it being understood that the limitations on indebtedness covenant contained therein may take into account permanent repayments of Indebtedness which have occurred after the Effective Date), and (vi) the holders of such Indebtedness pursuant to the indenture or other instrument governing such Indebtedness (or a trustee, agent or other representative on their behalf) shall have become party to an intercreditor agreement with the Collateral Agent on terms reasonably satisfactory to the Collateral Agent and the Administrative Agent.

“Permitted Liens” shall have the meaning provided in Section 10.01.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness of the U.S. Borrower or any of its Subsidiaries issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace or refund any Loans hereunder, Indebtedness listed on Schedule 10.04, Permitted Acquired Debt, or any Indebtedness issued to so extend, refinance, renew, replace, substitute or refund any such Indebtedness, so long as (a) such Indebtedness has a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded, (b) such extension, refinancing, renewal, replacement or refunding does not (i) increase the amount of such Indebtedness outstanding immediately prior to such extension, refinancing, renewal, replacement or refunding plus an amount equal to the unpaid interest, premium or other payment thereon pursuant to the terms thereof plus any other reasonable fees and expenses of any Credit Party incurred in connection with such extension, refinancing, renewal, replacement or refunding, unless (for the avoidance of doubt) such increase is otherwise expressly permitted under a separate subclause of Section 10.04; provided that any interest that is “paid in kind” on any such Permitted Refinancing Indebtedness shall also constitute Permitted Refinancing Indebtedness or (ii) add guarantors, obligors or security from that which applied to such Indebtedness being extended, refinanced, renewed, replacement or refunding, and (c) such Indebtedness has substantially the same (or, from the perspective of the Lenders, more favorable) subordination provisions, if any, as applied to the Indebtedness being extended, renewed, refinanced, replaced or refunded.

“Permitted Sale Leaseback Transactions” shall mean any Sale Leaseback, (i) listed on Schedule 1.01(d), (ii) entered into with respect to any worn-out, inefficient or broken equipment with a repairer or restorer of equipment for the purpose of repairing or restoring such equipment and thereafter renting or leasing such equipment to use for substantially the same purpose or purposes, (iii) entered into with respect to equipment purchases in cash for the purpose of subsequently transferring title if such equipment back to the initial seller of said equipment and thereafter entering into a capital lease with such seller for such equipment within 45 days of the purchase thereof or (iv) other Sale Leaseback in an aggregate amount not to exceed $25,000,000 at any time.

“Permitted Second Lien Notes” shall mean secured Indebtedness incurred by the U.S. Borrower and issued under an indenture or similar governing instrument in a registered public offering or a Rule 144A or other private placement transaction or other transaction not subject to registration under the Securities Act in the form of one or more series of second lien secured notes; provided that (i) such Indebtedness may only be secured by Collateral on a second lien, subordinated basis to the Obligations, and shall not be secured by any property or assets of the U.S. Borrower or any of its Subsidiaries other than the Collateral; (ii) such Indebtedness does not mature or have scheduled amortization or other required payments of principal prior to the date that is one year after the latest Maturity Date (in each case, determined without regard to the provisos to the component defined terms used in the definition of Maturity Date) hereunder at the time such Indebtedness is incurred, (iii) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (iv) such Indebtedness is not guaranteed by any Person other than the Credit Parties, (v) such Indebtedness and the indenture or other governing instrument applicable thereto does not contain covenants, events of default, or other terms and conditions that, when taken as a whole, are materially more restrictive to the Credit Parties than the terms of this Agreement (it being understood that the limitations on indebtedness covenant contained therein may take into account permanent repayments of Indebtedness which have occurred after the Effective Date), and (vi) the holders of such Indebtedness pursuant to the indenture or other instrument governing such Indebtedness (or a trustee, agent or other representative on their behalf) shall have become party to an intercreditor agreement with the Collateral Agent on terms satisfactory to the Collateral Agent and the Administrative Agent.

“Permitted Unsecured Notes” shall mean senior unsecured or unsecured subordinated Indebtedness incurred by the U.S. Borrower and issued under an indenture or similar governing instrument in a registered public offering or a Rule 144A or other private placement transaction or other transaction not subject to registration under the Securities Act in the form of one or more series of senior unsecured or unsecured subordinated notes; provided that (i) such Indebtedness does not mature or have scheduled amortization or other required payments of principal prior to the date that is six months after the latest Maturity Date (in each case, determined without regard to the provisos to the component defined terms used in the definition of Maturity Date) hereunder at the time such Indebtedness is incurred, (ii) such Indebtedness is not guaranteed by any Person other than the Credit Parties, (iii) such Indebtedness and the indenture or other governing instrument applicable thereto does not contain covenants, events of default, or other terms and conditions that, when taken as a whole, are materially more restrictive to the Credit Parties than the terms of this Agreement (it being understood that the limitations on indebtedness covenant contained therein may take into account permanent repayments of Indebtedness which have occurred after the Effective Date) and (iv) such Indebtedness is not secured by any Lien on any property or assets of the U.S. Borrower or any of its Subsidiaries.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any Governmental Authority.

“Plan” shall mean an “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA maintained or contributed to by the U.S. Borrower or with respect to which the U.S. Borrower has any liability (including on account of an ERISA affiliate).

“PPSA” shall mean the Personal Property Security Act (British Columbia) (or any successor statute) or similar legislation of any other Canadian jurisdiction, including the Civil Code of Québec, the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, opposability, priority, validity or effect of security interests in the Collateral.

“PPSA Filing Collateral” shall mean Collateral a security interest in which may be perfected by filing a PPSA financing statement in the relevant PPSA filing office.

“Prime Lending Rate” shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes.  The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

“Pro Forma Basis” shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) after the first day of the relevant Calculation Period or Test Period, as the case may be, as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of such Test Period or Calculation Period, as the case may be, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) after the first day of the relevant Test Period or Calculation Period, as the case may be, as if such Indebtedness had been retired or repaid on the first day of such Test Period or Calculation Period, as the case may be, and (z) any Permitted Acquisition or any Significant Asset Sale then being consummated as well as any other Permitted Acquisition or any other Significant Asset Sale if consummated after the first day of the relevant Test Period or Calculation Period, as the case may be, and on or prior to the date of the respective Permitted Acquisition or Significant Asset Sale, as the case may be, then being effected, with the following rules to apply in connection therewith:

(i)            all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance Permitted Acquisitions) incurred or issued after the first day of the relevant Test Period or Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of such Test Period or Calculation Period, as the case may be, and remain outstanding through the date of determination and (y) (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) permanently retired or redeemed after the first day of the relevant Test Period or Calculation Period, as the case may be, shall be deemed to have been retired or redeemed on the first day of such Test Period or Calculation Period, as the case may be, and remain retired through the date of determination;

(ii)           all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness, or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); provided that all Indebtedness (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions;

(iii)          in making any determination of Consolidated EBITDA on a Pro Forma Basis, pro forma effect shall be given to any Permitted Acquisition or any Significant Asset Sale if effected during the respective Calculation Period or Test Period (or thereafter, for purposes of determinations pursuant to the definition of “Permitted Acquisition” and the definition of “Applicable Margin” only) as if same had occurred on the first day of the respective Calculation Period or Test Period, as the case may be, taking into account, in the case of any Permitted Acquisition, factually supportable and identifiable cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period but without taking into account any pro forma cost savings and expenses; and

(iv)          in the case of any Permitted Acquisition or Significant Asset Sale to be consummated prior to the date on which financial statements have been (or are required to be) delivered pursuant to Section 9.01(a) for the Fiscal Quarter ending nearest to July 31, 2011 any calculation of compliance with Section 10.07 or 10.08 required to be made on a “Pro Forma Basis” shall use the covenant levels applicable to the Test Period ended nearest to June 30, 2011 set forth in Section 10.07 or 10.08, as the case may be.

“Projections” shall mean the projections that are contained in the Confidential Information Memorandum and that were prepared by or on behalf of the U.S. Borrower in connection with the Transaction and delivered to the Administrative Agent and the Lenders prior to the Initial Borrowing Date.

“Qualified Equity Interest” shall mean any Equity Interest that does not constitute a Disqualified Equity Interest.

“Qualified Environmental Trust” shall mean any qualified environmental trust established by one or more Canadian Credit Party for mine reclamation purposes.

“Qualifying Bid” shall have the meaning set forth in Schedule 2.15.

“Quarterly Payment Date” shall mean each April 15th, July 15th, October 15th and January 15th, commencing with July 15, 2011.

“Quarterly Pricing Certificate” shall have the meaning provided in the definition of Applicable Margin.

“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Recovery Event” shall mean any event that gives rise to the receipt by the U.S. Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the U.S. Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 9.03.

“Refinanced A Term Loans” shall have the meaning provided in Section 13.12(d).

“Refinanced B Term Loans” shall have the meaning provided in Section 13.12(d).

“Refinancing” shall mean the refinancing transactions described in Sections 6.07(a) and (b).

“Refinancing Documents” shall mean all pay-off letters, guaranty releases, Lien releases (including, without limitation, UCC termination statements) and other documents and agreements entered into in connection with the Refinancing.

“Register” shall have the meaning provided in Section 13.15.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Reinvestment Period” shall mean 365 days following the date of receipt of Net Cash Proceeds of a sale or other disposition of assets by the U.S. Borrower or its Subsidiaries.

“Release” shall mean disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, or migrating into, through or upon any land or water or air, or otherwise entering into the environment.

“Replaced Lender” shall have the meaning provided in Section 2.13.

“Replacement A Term Loans” shall have the meaning provided in Section 13.12(d).

“Replacement B Term Loans” shall have the meaning provided in Section 13.12(d).

“Replacement Lender” shall have the meaning provided in Section 2.13.

“Reply Amount” shall have the meaning set forth in Schedule 2.15.

“Reply Price” shall have the meaning set forth in Schedule 2.15.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under applicable regulations.

“Repricing Event” shall mean (a) the incurrence by the U.S Borrower of any Indebtedness (including, without limitation, any new or additional Term Loans under this Agreement, whether incurred directly or by way of the conversion of the Term Loans  into a new tranche of replacement Term Loans under this Agreement) that is broadly marketed or syndicated to banks and other institutional investors in financings similar to the facilities provided for in this Agreement (i) having an “effective” interest rate margin or weighted average yield that is less than the applicable rate for or weighted average yield for the Term Loans of the respective Type (with the comparative determinations to be made in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices, after giving effect to, among other factors, margin, upfront or similar fee or “original issue discount” shared with all lenders or holders of such Indebtedness or Term Loans, as the case may be, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such Indebtedness or Term Loans, as the case may be, and without taking into account any fluctuations in the LIBO Rate) but excluding Indebtedness incurred in connection with a Change in Control, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, the outstanding principal of the B Term Loans or (b) any effective reduction in the Applicable Margin or interest rate floor for the B Term Loans (e.g., by way of amendment, waiver or otherwise).  Any such determination by the Administrative Agent as contemplated by preceding clauses (a) and (b) shall be conclusive and binding on all Lenders holding B Term Loans.  Neither the Administrative Agent nor the U.S. Borrower shall have any liability to any Person with respect to such determination absent gross negligence, bad faith or willful misconduct.

“Required Extended Revolving Lenders” shall mean, at any time, Non-Defaulting Lenders the sum of whose outstanding Extended Revolving Commitments at such time (or, after the termination thereof, outstanding Revolving Loans in respect of Extended Revolving Commitments and RL Percentages of (x) outstanding Swingline Loans that are participated with Extended Revolving Commitments at such time and (y) Letter of Credit Outstandings that are participated with Extended Revolving Commitments at such time) represents at least a majority of the Total Extended Revolving Commitment in effect at such time less the Extended Revolving Commitments of all Defaulting Lenders at such time (or, after the termination thereof, the sum of the total outstanding Revolving Loans in respect of Extended Revolving Commitments of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings that, in each case, are participated with Extended Revolving Commitments at such time).  For purposes of this definition, all amounts not denominated in dollars shall be computed based on the Dollar Equivalent thereof.

“Required Lenders” shall mean, at any time, Non-Defaulting Lenders the sum of whose outstanding Term Loans and Revolving Loan Commitments at such time (or, after the termination thereof, outstanding Revolving Loans and RL Percentages of (x) outstanding Swingline Loans at such time and (y) Letter of Credit Outstandings at such time) represents at least a majority of the sum of (i) all outstanding Term Loans of Non-Defaulting Lenders and (ii) the Total Revolving Loan Commitment in effect at such time less the Revolving Loan Commitments of all Defaulting Lenders at such time (or, after the termination thereof, the sum of then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time). For purposes of this definition, all amounts not denominated in dollars shall be computed based on the Dollar Equivalent thereof.

“Required Non-Extending Revolving Lenders” shall mean, at any time, Non-Defaulting Lenders the sum of whose outstanding non-Extended Revolving Commitments at such time (or, after the termination thereof, outstanding Revolving Loans in respect of non-Extended Revolving Commitments and RL Percentages of (x) outstanding Swingline Loans that are participated with non-Extended Revolving Commitments at such time and (y) Letter of Credit Outstandings that are participated with non-Extended Revolving Commitments at such time) represents at least a majority of the sum of the non-Extended Revolving Commitments of each of the Lenders at such time in effect at such time less the non-Extended Revolving Commitments of all Defaulting Lenders at such time (or, after the termination thereof, the sum of the total outstanding Revolving Loans in respect of non-Extended Revolving Commitments of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings that, in each case, are participated with non-Extended Revolving Commitments at such time). For purposes of this definition, all amounts not denominated in dollars shall be computed based on the Dollar Equivalent thereof.

“Return Bid” shall have the meaning set forth in Schedule 2.15.

“Returns” shall have the meaning provided in Section 8.09.

“Revolving Commitment Increase” shall have the meaning provided in Section 2.14(a).

“Revolving Commitment Increase Lender” shall have the meaning provided in Section 2.14(e).

“Revolving Loan” shall have the meaning provided in Section 2.01(c).  The 2016 Revolving Loans and the 2017 Revolving Loans shall be Revolving Loans for all purposes of this Agreement.

“Revolving Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule 1.01(a) directly below the column entitled “Revolving Loan Commitment,” as same may be (x) reduced from time to time or terminated pursuant to Sections 4.02, 4.03 and/or 11, as applicable, (y) increased from time to time pursuant to Section 2.14(a) or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 2.13 or 13.04(b).  The 2016 Revolving Loan Commitments and the 2017 Revolving Loan Commitments shall be Revolving Loan Commitments for all purposes of this Agreement.

“Revolving Note” shall have the meaning provided in Section 2.05(a).

“RL Lender” shall mean each Lender with a Revolving Loan Commitment or with outstanding Revolving Loans.  The 2016 Revolving Lenders and the 2017 Revolving Lenders shall be RL Lenders for all purposes of this Agreement.

“RL Percentage” of any RL Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such RL Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL Percentage of any RL Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of such RL Lender shall be determined immediately prior (and without giving effect) to such termination; provided, further, that in the case of Section 2.17 when a Defaulting Lender shall exist, “RL Percentage” shall mean the percentage of the Total Revolving Loan Commitments (disregarding any Defaulting Lender’s Revolving Loan Commitment) represented by such Lender’s Revolving Loan Commitment..

“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Sale Leaseback” shall mean any transactions or series of related transactions pursuant to which the U.S. Borrower or any of its Subsidiaries (a) sells, transfer or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“Scheduled A Term Loan Repayment” shall have the meaning provided in Section 5.02(b).

“Scheduled A Term Loan Repayment Date” shall have the meaning provided in Section 5.02(b).

“Scheduled B Term Loan Repayment” shall have the meaning provided in Section 5.02(b).

“Scheduled B Term Loan Repayment Date” shall have the meaning provided in Section 5.02(b).

“Scheduled Repayment” shall mean each Scheduled A Term Loan Repayment and/or each Scheduled B Term Loan Repayment, as the context may require.

“SEC” shall have the meaning provided in Section 9.01(g).

“Section 5.04(b)(ii) Certificate” shall have the meaning provided in Section 5.04(b)(ii).

“Secured Creditors” shall have the meaning assigned that term in the respective Security Documents.

“Secured Notes” shall mean (a) any secured Indebtedness of the U.S. Borrower, which may be guaranteed on a secured basis (whether secured pari passu with the Obligations or junior to the Obligations) by one or more Subsidiary Guarantors, all of the terms and conditions of which (including, without limitation, with respect to interest rate, call protection, amortization, redemption provisions, maturities, covenants, defaults, remedies, collateral and guaranties) are on market terms for secured notes, as such Indebtedness may be amended, restated, modified and/or supplemented from time to time in accordance with the terms hereof and thereof; provided, that in any event, unless the Required Lenders otherwise expressly consent in writing prior to the issuance thereof, (i) no such Indebtedness shall be guaranteed by any Person other than a Subsidiary Guarantor, (ii) no such Indebtedness shall be secured by any assets other than Collateral and such security may rank pari passu with, or junior to (but not senior to), the respective Liens created pursuant to the Security Documents and shall be subject to the terms of a

Secured Notes Intercreditor Agreement, (iii) no such Indebtedness shall be subject to any scheduled amortization, mandatory redemption, mandatory repayment or mandatory prepayment, sinking fund or similar payment (other than, in each case, customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default) or have a final maturity date, in either case prior to the date occurring 91 days following the latest of the A Term Loan Maturity Date, B Term Loan Maturity Date and 2017 Revolving Loan Maturity Date then in effect on the date of issuance thereof and (iv) the terms of such Indebtedness (including, without limitation, all covenants, defaults, guaranties, collateral and remedies, but excluding as to interest rate, call protection and redemption premium), taken as a whole, are no more restrictive (other than provisions of the Trust Indenture Act of 1939, as amended, which may be applicable to such Indebtedness) in any material respect than the terms applicable to the Borrowers and its Subsidiaries under this Agreement and the other Credit Documents, provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent in good faith at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or the then most current drafts of the documentation relating thereto, certifying that the Borrower has determined in good faith that the terms and conditions of such Indebtedness satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement; (b) any notes issued by the U.S. Borrower in exchange for, and as contemplated by, the terms of the secured Indebtedness described in clause (a) above and the related registration rights agreement with substantially identical terms (except as to transferability) as the secured Indebtedness described in clause (a) above; and (c) any refinancing, refunding, renewal or extension of any secured Indebtedness described in clause (a) or (b) above; provided that in connection with any such refinancing, refunding, renewal or extension, (x) the principal amount (or accreted value, as applicable) of any such Indebtedness is not increased above the principal amount (or accreted value, as applicable) thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (plus accrued and unpaid interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses) and (y) such Indebtedness otherwise complies with the terms of clause (a) or (b) above, as applicable.

“Secured Notes Documents” shall mean, on and after the execution and delivery thereof, each note, instrument, indenture, agreement, guaranty, security document, the Secured Notes Intercreditor Agreement and any other document relating to each incurrence of Secured Notes, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Secured Notes Intercreditor Agreement” shall mean an intercreditor agreement, on customary terms and in form and substance reasonably satisfactory to the Credit Parties and the Collateral Agent, entered into among the Credit Parties, the Collateral Agent and each relevant financial institution acting in its capacity as a collateral agent under Secured Notes Documents in respect of an issuance of Secured Notes (as the same may be amended, modified or supplemented from time to time).

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Document” shall mean and include each of the U.S. Guaranty and Collateral Agreement, the Canadian Guaranty and Collateral Agreement, each Mortgage and, after the execution and delivery thereof, each Additional Security Document and all other security documents hereafter delivered to the Collateral Agent granting a Lien on any property of any Person for the benefit of the Secured Creditors; provided, that any cash collateral or other agreements entered into pursuant to the Back-Stop

Arrangements shall constitute “Security Documents” solely for purposes of (x) Sections 8.03 and 10.01(iv) and (y) the term “Credit Documents” as used in Sections 10.04(i) and 13.01.

“Senior Secured Indebtedness” shall mean, on any date of determination, the aggregate principal amount of Indebtedness of the U.S. Borrower and its Subsidiaries outstanding on such date that is secured by a Lien on any asset of the U.S. Borrower and/or any of its Subsidiaries (including the Obligations, any Indebtedness incurred pursuant to Section 2.14 on or prior to such date and then outstanding and any Permitted Refinancing Indebtedness incurred pursuant to Section 10.04(i) on or prior to such date and then outstanding).

“Senior Secured Leverage Ratio” shall mean, on any date of determination, the ratio of (x) the remainder of (A) Senior Secured Indebtedness of the U.S. Borrower and its Subsidiaries that is secured on pari passu or senior basis to the Loans on such date less (B) Unrestricted cash and Cash Equivalents of the U.S. Borrower and each Subsidiary Guarantor on such date to (y) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that (i) for purposes of any calculation of the Senior Secured Leverage Ratio pursuant to this Agreement, Consolidated EBITDA shall be determined on a Pro Forma Basis in accordance with clause (iii) of the definition of “Pro Forma Basis” contained herein and (ii) for purposes of any calculation of the Senior Secured Leverage Ratio pursuant to the definition of “Permitted Acquisition” only, Indebtedness shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of “Pro Forma Basis” contained herein.

“Senior Unsecured Notes” shall mean (a) any Indebtedness of the U.S. Borrower constituting senior unsecured notes, which may be guaranteed on an unsecured basis by one or more Subsidiary Guarantors, all of the terms and conditions of which (including, without limitation, with respect to interest rate, call protection, amortization, redemption provisions, maturities, covenants, defaults, remedies and guaranties) are on market terms for senior unsecured notes, as such Indebtedness may be amended, restated, modified and/or supplemented from time to time in accordance with the terms hereof and thereof; provided, that in any event, unless the Required Lenders otherwise expressly consent in writing prior to the issuance thereof, (i) no such Indebtedness shall be guaranteed by any Person other than a Subsidiary Guarantor, (ii) no such Indebtedness shall be subject to any scheduled amortization, mandatory redemption, mandatory repayment or mandatory prepayment, sinking fund or similar payment (other than, in each case, customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default) or have a final maturity date, in either case prior to the date occurring six months following the latest of the A Term Loan Maturity Date, B Term Loan Maturity Date and 2017 Revolving Loan Maturity Date then in effect on the date of issuance thereof and (iii) the terms of such Indebtedness (including, without limitation, all covenants, defaults, guaranties and remedies, but excluding as to interest rate, call protection and redemption premium), taken as a whole, are no more restrictive (other than provisions of the Trust Indenture Act of 1939, as amended, which may be applicable to such Indebtedness) in any material respect than the terms applicable to the Borrowers and their Subsidiaries under this Agreement and the other Credit Documents, provided that a certificate of an Authorized Officer of the U.S. Borrower delivered to the Administrative Agent in good faith at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or the then most current drafts of the documentation relating thereto, certifying that the U.S. Borrower has determined in good faith that the terms and conditions of such Indebtedness satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement, (b) any notes issued by the U.S. Borrower in exchange for, and as contemplated by, the terms of the Indebtedness described in clause (a) above and the related registration rights agreement with substantially identical terms (except as to transferability) as the Indebtedness described in clause (a) above; and (c) any refinancing, refunding, renewal or extension of any unsecured Indebtedness described in clause (a) or (b) above; provided that in connection with any such refinancing, refunding, renewal or extension, (x) the principal amount (or accreted value, as applicable) of any such Indebtedness is not increased above the principal amount (or accreted value, as applicable) thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (plus accrued and unpaid interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses) and (y) such Indebtedness otherwise complies with the terms of clause (a) or (b) above, as applicable.

“Senior Unsecured Notes Documents” shall mean, on and after the execution and delivery thereof, each note, instrument, indenture, agreement, guaranty and any other document relating to each incurrence of Senior Unsecured Notes, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Significant Asset Sale” shall mean each Asset Sale which generates Net Sale Proceeds of at least $100,000,000.

“Sixth Amendment” shall mean that certain Sixth Amendment to this Agreement, dated as of March 18, 2014, by and among, the Borrowers, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“Sixth Amendment Completion Date” shall have the meaning provided thereto in the Sixth Amendment.

“Solvent” shall mean, with respect to any Person that, as of the Initial Borrowing Date, (i) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets, (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Initial Borrowing Date, and (iii) such Person has not incurred and does not intend to incur, or believe that it will incur, debts including current obligations beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Auditing Standard No. 5).

“Specified Representations” shall have the meaning set forth in Section 6.02.

“Standstill Period” shall have the meaning provided in Section 11.03.

“Start Date” shall have the meaning provided in the definition of Applicable Margin.

“Stated Amount” of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder, in each case determined (x) as if any future automatic increases in the maximum amount available that are provided for in any such Letter of Credit had in fact occurred at such time and (y) without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder.

“Stock Certificates” means Collateral consisting of Stock Certificates representing capital stock of the Target and its subsidiaries or the U.S. Borrower and its Subsidiaries required as Collateral pursuant to the Security Documents.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the U.S. Borrower.

“Subsidiary Guarantor” shall mean each U.S. Subsidiary Guarantor and each Canadian Subsidiary Guarantor.

“Successor Borrower” shall have the meaning provided in Section 10.02(x).

“Swingline Expiry Date” shall mean that date which is five Business Days prior to the 2017 Revolving Loan Maturity Date.

“Swingline Lender” shall mean the Administrative Agent, in its capacity as Swingline Lender hereunder.

“Swingline Loan” shall have the meaning provided in Section 2.01(d).

“Swingline Loan Exposure” shall mean, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Loan Exposure of any RL Lender at any time shall be its RL Percentage of the aggregate Swingline Loan Exposure at such time.

“Swingline Note” shall have the meaning provided in Section 2.05(a).

“Syndication Date” shall mean the earlier of (x) the date 90 days after Effective Date and (y) that date upon which the Administrative Agent determines in its sole discretion (and notifies the U.S. Borrower) that the primary syndication (and resultant addition of Persons as Lenders pursuant to Section 13.04(b)) has been completed.

“Target” shall mean Western Coal Corp., a corporation existing under the laws of the Province of British Columbia.

“Tax Act” shall have the meaning provided in Section 5.04(a).

“Taxes” shall have the meaning provided in Section 5.04(a).

“Term Loan” shall mean each A Term Loan and each B Term Loan.

“Test Period” shall mean each period of four consecutive Fiscal Quarters of the U.S. Borrower then last ended, in each case taken as one accounting period; provided that in the case of any Test Period which includes any Fiscal Quarter ended on or prior to December 31, 2010, the rules set forth in the immediately succeeding sentence shall apply; provided further, that in the case of determinations of the Total Leverage Ratio, Senior Secured Leverage Ratio and the Interest Expense Coverage Ratio pursuant to this Agreement, such further adjustments (if any) as described in the proviso to the definition of “Total Leverage Ratio”, “Senior Secured Leverage Ratio” or “Interest Expense Coverage Ratio”, as the case may be, contained herein shall be made to the extent applicable.  If the respective Test Period (i)

includes the Fiscal Quarter of the U.S. Borrower ended March 31, 2011, (x) Consolidated EBITDA for such Fiscal Quarter shall be deemed to be $303,000,000, and (y) Consolidated Interest Expense for such Fiscal Quarter shall be deemed to be $25,000,000, (ii) includes the Fiscal Quarter of the U.S. Borrower ended December 31, 2010, (x) Consolidated EBITDA for such Fiscal Quarter shall be deemed to be $214,000,000, and (y) Consolidated Interest Expense for such Fiscal Quarter shall be deemed to be $25,000,000, and (iii) includes the Fiscal Quarter of the U.S. Borrower ended September 30, 2010, (x) Consolidated EBITDA for such Fiscal Quarter shall be deemed to be $318,000,000, and (y) Consolidated Interest Expense for such Fiscal Quarter shall be deemed to be $25,000,000; provided that further adjustments may be made on Pro Forma Basis to the amounts specified above to the extent provided herein.

“Third Amendment” shall mean that certain Third Amendment to this Agreement, dated as of October 29, 2012, by and among, the Borrowers, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“Third Amendment Effective Date” shall have the meaning provided in the Third Amendment.

“Total A Term Loan Commitment” shall mean, at any time, the sum of the A Term Loan Commitments of each of the Lenders at such time.

“Total B Term Loan Commitment” shall mean, at any time, the sum of the B Term Loan Commitments of each of the Lenders at such time.

“Total Commitment” shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

“Total Extended Revolving Commitment” shall mean, at any time, the sum of the Extended Revolving Commitments of each of the Lenders at such time.”

“Total Leverage Ratio” shall mean, on any date of determination, the ratio of (x) the remainder of (A) Indebtedness of the U.S. Borrower and its Subsidiaries on such date less (B) Unrestricted cash and Cash Equivalents of the U.S Borrower and each Subsidiary Guarantor on such date plus the Current Portion of any Indebtedness outstanding on such date to (y) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that (i) for purposes of any calculation of the Total Leverage Ratio pursuant to this Agreement, Consolidated EBITDA shall be determined on a Pro Forma Basis in accordance with clause (iii) of the definition of “Pro Forma Basis” contained herein and (ii) for purposes of any calculation of the Total Leverage Ratio pursuant to the definition of “Permitted Acquisition” and the definition of “Applicable Margin” only, Indebtedness shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of “Pro Forma Basis” contained herein.

“Total 2016 Revolving Loan Commitment” shall mean, at any time, the sum of the 2016 Revolving Loan Commitments of each of the Lenders at such time.

“Total 2017 Revolving Loan Commitment” shall mean, at any time, the sum of the 2017 Revolving Loan Commitments of each of the Lenders at such time.

“Total Revolving Loan Commitment” shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders at such time.

“Total Unutilized Revolving Loan Commitment” shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment in effect at such time less (y) the sum of (i) the aggregate principal amount of all Revolving Loans and Swingline Loans outstanding at such time plus (ii) the aggregate amount of all Letter of Credit Outstandings at such time. For purposes of this definition, all amounts not denominated in dollars shall be computed based on the Dollar Equivalent thereof.

“Trading With the Enemy Act” shall have the meaning provided in Section 8.20.

“Tranche” shall mean the respective facility and commitments utilized in making Loans hereunder, with there being five separate Tranches, i.e., A Term Loans, B Term Loans, 2016 Revolving Loans, 2017 Revolving Loans and Swingline Loans; provided that for purposes of Sections 2.13, 13.04(b), 13.12(a) and (b) and the definition of “Majority Lenders”, 2016 Revolving Loans, 2017 Revolving Loans and Swingline Loans shall be deemed to constitute part of a single “Tranche”.

“Transaction” shall mean, collectively, (i) the consummation of the Acquisition and the other transactions contemplated by the Acquisition Documents, (ii) the consummation of the Refinancing, (iii) the execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party, the incurrence of Loans on the Initial Borrowing Date and the use of proceeds thereof and (iv) the payment of all fees and expenses in connection with the foregoing.

“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan, a LIBOR Loan, a Canadian Prime Rate Loan or a Canadian CDOR Rate Loan.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“UCC Financing Collateral” shall mean Collateral a security interest in which may be perfected by filing a UCC financing statement in the relevant UCC filing office.

“Unfunded Pension Liability” shall mean the excess of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the fair market value of that Plan’s assets (excluding any accrued but unpaid contributions), determined as of the beginning of the most recent plan year in accordance with the assumption used for funding the Plan pursuant to Sections 412 and 430 of the Code for the Plan year.

“United States” and “U.S.” shall each mean the United States of America.

“Unpaid Drawing” shall have the meaning provided in Section 3.05(a).

“Unrestricted” shall mean, when referring to cash or Cash Equivalents of the U.S. Borrower or any of its Subsidiaries, that such cash or Cash Equivalents (i) does not appear (and is not required to appear) as “restricted” on a consolidated balance sheet of the U.S. Borrower or of any such Subsidiary (unless such appearance is related to the Credit Documents (or Liens created thereunder)) and (ii) are not subject to any Lien in favor of any Person (other than (x) the Collateral Agent pursuant to the Security Documents and (y) Liens permitted by Sections 10.01(i), (iv), (xvii) and (xxvi).

“Unutilized 2016 Revolving Loan Commitment” shall mean, with respect to any Lender at any time, such Lender’s 2016 Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all 2016 Revolving Loans made by such Lender at such time and (ii) such Lender’s ratable share of the Letter of Credit Outstandings participated with 2016 Revolving

Loan Commitments at such time. For purposes of this definition, all amounts not denominated in dollars shall be computed based on the Dollar Equivalent thereof.

“Unutilized 2017 Revolving Loan Commitment” shall mean, with respect to any Lender at any time, such Lender’s 2017 Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all 2017 Revolving Loans made by such Lender at such time and (ii) such Lender’s ratable share of the Letter of Credit Outstandings participated with 2017 Revolving Loan Commitments at such time. For purposes of this definition, all amounts not denominated in dollars shall be computed based on the Dollar Equivalent thereof.

“Unutilized Revolving Loan Commitment” shall mean, with respect to any Lender at any time, such Lender’s Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Lender at such time and (ii) such Lender’s RL Percentage of the Letter of Credit Outstandings at such time. For purposes of this definition, all amounts not denominated in dollars shall be computed based on the Dollar Equivalent thereof.

“U.S. Borrower” shall mean Walter Energy, Inc. and any Successor Borrower of such entity permitted pursuant to 10.02(x).

“U.S. Borrower Common Stock” shall mean the authorized common stock of the U.S. Borrower.

“U.S. Borrower Loans” shall mean each Term Loan, each U.S. Borrower Revolving Loan and each U.S. Borrower Swingline Loan.

“U.S. Borrower Revolving Loan” shall have the meaning given in Section 2.01(c).

“U.S. Borrower Swingline Loan” shall have the meaning provided in Section 2.01(d).

“U.S. Dollar Denominated Loans” shall mean each Loan denominated in Dollars at the time of the incurrence thereof.

“U.S. Dollar Denominated Swingline Loans” shall mean each Swingline Loan denominated in Dollars at the time of the incurrence thereof.

“U.S. GCA Collateral” shall mean all “Collateral” as defined in the U.S. Guaranty and Collateral Agreement.

“U.S. Guaranty” shall mean the guaranty of the (x) U.S. Subsidiary Guarantors and (y) the U.S. Borrower (solely with respect to the Obligations (as defined in the U.S. Guaranty and Collateral Agreement) of the Canadian Borrowers) pursuant to Article II of the U.S. Guaranty and Collateral Agreement.

“U.S. Guaranty and Collateral Agreement” shall have the meaning provided in Section 6.09.

“U.S. Letter of Credit Fee” shall have the meaning provided in Section 4.01(b).

“U.S. Subsidiary Guarantors” shall mean each Wholly-Owned Domestic Subsidiary of the U.S. Borrower that is party to the U.S. Guaranty and Collateral Agreement, unless and until such time as the respective Subsidiary is released from all of its obligations under the U.S. Guaranty and Collateral Agreement in accordance with the terms and provisions thereof.

“Waivable Mandatory Repayment” shall have the meaning set forth in Section 5.02(j).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness or Qualified Equity Interest, as the case may be, at any date, the quotient obtained by dividing (a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Qualified Equity Interest multiplied by the amount of such payment; by (b) the sum of all such payments.

“Wholly-Owned Canadian Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Canadian Subsidiary.

“Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

“Wholly-Owned Foreign Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of a Foreign Subsidiary of the U.S. Borrower with respect to the preceding clauses (i) and (ii), director’s qualifying shares and/or other nominal amount of shares required to be held by Persons other than the U.S. Borrower and its Subsidiaries under applicable law).

“Yield Differential” shall have the meaning provided in Section 2.14(b).

1.02.                     Other Definitional Provisions.  (a)  Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Credit Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)                                 As used herein and in the other Credit Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms not defined in Section 1.01 shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) unless the context otherwise requires, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Equity Interests, securities, revenues, accounts, leasehold interests and contract rights, (v) the word “will” shall be construed to have the same meaning and effect as the word “shall”, and (vi) unless the context otherwise requires, any reference herein (A) to any Person shall be construed to include such Person’s successors and assigns and (B) to the Borrowers or any other Credit Party shall be construed to include the Borrowers or such Credit Party as debtor and debtor-in-possession and any receiver or trustee for the Borrowers or any other Credit Party, as the case may be, in any insolvency or liquidation proceeding.

(c)                                  The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.                            Amount and Terms of Credit.

2.01.                     The Commitments.  (a)  Subject to and upon the terms and conditions set forth herein, each Lender with an A Term Loan Commitment severally agrees to make a term loan or term loans (each, an “A Term Loan” and, collectively, the “A Term Loans”) to the U.S. Borrower, which A Term Loans (i) shall be incurred pursuant to a single drawing on the Initial Borrowing Date, (ii) shall be denominated in Dollars, (iii) except as hereinafter provided, shall, at the option of the U.S. Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or LIBOR Loans, provided that except as otherwise specifically provided in Section 2.10(b), all A Term Loans comprising the same Borrowing shall at all times be of the same Type and (iv) shall be made by each such Lender in an aggregate principal amount which does not exceed the A Term Loan Commitment of such Lender on the Initial Borrowing Date.  Once repaid, A Term Loans incurred hereunder may not be reborrowed.

(b)                                 Subject to and upon the terms and conditions set forth herein, each Lender with a B Term Loan Commitment severally agrees to make a term loan or term loans (each, a “B Term Loan” and, collectively, the “B Term Loans”) to the U.S. Borrower, which B Term Loans (i) shall be incurred pursuant to a single drawing on the Initial Borrowing Date, (ii) shall be denominated in Dollars, (iii) except as hereinafter provided, shall, at the option of the U.S. Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or LIBOR Loans, provided that except as otherwise specifically provided in Section 2.10(b), all B Term Loans comprising the same Borrowing shall at all times be of the same Type, and (iv) shall be made by each such Lender in an aggregate principal amount which does not exceed the B Term Loan Commitment of such Lender on the Initial Borrowing Date.  Once repaid, B Term Loans incurred hereunder may not be reborrowed.

(c)                                  Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Loan Commitment severally agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the 2017 Revolving Loan Maturity Date, (x) a revolving loan or revolving loans to the U.S. Borrower (each, a “U.S. Borrower Revolving Loan” and, collectively, the “U.S. Borrower Revolving Loans”) and (y) a revolving loan or revolving loans to any Canadian Borrower (each, a “Canadian Borrower Revolving Loan” and, together with the U.S. Borrower Revolving Loans, the “Revolving Loans”). As of the 2014 Revolving Loan Commitment Extension Effective Date, in accordance with and upon the conditions set forth in the Sixth Amendment, (A) the Revolving Loan Commitment (as defined herein immediately prior to the 2014 Revolving Loan Commitment Extension Effective Date) of each Lender outstanding on such date shall be continued hereunder and reclassified as a 2016 Revolving Loan Commitment in the same amount as outstanding immediately prior to the 2014 Revolving Loan Commitment Extension Effective Date and (B) (x) the 2016 Revolving Loan Commitment of each 2016 Revolving Lender described in clause (b) of the definition of “2016 Revolving Lender” shall be continued hereunder on such date as 2016 Revolving Loan Commitments in an amount as set forth on Schedule A of the Sixth Amendment and (y) the 2016 Revolving Loan Commitment of each 2017 Revolving Lender outstanding on such date shall be continued hereunder and be reclassified as a 2017 Revolving Loan Commitment on such date in an amount as set forth on Schedule A of the Sixth Amendment.  Such Revolving Loans:

(i)                                     shall be made and maintained in an Available Currency;

(ii)                                  except as hereafter provided, shall, at the option of the applicable Borrower, be incurred and maintained as, and/or converted into, one or more Borrowings of (x) Base Rate Loans, Canadian Prime Rate Loans, LIBOR Loans or Canadian CDOR Rate Loans; provided that, except as otherwise specifically provided in Section 2.10(b), all Revolving Loans made as part of the same Borrowing shall at all times consist of Revolving Loans of the same Type;

(iii)                               may be repaid and reborrowed in accordance with the provisions hereof;

(iv)                              shall not be made (and shall not be required to be made) by any such Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause (w) the Individual Exposure of a RL Lender to exceed the amount of its Revolving Loan Commitment at such time, (x) the Aggregate Exposure to exceed the Total Revolving Loan Commitment at such time, (y) the Aggregate Canadian Borrower Exposure to exceed $275,000,000 or (z) the Aggregate Canadian Dollar Denominated Exposure to exceed $275,000,000.

With respect to 2016 Revolving Lenders, on the 2016 Revolving Loan Maturity Date, all outstanding 2016 Revolving Loans shall be repaid in full.  With respect to 2017 Revolving Lenders, on the 2017 Revolving Loan Maturity Date, all outstanding 2017 Revolving Loans shall be repaid in full.  For the avoidance of doubt, on and after the 2014 Revolving Loan Commitment Extension Effective Date and prior to the 2016 Revolving Loan Maturity Date, all borrowings of Revolving Loans under this Section 2.01(c) shall be made pro rata between the 2016 Revolving Loan Commitments and the 2017 Revolving Loan Commitments.  Any Revolving Loans outstanding on the 2014 Revolving Loan Commitment Extension Effective Date shall be continued as Revolving Loans hereunder; provided that (x) the Revolving Loans of each 2016 Revolving Lender will be continued as “2016 Revolving Loans” hereunder and (y) the Revolving Loans of each 2017 Revolving Lender will be reclassified as 2017 Revolving Loans hereunder.  The Revolving Loans (as defined in this Agreement as in effect immediately prior to the 2014 Revolving Loan Commitment Extension Effective Date) of any Revolving Lender having both a 2016 Revolving Loan Commitment and a 2017 Revolving Loan Commitment shall be so reclassified as 2016 Revolving Loans and 2017 Revolving Loans, respectively, in proportion to the relative amounts of such Revolving Lender’s 2016 Revolving Loan Commitment and 2017 Revolving Loan Commitment, respectively.

(d)                                 Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Swingline Expiry Date, (x) a swingline loan or swingline loans to the U.S. Borrower (each, a “U.S. Borrower Swingline Loan” and, collectively, the “U.S. Borrower Swingline Loans”) and (y) a swingline loan or swingline loans to any Canadian Borrower (each, a “Canadian Borrower Swingline Loan” and, together with the U.S. Borrower Swingline Loans, the “Swingline Loans”), which Swingline Loans:

(i)                                     shall be incurred and maintained in an Available Currency;

(ii)                                  shall be made and maintained as Base Rate Loans or Canadian Prime Rate Loans;

(iii)                               may be repaid and reborrowed in accordance with the provisions hereof; and

(iv)                              shall not be made (and shall not be required to be made) by the Swingline Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause (w) the Aggregate Exposure to exceed the Total Revolving Loan Commitment at such time, (x) the Aggregate Canadian Borrower Exposure to exceed $275,000,000, (y) the Aggregate Canadian Dollar Denominated Exposure to exceed $275,000,000 or (z) the Aggregate Swingline Exposure to exceed the Maximum Swingline Amount.

Notwithstanding anything to the contrary contained in this Section 2.01(d), the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the Required Lenders or (B) of the waiver of such Default or Event of Default by the Required Lenders.

(e)                                  On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the RL Lenders that the Swingline Lender’s outstanding Swingline Loans of any Borrower shall be funded with one or more Borrowings by the applicable Borrower of Revolving Loans by such Borrower (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 11.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 11), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by all RL Lenders pro rata based on each such RL Lender’s RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 11) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans.  Each RL Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, and (v) the amount of the Total Revolving Loan Commitment at such time.  In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code or a Canadian Insolvency Law with respect to the Borrowers), then each RL Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the RL Lenders to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 11), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing RL Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

(f)                                   Except to the extent set forth in Section 3.04(g) and 5.02(a)(ii), if the maturity date shall have occurred in respect of any tranche of Revolving Loan Commitments at a time when another tranche or tranches of Revolving Loan Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such maturity date); provided, however, that unless an Event of Default then exists, if on the occurrence of such earliest maturity date (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 3.04), there shall exist sufficient unutilized Extended Revolving Commitments so that the respective outstanding Swingline Loans could be incurred pursuant the Extended Revolving Commitments which will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Commitments, and such Swingline Loans shall not be so required to be repaid in full on such earliest maturity date.

(g)                                  Special Provisions Relating to the Exchange and Reclassifications of Revolving Loans on the 2014 Revolving Loan Commitment Extension Effective Date.  Notwithstanding anything to the contrary in this Agreement:

(i)                                     on the 2014 Revolving Loan Commitment Extension Effective Date, (x) 2016 Revolving Loans and 2017 Revolving Loans shall be deemed made as LIBOR Loans or Canadian CDOR Rate Loans, as applicable, in an amount equal to the principal amount of such Revolving Loans outstanding as LIBOR Loans or Canadian CDOR Rate Loans, as applicable, immediately prior to the time of reclassification pursuant to the last paragraph of Section 2.01(c), (y) Interest Periods for the Revolving Loans described in the preceding clause (x) shall end on the same dates as the Interest Periods applicable to the Revolving Loans outstanding immediately prior to the time of reclassification pursuant to the last paragraph of Section 2.01(c) and (z) 2016 Revolving Loans and 2017 Revolving Loans shall be deemed made as Base Rate Loans or Canadian Prime Rate Loans, as applicable, in an amount equal to the principal amount of such Revolving Loans outstanding as Base Rate Loans or Canadian Prime Rate Loans, as applicable, immediately prior to the time of reclassification pursuant to the last paragraph of Section 2.01(c);

(ii)                                  each 2017 Revolving Loan that was reclassified from any 2016 Revolving Loan shall continue to be entitled to all accrued and unpaid amounts (including interest) owing by the Borrower hereunder with respect to any 2016 Revolving Loan from which such 2017 Revolving Loan was reclassified, up to but excluding the 2014 Revolving Loan Commitment Extension Effective Date; and

(iii)                               no reclassification of outstanding Revolving Loans pursuant to the last paragraph of Section 2.01(c) shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement that would result in the application or operation of the provisions of Section 2.11.

2.02.                     Minimum Amount of Each Borrowing.  The aggregate principal amount of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum Borrowing Amount applicable to such Tranche.  More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than (x) 20 Borrowings of LIBOR Loans in the aggregate for all Tranches of Loans and (y) 5 Borrowings of Canadian CDOR Rate Loans in the aggregate for all Tranches of Loans.

2.03.                     Notice of Borrowing.  (a)  Whenever a Borrower desires to incur (x) LIBOR Loans or Canadian CDOR Rate Loans hereunder, such Borrower shall give the Administrative Agent at the Notice Office at least three Business Days’ prior notice of each LIBOR Loan or Canadian CDOR Rate Loan to be incurred hereunder and (y) Base Rate Loans hereunder (excluding Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing) or Canadian Prime Rate Loans (excluding Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing), such Borrower shall give the Administrative Agent at the Notice Office (1) notice of each Base Rate Loan on the Business Day it desires to incur the Base Rate Loan and (2) at least one Business Day’s prior notice of each Canadian Prime Rate Loan, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon. (New York City time) on such day.  Each such notice (each, a “Notice of Borrowing”), except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A-1, appropriately completed to specify:  (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing (stated in the Available Currency), (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the Loans being incurred pursuant to such Borrowing shall constitute A Term Loans, B Term Loans or Revolving Loans, (iv) in the case of U.S. Dollar Denominated Loans, whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, LIBOR Loans and, if LIBOR Loans, the initial Interest Period to be applicable thereto, (v) in the case of Canadian Dollar Denominated Loans, whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Canadian Prime Rate Loans or, to the extent permitted hereunder, Canadian CDOR Rate Loans and, if Canadian CDOR Rate Loans, the initial Interest Period to be applicable thereto, and (vi) in the case of a Borrowing of Revolving Loans the proceeds of which are to be utilized to finance, in whole or in part, a Permitted Acquisition (or to pay any fees and expenses incurred in connection therewith), the amount of the Total Unutilized Revolving Loan Commitment after giving effect to such Borrowing.  The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(b)                                 (i)  Whenever a Borrower desires to incur Swingline Loans hereunder, such Borrower shall give the Swingline Lender no later than 12:00 Noon (New York City time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder.  Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day), (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing (stated in the Available Currency), and (C) in the case of a Borrowing of Swingline Loans the proceeds of which are to be utilized to finance, in whole or in part, a Permitted Acquisition (or to pay any fees and expenses incurred in connection therewith), the amount of the Total Unutilized Revolving Loan Commitment after giving effect to such Borrowing.

(ii)                                  Mandatory Borrowings shall be made upon the notice specified in Section 2.01(e), with the Borrowers irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 2.01(e).

(c)                                  Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from an Authorized Officer of such Borrower, prior to receipt of written confirmation.  In each such case, such Borrower hereby waives the right to dispute the Administrative Agent’s or the Swingline Lender’s record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

2.04.                     Disbursement of Funds.  No later than 3:00 P.M. (New York City time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 3:00 P.M. (New York City time) on the date specified pursuant to Section 2.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 1:00 P.M. (New York City time) on the date specified in Section 2.01(e)), each Lender with a Commitment of the respective Tranche will make available its pro rata portion (determined in accordance with Section 2.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender will make available the full amount thereof).  All such amounts will be made available in Dollars (in the case of U.S. Dollar Denominated Loans) or Canadian Dollars (in the case of Canadian Dollar Denominated Loans), as the case may be, and in immediately available funds at the Payment Office, and the Administrative Agent will, except in the case of Revolving Loans made pursuant to a Mandatory Borrowing, make available to the relevant Borrower or Borrowers at the Payment Office the aggregate of the amounts so made available by the Lenders under the respective Tranche (or in the case of Swingline Loans, the Swingline Lender will make available the full amount thereof); provided that, if, on the date of a Borrowing of Revolving Loans (other than a Mandatory Borrowing), there are Unpaid Drawings or Swingline Loans then outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such Unpaid Drawings with respect to Letters of Credit, second, to the payment in full of any such Swingline Loans, and third, to the relevant Borrower or Borrowers as otherwise provided above; provided that in no event shall any proceeds attributable to a Canadian Borrower Loan, Letter of Credit, Unpaid Drawing or similar obligation be applied towards payment of a U.S. Borrower Loan, Letter of Credit, Unpaid Drawing or similar obligation or any proceeds attributable to a U.S. Borrower Loan, Letter of Credit, Unpaid Drawing or similar obligation be applied towards payment of a Canadian Borrower Loan, Letter of Credit, Unpaid Drawing or similar obligation; provided further that nothing in the foregoing proviso shall be deemed to constitute a release of a Guarantor from any Guaranty.  Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the relevant Borrower a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the relevant Borrower or Borrowers and the relevant Borrower or Borrowers shall immediately pay such corresponding amount to the Administrative Agent in the applicable Available Currency.  The Administrative Agent also shall be entitled to recover on demand from such Lender or the relevant Borrower or Borrowers , as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the relevant Borrower or Borrowers until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and (ii) if recovered from the relevant Borrower or Borrowers, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.08. Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the relevant Borrower or Borrowers may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

2.05.                     Notes.  (a)  Each Borrower’s obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by such Lender, also be evidenced (i) in the case of A Term Loans, by a promissory note duly executed and delivered by the U.S. Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, an “A Term

Note” and, collectively, the “A Term Notes”), (ii) in the case of B Term Loans, by a promissory note duly executed and delivered by the U.S. Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, a “B Term Note” and, collectively, the “B Term Notes”), (iii) in the case of  Revolving Loans, by a promissory note duly executed and delivered by the applicable Borrower substantially in the form of Exhibit B-3-A (in the case of 2016 Revolving Loans) or B-3-B (in the case of 2017 Revolving Loans), with blanks appropriately completed in conformity herewith (each, a “Revolving Note” and, collectively, the “Revolving Notes”), and (iv) in the case of Swingline Loans, by a promissory note duly executed and delivered by the applicable Borrower substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (the “Swingline Note”).

(b)                                 Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and prior to any transfer of any of its Notes will endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby.  Failure to make any such notation or any error in such notation shall not affect any Borrower’s obligations in respect of such Loans.

(c)                                  Notwithstanding anything to the contrary contained above in this Section 2.05 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes.  No failure of any Lender to request or obtain a Note evidencing its Loans to any Borrower shall affect or in any manner impair the obligations of the Borrowers to pay the Loans (and all related Obligations) incurred by such Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents.  Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (b).  At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the respective Borrower shall promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans.

2.06.                     Conversions.  Each Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans (other than Swingline Loans which may not be converted pursuant to this Section 2.06) made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan, provided that, (i) except as otherwise provided in Section 2.10(b), LIBOR Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of LIBOR Loans shall reduce the outstanding principal amount of such LIBOR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may not be converted into LIBOR Loans if a Default or Event of Default is in existence on the date of the conversion, (iii) Canadian CDOR Rate Loans may be converted into Canadian Prime Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Canadian CDOR Rate Loans shall reduce the outstanding principal amount of such Canadian CDOR Rate Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (iv)  unless the Required Lenders otherwise agree, Canadian Prime Rate Loans may not be converted into Canadian CDOR Rate Loans if a Default or Event of Default is in existence on the date of the conversion,  and (v) no conversion pursuant to this Section 2.06 shall result in a greater number of Borrowings of LIBOR Loans or Canadian CDOR Rate Loans than is permitted under Section 2.02.  Each such conversion shall be effected by the applicable Borrower by giving the Administrative Agent at the Notice Office prior to 11:00 A.M. (New York City time) at least (x) in the case of conversions of Base Rate Loans into LIBOR Loans and Canadian Prime Loans in Canadian CDOR Rate Loans, three Business Days’ prior notice and (y) in the case of conversions of LIBOR Loans into Base Rate Loans and Canadian CDOR Rate Loans into Canadian Prime Rate Loans, one Business Day’s prior notice (each, a “Notice of Conversion/Continuation”), in each case in the form of Exhibit A-2, appropriately completed to specify the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were incurred and, if to be converted into LIBOR Loans or Canadian CDOR Rate Loans, the Interest Period to be initially applicable thereto.  The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

2.07.                     Pro Rata Borrowings.  All Borrowings of A Term Loans, B Term Loans and Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their A Term Loan Commitments, B Term Loan Commitments or Revolving Loan Commitments (without regard to whether such Revolving Loan Commitments are 2016 Revolving Loan Commitments or 2017 Revolving Loan Commitments), respectively, provided that all Mandatory Borrowings shall be incurred from the RL Lenders pro rata on the basis of their RL Percentages.  It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

2.08.                     Interest.  (a)  The U.S. Borrower agrees to pay interest in respect of the unpaid principal amount of each of the U.S. Borrower Loans and each Canadian Borrower agrees to pay interest in respect of the unpaid principal amount of each of its respective Canadian Borrower Loans, in each case:

(i)                                     Maintained as a Base Rate Loan, in each case, from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a LIBOR Loan pursuant to Section 2.06 or 2.09, as applicable, at a rate per annum which shall be equal to the sum of the relevant Applicable Margin plus the Base Rate, each as in effect from time to time.

(ii)                                  Maintained as a LIBOR Loan, in each case, from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such LIBOR Loan to a Base Rate Loan pursuant to Section 2.06, 2.09 or 2.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time during such Interest Period plus the LIBO Rate for such Interest Period.

(iii)                               Maintained as a Canadian Prime Rate Loan, in each case, from the date of Borrowing thereof until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the sum of the relevant Applicable Margin plus the Canadian Prime Rate, each as in effect from time to time.

(iv)                              Maintained as a  Canadian CDOR Rate Loan, in each case, from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Canadian CDOR Rate Loan to a Canadian Prime Rate Loan pursuant to Section 2.06 or 2.09, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time during such Interest Period plus the Canadian CDOR Rate for such Interest Period.

(b)                                 Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to the rate which is 2% in excess of the rate then borne by such Loans, and all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Revolving Loans that are maintained as Base Rate Loans for amounts denominated in U.S. Dollars or maintained as Canadian Prime Rate Revolving Loans for amounts denominated in Canadian Dollars, in each case from the date of such non-payment to the date on which such amount is paid in full.  Interest that accrues under this Section 2.08(b) shall be payable on demand.

(c)                                  Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Canadian Prime Rate Loan, quarterly in arrears on each Quarterly Payment Date, (iii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, (iv) in respect of each Canadian CDOR Rate Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (v) in respect of each Loan, (x) on the date of any repayment or prepayment thereof (on the amount prepaid or repaid) (except that repayments and prepayments of Base Rate Loans or Canadian Prime Rate Loans, in each case, under a Tranche shall not be required to be accompanied by a payment of accrued, and theretofore unpaid, interest thereon, unless either all outstanding Loans of such Type under such Tranche are being repaid or prepaid or the Total Commitment under such Tranche has terminated or will be terminated concurrently with such repayment or prepayment) and (y) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(d)                                 Upon each Interest Determination Date, the Administrative Agent shall determine the LIBO Rate and Canadian CDOR Rate for each Interest Period applicable to the respective LIBOR Loans or Canadian CDOR Rate Loans, as the case may be, and shall promptly notify the Borrowers and the Lenders thereof.  Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.09.                     Interest Periods. (a)  At the time a Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any LIBOR Loan or Canadian CDOR Rate Loan (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York City time) on the third Business Day prior to the expiration of an Interest Period applicable to such LIBOR Loan or Canadian CDOR Rate Loan (in the case of any subsequent Interest Period), such Borrower shall have the right to elect the interest period (each, an “Interest Period”) applicable to such LIBOR Loan or Canadian CDOR Rate Loan, which Interest Period shall, at the option of the such Borrower, be (x) a one, two, three or six month period or (y) a seven, fourteen or twenty-one day period if agreed by the Administrative Agent in its sole discretion, provided that (in each case):

(i)                                     all LIBOR Loans or Canadian CDOR Rate Loans comprising a Borrowing shall at all times have the same Interest Period;

(ii)                                  the initial Interest Period for any LIBOR Loan or Canadian CDOR Rate Loan shall commence on the date of Borrowing of such LIBOR Loan or Canadian CDOR Rate Loan (including the date of any conversion thereto from a Base Rate Loan or Canadian Prime Rate Loan, as applicable) and each Interest Period occurring thereafter in respect of such LIBOR Loan or Canadian CDOR Rate Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(iii)                               if any Interest Period for a LIBOR Loan or Canadian CDOR Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv)                              if any Interest Period for a LIBOR Loan or Canadian CDOR Rate Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a LIBOR Loan or Canadian CDOR Rate Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(v)                                 unless the Required Lenders otherwise agree, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and

(vi)                              no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the Maturity Date for such Tranche of Loans.

If by 12:00 Noon (New York City time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of LIBOR Loans or Canadian CDOR Rate Loan, the relevant Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such LIBOR Loans or Canadian CDOR Rate Loan as provided above, such Borrower shall be deemed to have elected to continue such LIBOR Loans or Canadian CDOR Rate Loan into LIBOR Loans or Canadian CDOR Loans, as applicable, with a same Interest Period, effective as of the expiration date of such current Interest Period.

2.10.                     Increased Costs, Illegality, etc.  (a)  In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

(i)                                     on any Interest Determination Date that, by reason of any changes arising after the Effective Date affecting the London interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBO Rate; or

(ii)                                  at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, but not limited to:  (A) a change in the basis of taxation of any of the Lender’s loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves or other liabilities or capital attributable thereto (except for taxes indemnified by the Borrower under Sections 5.04 or 13.01(or that would be so indemnified but for the application of an exclusion under such section) and the imposition of, and any change in the rate of, any taxes payable by such Lender described in any of Section 5.04(a)(i), (ii), (iii), (iv) or (v)) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the LIBO Rate and/or (y) other circumstances arising since the Effective Date affecting such Lender, the London interbank market or the position of such Lender in such market (including that the LIBO Rate with respect to such LIBOR Loan does not adequately and fairly reflect the cost to such Lender of funding such LIBOR Loan); or

(iii)                               at any time, that the making or continuance of any LIBOR Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the London interbank market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrowers and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders).  Thereafter (x) in the case of clause (i) above, LIBOR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrowers with respect to LIBOR Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrowers, (y) in the case of clause (ii) above, the Borrowers agree to pay to such Lender, upon such Lender’s written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrowers by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrowers shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

(b)                                 At any time that any LIBOR Loan is affected by the circumstances described in Section 2.10(a)(ii), the Borrowers may, and in the case of a LIBOR Loan affected by the circumstances described in Section 2.10(a)(iii), the Borrowers shall, either (x) if the affected LIBOR Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrowers was notified by the affected Lender or the Administrative Agent pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected LIBOR Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, require the affected Lender to convert such LIBOR Loan into a Base Rate Loan, provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.10(b).

(c)                                  If any Lender determines that after the Effective Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any Governmental Authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Commitments hereunder or its obligations hereunder, then the Borrowers agree to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital.  In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.  Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrowers, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

(d)                                 Notwithstanding anything in this Agreement to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, shall be deemed to be a change after the Effective Date in a requirement of law or government rule, regulation or order, regardless of the date enacted, adopted, issued or implemented (including for purposes of this Section 2.10 and Section 3.06).

(e)                                  Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180-days prior to the date that such Lender notifies such Borrower of the circumstances giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that if the circumstances giving rise to such increased costs or reductions are retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.11.                     Compensation.  (a)  The Borrowers agree to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its LIBOR Loans but excluding loss of anticipated profits) which such Lender may sustain:  (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, LIBOR Loans or Canadian CDOR Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the Borrowers or deemed withdrawn pursuant to Section 2.10(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 5.01, Section 5.02 or as a result of an acceleration of the Loans pursuant to Section 11) or conversion of any of its LIBOR Loans or Canadian CDOR Rate Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its LIBOR Loans or Canadian CDOR Rate Loans is not made on any date specified in a notice of prepayment given by the relevant Borrower; or (iv) as a consequence of (x) any other default by the Borrowers to repay LIBOR Loans or Canadian CDOR Rate Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 2.10(b).

(b)                                 Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.11 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender pursuant to this Section for any such compensation incurred more than 180-days prior to the date that such Lender notifies such Borrower of such Lender’s intention to claim compensation therefor.

2.12.                     Change of Lending Office.  Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c), Section 3.06 or Section 5.04 with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section.  Nothing in this

Section 2.12 shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in Sections 2.10, 3.06 and 5.04.

2.13.                     Replacement of Lenders.  (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c), Section 3.06 or Section 5.04 with respect to any Lender which results in such Lender charging to the Borrowers increased costs in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrowers shall have the right, in accordance with Section 13.04(b), to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of which shall be reasonably acceptable to the Administrative Agent or, in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Lender is required with respect to less than all Tranches of its Loans or Commitments, to replace the Commitments and/or outstanding Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Lender; provided that:

(i)                                     at the time of any replacement pursuant to this Section 2.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender and/or the Borrowers (as may be agreed to at such time by and among the Borrowers and the Replacement Lender)) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans (or, in the case of the replacement of only (a) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans and participations in Letter of Credit Outstandings and/or (b) the outstanding Term Loans of any Tranche, the outstanding Term Loans of the respective Tranche or Tranches with respect to which such Lender is being replaced) of, and in each case (except for the replacement of only the outstanding Term Loans of any or all Tranches of Term Loans of the respective Lender) all participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the respective Replaced Lender under each Tranche with respect to which such Replaced Lender is being replaced, (B) an amount equal to all Unpaid Drawings (unless there are no Unpaid Drawings with respect to the Tranche being replaced) that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender (but only with respect to the relevant Tranche, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Lender) pursuant to Section 4.01, (y) except in the case of the replacement of only the outstanding Term Loans of one or more Tranches of a Replaced Lender, each Issuing Lender an amount equal to such Replaced Lender’s RL Percentage of any Unpaid Drawing relating to Letters of Credit issued by such Issuing Lender (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender and (z) in the case of any replacement of Revolving Loan Commitments, the Swingline Lender an amount equal to such Replaced Lender’s RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender; and

(ii)                                  all obligations of the Borrowers then owing to the Replaced Lender (other than those (a) specifically described in clause (a) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 2.11 or (b) relating to any Tranche of Loans and/or Commitments of the respective Replaced Lender which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 2.13, the Administrative Agent shall be entitled (but not obligated) and is authorized to execute an Assignment and Assumption Agreement on behalf of such Replaced Lender, and any such Assignment and Assumption Agreement so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 2.13 and Section 13.04; provided that in the case of a Defaulting Lender, such Lender shall be deemed to have consented to such assignment, notwithstanding execution of an Assignment and Assumption Agreement on such Lender’s behalf by the Administrative Agent.  Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (a) and (b) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.15 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrowers, (x) the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have outstanding Term Loans and/or a Revolving Loan Commitment hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 12.06, 13.01 and 13.06), which shall survive as to such Replaced Lender and (y) except in the case of the replacement of only outstanding Term Loans pursuant to this Section 2.13, the RL Percentages of the Lenders shall be automatically adjusted at such time to give effect to such replacement.

2.14.                     Incremental Credit Extensions.

(a)                                 The U.S. Borrower may at any time or from time to time after the Syndication Date, by notice to the Administrative Agent, request in an aggregate amount not to exceed the Available Incremental Amount (such amount not to include loans which constitute Permitted Refinancing Indebtedness of the Loans hereunder) (x) one or more additional tranches or additions to the A Term Loans or B Term Loans (the “Incremental Term Loans”) or (y) one or more additional tranches or increases in the amount of the Revolving Loan Commitments on similar terms to the terms of the Revolving Loan Commitments and any other Extended Revolving Commitments (unless otherwise consented to by the Administrative Agent (except for (x) the tenor of such additional tranches or increases (which shall have a scheduled expiration date no earlier than the 2017 Revolving Loan Maturity Date) and (y) the applicable interest rates, interest margins, rate floors, premiums, funding discounts and fees payable (other the Commitment Commission and any similar fee) with respect to such additional tranches or increases (in each case which shall be as specified in the applicable Incremental Amendment) (the “Revolving Commitment Increase”, and, together with the Incremental Term Loans, collectively, the “Incremental Loans”); provided that notwithstanding anything to the contrary contained in this Section 2.14(a), the Borrower shall always have the right to add additional tranches or increase the Revolving Loan Commitments so that after giving effect thereto the Total Revolving Loan Commitment is $375,000,000 (subject to (x) satisfaction of the requirements of the immediately succeeding proviso (y) treating any Permitted Refinancing Indebtedness of Revolving Loan Commitments as Revolving Loan Commitments for purposes hereof); and provided further that (i) both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Default or Event of Default shall exist and at the time that any such Incremental Term Loan is made (and after giving effect thereto) no Default or Event of Default shall exist, (ii) both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, all of the representations and warranties of each Credit Party set forth in Section 8 and in each other Credit Document shall be true and correct in all material respects as of such time (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date), (iii) all Incremental Loans (and all interest, fees and other amounts payable thereon) shall be Obligations under this Agreement and the other applicable Credit Documents and shall be secured by the Security Documents, and guaranteed under the Guaranty, on a pari passu basis with all other Obligations of the U.S. Borrower under this Agreement secured by the Security Documents and guaranteed under the Guaranty, (iv) the U.S. Borrower shall be in compliance with the financial covenant set forth in Section 10.08 (whether or not then in effect) determined on a Pro Forma Basis as of the date of the most recently ended Test Period (or, if no Test Period cited in Section 10.08 has passed, the covenant in Section 10.08 for the first Test Period cited in such Sections shall be satisfied as of the last four quarters ended), in each case, as if such Incremental Term Loans or Loans pursuant to the Revolving Loan Commitment Increase, as applicable, had been outstanding on the last day of such fiscal quarter of the U.S. Borrower for testing compliance therewith and (v) at no time shall there be more than five separate tranches of Revolving Loan Commitments.

(b)                                 (i) Incremental Term Loans that are added to the existing tranche of A Term Loans or B Term Loans, as applicable, shall have identical terms to such existing tranche of Term Loans.  All other Incremental Term Loans shall rank pari passu in right of payment and of security with the Loans; provided, however, that (i) the interest rate applicable to the Incremental Term Loans may differ from that applicable to the existing Loans, but if the “effective yield” applicable to a given tranche of Incremental Term Loans (which, for such purposes only, shall be deemed to take account of any interest rate benchmark floors, recurring fees and all upfront or similar fees or original issue discount (amortized over the shorter of (x) the weighted average life of such loans and (y) four years) payable to all Lenders providing such Incremental Term Loans and the effect of any LIBO Rate or Base Rate floors, in each case as determined by the Administrative Agent, but exclusive of any arrangement, structuring or other fees payable in connection therewith that are not shared with all Lenders providing such Incremental Term Loans) determined as of the initial funding date for such Incremental Term Loans exceeds the “effective yield” then applicable to any Loans or any other tranche of Incremental Term Loans (determined on the same basis as provided in the preceding parenthetical) by more than 0.50% (the amount of such excess being the “Yield Differential”), the Applicable Margin for such existing Loans subject to a Yield Differential shall automatically be increased by the Yield Differential effective upon the making of the applicable Incremental Term Loans, (ii) the final stated maturity date for a given tranche of Incremental Term Loans may be later (but not sooner) than the latest of the A Term Loan Maturity Date, B Term Loan Maturity Date and 2017 Revolving Loan Maturity Date, (iii) the amortization requirements for a given tranche of Incremental Term Loans may differ, so long as the average weighted life to maturity of such Incremental Term Loans is no shorter than the average weighted life to maturity applicable to the then outstanding B Term Loans, and (iv) the other terms of a given tranche of Incremental Term Loans may differ if reasonably satisfactory to the Administrative Agent.

(ii)  If the interest rate margins (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing an additional tranche of Revolving Loan Commitments and any LIBOR floor applicable to such additional tranche of Revolving Loan Commitments) or commitment fee relating to any additional tranche of Revolving Loan Commitments exceeds the Applicable Margin (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing the 2017 Revolving Loan Commitments and any LIBO or Base Rate floor applicable to the 2017 Revolving Loan Commitments) or Commitment Commission relating to the 2017 Revolving Loan Commitments immediately prior to the effectiveness of the Extension by more than 0.50%, the Applicable Margin and Commitment Commission, as applicable, relating to the 2017 Revolving Loan Commitments shall be adjusted to be equal to the interest rate margins (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such additional tranche of Revolving Loan Commitments and any LIBOR floor applicable to such additional tranche of Revolving Loan Commitments) relating to such additional tranche of Revolving Loan Commitments minus 0.50% and the Applicable Margin relating to any Extended Revolving Commitments (other than the 2017 Revolving Loan Commitments) (if any) and any additional tranches of Revolving Loan Commitments added pursuant to Section 2.14 which were added pursuant to one or more prior incurrences of Revolving Loan Commitments (if any) shall be adjusted so that the difference between the Applicable Margin relating to the 2017 Revolving Loan Commitments (after giving effect to the foregoing adjustment) and the Applicable Margin relating such Extended Revolving Commitments (other than the 2017 Revolving Loan Commitments) (if any) and additional tranches of Revolving Loan Commitments added pursuant to one or more prior incurrences remains the same as immediately prior to the incurrence of such recent additional tranche of Revolving Loan Commitments.

(c)                                  Each tranche of Incremental Term Loans shall be in an aggregate principal amount that is not less than $25,000,000 (or such lesser amount as agreed to by the Administrative Agent) and shall be in an increment of $5,000,000 and each Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $25,000,000 (or such lesser amount as agreed to by the Administrative Agent) and shall be in an increment of $5,000,000 (provided that in each case such amount may be less if such amount represents all remaining availability under the limit set forth in the first sentence of Section 2.14(a)).

(d)                                 Each notice from the U.S. Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Revolving Commitment Increases.  Incremental Term Loans may be made, and Revolving Commitment Increases may be provided, by any existing Lender (but no existing Lender will have an obligation to make a portion of any Incremental Term Loan or any portion of any Revolving Commitment Increase) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”), provided that the Administrative Agent shall have consented (such consent not to be unreasonably withheld) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increases if such consent would be required under Section 13.04 for an assignment of Loans or Revolving Loan Commitments, as applicable, to such Lender or Additional Lender.  Commitments in respect of Incremental Term Loans and Revolving Commitment Increases shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Credit Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent.  The Incremental Amendment may, without the consent of Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14.  The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 7 (it being understood that all references to “the date of such Credit Event” or similar language in such Section 7 shall be deemed to refer to the effective date of such Incremental Amendment) and such other conditions as the parties thereto shall agree.  The Borrower will use the proceeds of the Incremental Term Loans and Revolving Commitment Increases for any purpose not prohibited by this Agreement.  No Lender shall be obligated to provide any Incremental Term Loans or Revolving Commitment Increases unless it so agrees.

(e)                                  Upon each increase in the Revolving Loan Commitments pursuant to this Section 2.14, (a) each RL Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase (each a “Revolving Commitment Increase Lender”), and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such RL Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swingline Loans held by each RL Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Loan Commitments of all RL Lenders represented by such RL Lender’s Revolving Loan Commitment and (b) if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Loans made hereunder (reflecting such increase in Revolving Loan Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.11.  The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(f)                                   This Section 2.14 shall supersede any provisions in Section 13.06 or 13.12 to the contrary.

2.15.                     Reverse Dutch Auction Repurchases.  (a) Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, the U.S. Borrower may, at any time and from time to time after the later to occur of the Effective Date and the Syndication Date, conduct reverse Dutch auctions in order to purchase Term Loans (each, an “Auction”) (each such Auction to be managed exclusively by MS&Co. or another investment bank of recognized standing selected by the U.S. Borrower following consultation with the Administrative Agent (in such capacity, the “Auction Manager”)), so long as the following conditions are satisfied:

(i)                                     each Auction shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.15 and Schedule 2.15;

(ii)                                  no Default or Event of Default shall have occurred and be continuing on the date of the delivery of each Auction Notice and at the time of purchase of any Term Loans in connection with any Auction;

(iii)                               the maximum principal amount (calculated on the face amount thereof) of all Term Loans that the Borrower offers to purchase in any such Auction shall be no less than $25,000,000 (unless another amount is agreed to by the Administrative Agent);

(iv)                              after giving effect to any purchase of Term Loans pursuant to this Section 2.15, the sum of (x) the Total Unutilized Revolving Loan Commitment and (y) the aggregate amount of all cash and Cash Equivalents of the U.S. Borrower and the other Credit Parties, shall not be less than $100,000,000;

(v)                                 the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so purchased by the U.S. Borrower shall automatically be cancelled and retired by the U.S. Borrower on the settlement date of the relevant purchase (and may not be resold);

(vi)                              no more than one Auction may be ongoing at any one time;

(vii)                           the aggregate principal amount of all Term Loans purchased pursuant to this Section 2.15 shall not exceed $250,000,000;

(viii)                        each Auction shall be open and offered to all Lenders of the relevant Tranche on a pro rata basis; and

(ix)                              at the time of each purchase of Term Loans through an Auction, the U.S. Borrower shall have delivered to the Auction Manager an officer’s certificate of an Authorized Officer certifying as to compliance with preceding clauses (iv) and (vii).

(b)                                 The U.S. Borrower must terminate an Auction if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to the respective Auction.  If the U.S. Borrower commences any Auction (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of the respective Auction have in fact been satisfied), and if at such time of commencement the U.S. Borrower reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the purchase of Term Loans pursuant to such Auction shall be satisfied, then the U.S. Borrower shall have no liability to any Lender for any termination of the respective Auction as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to the respective Auction, and any such failure shall not result in any Default or Event of Default hereunder.  With respect to all purchases of Term Loans made by the U.S. Borrower pursuant to this Section 2.15, (x) the U.S. Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans up to the settlement date of such purchase and (y) such purchases (and the payments made by the U.S. Borrower and the cancellation of the purchased Term Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 5.01, 5.02 or 13.06.

(c)                                  The Administrative Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section 2.15 (provided that no Lender shall have an obligation to participate in any such Auctions) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 5.01, 5.02 and 13.06 (it being understood and acknowledged that purchases of the Term Loans by the U.S. Borrower contemplated by this Section 2.15 shall not constitute Investments by the U.S. Borrower)) or any other Credit Document that may otherwise prohibit any Auction or any other transaction contemplated by this Section 2.15.  The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Section 12 and Section 13.01 mutatis mutandis as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction.

(d)                                 Each Lender participating in any Auction hereby acknowledges and agrees that in connection with such Auction, (1) the U.S. Borrower may have, and later may come into possession of, information regarding the Term Loans or the Credit Parties hereunder that is not known to such Lender and that may be material to a decision by such Lender to participate in such Auction (such information, the “Excluded Information”), (2) such Lender has independently, without reliance on the U.S. Borrower, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, made its own analysis and determination to participate in such Auction notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of the U.S. Borrower, its Subsidiaries, the Administrative Agent or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the U.S. Borrower, its Subsidiaries, the Administrative Agent, and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information.  Each Lender participating in any Auction further acknowledges that the Excluded Information may not be available to the Administrative Agent or the other Lenders.

2.16.                     Extensions of Term Loans and Revolving Loan Commitments.

(a)                                 Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the U.S. Borrower to all Lenders of Term Loans with a like maturity date or Revolving Loan Commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Loan Commitments with a like maturity date, as the case may be) and on the same terms to each such Lender, the U.S. Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Loan Commitments and otherwise modify the terms of such Term Loans and/or Revolving Loan Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Loan Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension”, and each group of Term Loans or Revolving Loan Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Loan Commitments (in each case not so extended), being a “tranche”; any Extended Term Loans shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted, and any Extended Revolving Commitments shall constitute a separate tranche of Revolving Loan Commitments from the tranche of Revolving Loan Commitments from which they were converted), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) the Revolving Loan Commitment of any Revolving Lender that agrees to an extension with respect to such Revolving Loan Commitment (an “Extending Revolving Lender”) extended pursuant to an Extension (an “Extended Revolving Commitment”), and the related outstandings, shall be a Revolving Loan Commitment (or related outstandings, as the case may be) in amounts, and with terms, as may be agreed between the U.S. Borrower, the Administrative Agent and each Extended Revolving Lender (including, but not limited, with respect to interest rates, fees, final maturity, quantum and covenants); provided that at no time shall there be Revolving Loan Commitments hereunder (including Extended Revolving Commitments and any original Revolving Loan Commitments); provided that (x) subject to the provisions of Sections 2.01(f) and 3.01(c) to the extent dealing with Swingline Loans and Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Commitments with a longer maturity date, all Swingline Loans and Letters of Credit shall be participated in on a pro rata basis by all Lenders with Revolving Loan Commitments in accordance with their RL Percentage of the Revolving Loan Commitments (and except as provided in Section 2.01(f) and 3.01(c), without giving effect to changes thereto on an earlier maturity date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued) and all borrowings under Revolving Loan Commitments and repayments thereunder shall be made on a pro rata basis (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings) and (B) repayments required upon the maturity date of the non-extending Revolving Loan Commitments) and (y) at no time shall there be Revolving Loan Commitments hereunder (including Extended Revolving Commitments and any original Revolving Loan Commitments) which have more than five different maturity dates, (iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined between the U.S. Borrower and set forth in the relevant Extension Offer), the Term Loans of any Lender that agrees to an extension with respect to such Term Loans (an “Extending Term Lender”)  extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the tranche of Term Loans subject to such Extension Offer, (iv) the final maturity date of any Extended Term Loans shall be no earlier than the then latest maturity date hereunder and the amortization schedule applicable to Term Loans pursuant to Section 5.02(b) for periods prior to the B Term Loan Maturity Date may not be increased, (v) the weighted average life of any Extended Term Loans shall be no shorter than the remaining weighted average life of the Term Loans extended thereby, (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vii) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Loan Commitments, as the case may be, in respect of which Term Lenders or Revolving Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Loan Commitments, as the case may be, offered to be extended by the U.S. Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Loans, as the case may be, of such Term Lenders or Revolving Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Lenders, as the case may be, have accepted such Extension Offer, (viii) all documentation in respect of such Extension shall be consistent with the foregoing, (ix) any applicable Minimum Extension Condition shall be satisfied unless waived by the U.S. Borrower and (x) the Minimum Tranche Amount (as defined below) shall be satisfied unless waived by the Administrative Agent.

(b)                                 Notwithstanding the foregoing, (A) if the interest rate margins (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing Extended Term Loans and any LIBOR floor applicable to such Extended Term Loans) relating to any Extended Term Loan exceeds the Applicable Margin (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing the B Term Loans and any LIBO or Base Rate floor applicable to the B Term Loans) relating to the B Term Loans immediately prior to the effectiveness of the Extension by more than 0.50%, the Applicable Margin relating to the B Term Loans, as applicable, shall be adjusted to be equal to the interest rate margins (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Extended Term Loans and any LIBOR floor applicable to such Extended Term Loans) relating to such Extended Term Loans minus 0.50% and the Applicable Margin relating to any Incremental Term Loans (if any) and any Extended Term Loans which were extended pursuant to one or more prior Extensions (if any) shall be adjusted so that the difference between the Applicable Margin relating to the B Term Loans (after giving effect to the foregoing adjustment) and the Applicable Margin relating to such Incremental Term Loans and prior Extended Term Loans remains the same as immediately prior to the Extension and (B) if the interest rate margins (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing Extended Revolving Commitments (other than the 2017 Revolving Loan Commitments) and any LIBOR floor applicable to such Extended Revolving Commitments (other than the 2017 Revolving Loan Commitments)) or commitment fee relating to any Extended Revolving Commitments (other than the 2017 Revolving Loan Commitments) exceeds the Applicable Margin (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing the 2017 Revolving Loan Commitments and any LIBO or Base Rate floor applicable to the 2017 Revolving Loan Commitments) or Commitment Commission relating to the 2017 Revolving Loan Commitments immediately prior to the effectiveness of the Extension by more than 0.50%, the Applicable Margin and Commitment Commission, as applicable, relating to the 2017 Revolving Loan Commitments shall be adjusted to be equal to the interest rate margins (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Extended Revolving Commitments (other than the 2017 Revolving Loan Commitments) and any LIBOR floor applicable to such Extended Revolving Commitments (other than the 2017 Revolving Loan Commitments)) relating to such Extended Revolving Commitments minus 0.50% and the Applicable Margin relating to any additional tranche of Revolving Loan Commitments added pursuant to Section 2.14 and any Extended Revolving Commitments which were extended pursuant to one or more prior Extensions (other than the 2017 Revolving Loan Commitments) (if any) shall be adjusted so that the difference between the Applicable Margin relating to the 2017 Revolving Loan Commitments (after giving effect to the foregoing adjustment) and the Applicable Margin relating such additional tranche of Extended Revolving Loan Commitments and prior Extended Revolving Commitments (other than the 2017 Revolving Loan Commitments) remains the same as immediately prior to the Extension.

(c)                                  With respect to all Extensions consummated by the U.S. Borrower pursuant to this Section, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 5.01 or 5.02 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that (x) the U.S. Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the U.S. Borrower’s sole discretion and may be waived by the U.S. Borrower) of Term Loans or Revolving Loan Commitments (as applicable) of any or all applicable tranches be tendered and (y) no tranche of Extended Term Loans shall be in an amount of less than $100,000,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent.  The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.11 and 2.17) or any other Credit Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(d)                                 No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Loan Commitments (or a portion thereof) and (B) with respect to any Extension of the Revolving Loan Commitments, the consent of each Issuing Lender that also constitutes an Extending Revolving Lender, which consent shall not be unreasonably withheld or delayed.  All Extended Term Loans, Extended Revolving Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Credit Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Credit Documents.  The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Credit Documents with the U.S. Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Revolving Loan Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the U.S. Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.16.  Without limiting the foregoing, in connection with any Extensions the respective Credit Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then latest maturity date so that such maturity date is extended to the then latest maturity date (or such later date as may be advised by local counsel to the Administrative Agent).

(e)                                  In connection with any Extension, the U.S. Borrower shall provide the Administrative Agent at least 5 Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section.

2.17.                     Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any RL Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such RL Lender is a Defaulting Lender:

(a)                                 if any Swingline Loan Exposure or Letter of Credit Exposure exists at the time a RL Lender becomes a Defaulting Lender then:

(i)                                     all or any part of such Swingline Loan Exposure and Letter of Credit Exposure shall be reallocated among the RL Lenders that are Non-Defaulting RL Lenders in accordance with their respective RL Percentages but only to the extent (x) the sum of all RL Lenders’ that are Non-Defaulting RL Lenders Individual Exposures plus such Defaulting Lender’s Swingline Loan Exposure and Letter of Credit Exposure does not exceed the aggregate amount of all Non-Defaulting RL Lenders’ Revolving Loan Commitments, (y) immediately following the reallocation to a RL Lender that is a Non-Defaulting Lender, the Individual Exposure of such RL Lender does not exceed its Revolving Loan Commitment at such time and (z) the conditions set forth in Section 7 are satisfied at such time;

(ii)                                  if the reallocation described in clause (i) above cannot, or can only partially, be effected, the applicable Borrower shall within three (3) Business Days following notice by the Administrative Agent (x) first, prepay such Swingline Loan Exposure and (y) second, cash collateralize in a manner reasonably satisfactory to the applicable Issuing Lender such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in aggregate amount equal to 100% of such Defaulting Lender’s Letter of Credit Exposure for so long as such Letter of Credit Exposure is outstanding (the “Letter of Credit Back-Stop Arrangements”);

(iii)                               the Borrower shall not be required to pay any Fees to such Defaulting Lender pursuant to Section 4.01(b) with respect to such Defaulting Lender’s Letter of Credit Exposure;

(iv)                              if the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.17(a), then the Fees payable to the RL Lenders pursuant to Section 4.01(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ RL Percentages; and

(v)                                 if any Defaulting Lender’s Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.17(a), then, without prejudice to any rights or remedies of any Issuing Lender or any RL Lender hereunder, all Letter of Credit Fees payable under Section 4.01(b) with respect to such Defaulting Lender’s Letter of Credit Exposure shall be payable to each Issuing Lender until such Letter of Credit Exposure is cash collateralized and/or reallocated; and

(b)                                 notwithstanding anything to the contrary contained in Section 2.01(d) or Section 3, so long as any RL Lender is a Defaulting Lender (i) the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Loan Commitments of the Non-Defaulting Lenders and/or cash collateral has been provided by the applicable Borrower in accordance with Section 2.17(a), and (ii) participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among RL Lenders that are Non-Defaulting Lenders in a manner consistent with Section 2.17(a)(i) (and Defaulting Lenders shall not participate therein).

In the event that the Administrative Agent, the Borrowers, each Issuing Lender and the Swingline Lender each agrees (in its reasonable discretion) that a Defaulting Lender has adequately remedied all matters that caused such RL Lender to be a Defaulting Lender, then the Swingline Loan Exposure and Letter of Credit Exposure of the RL Lenders shall be readjusted to reflect the inclusion of such RL Lender’s Revolving Loan Commitments and on such date such RL Lender shall purchase at par such of the Revolving Loans of the other RL Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such RL Lender to hold such Revolving Loans in accordance with its RL Percentage.

SECTION 3.                            Letters of Credit.

3.01.                     Letters of Credit.  (a)  Subject to and upon the terms and conditions set forth herein, a Borrower may request that an Issuing Lender issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the 5th day prior to (x) with respect to 2016 Revolving Lenders, the 2016 Revolving Loan Maturity Date and (y) with respect to the 2017 Revolving Lenders, the 2017 Revolving Loan Maturity Date, for the account of such Borrower or any of its Subsidiaries, an irrevocable letter of credit, in a form customarily used by such Issuing Lender or in such other form as is reasonably acceptable to such Issuing Lender (each such letter of credit, a “Letter of Credit” and, collectively, the “Letters of Credit”).  All Letters of Credit shall be denominated in Dollars or Canadian Dollars and shall be issued on a sight basis only.  The Existing Letters of Credit which are outstanding as of the Effective Date shall be deemed to be issued by an Issuing Lender under this Agreement as of the Effective Date for all purposes hereof (other than Section 3.03) and the other Credit Documents.

(b)                                 Subject to and upon the terms and conditions set forth herein, each Issuing Lender agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the 5th day prior to the 2017 Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for account of such Borrower, one or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default, provided that no Issuing Lender shall be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

(i)                                     any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect with respect to such Issuing Lender on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Lender as of the date hereof and which such Issuing Lender reasonably and in good faith deems material to it; or

(ii)                                  such Issuing Lender shall have received from any Borrower, any other Credit Party or the Required Lenders prior to the issuance of such Letter of Credit notice of the type described in the second sentence of Section 3.03(b).

(c)                                  Except to the extent set forth in Section 3.04(g) and 5.02(a)(ii), if the maturity date in respect of any tranche of Revolving Loan Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Revolving Loan Commitments in respect of which the maturity date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Section 3.04) under (and ratably participated in by Lenders pursuant to) the Revolving Loan Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Loan Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall cash collateralize any such Letter of Credit in accordance with Section 3.04.  If, for any reason, such cash collateral is not provided or the reallocation does not occur, the Revolving Lenders under the maturing tranche shall continue to be responsible for their participating interests in the Letters of Credit.  Except to the extent of reallocations of participations pursuant to clause (i) of the second preceding sentence, the occurrence of a maturity date with respect to a given tranche of Revolving Loan Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Lenders in any Letter of Credit issued before such maturity date.  Commencing with the maturity date of any tranche of Revolving Loan Commitments, the sublimit for Letters of Credit shall be agreed with the Lenders under the extended tranches.

3.02.                     Maximum Letter of Credit Outstandings; Final Maturities.  Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued (or required to be issued) if the Stated Amount of which, when added to the Aggregate Letter of Credit Exposure (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed $150,000,000, (ii) no Letter of Credit shall be issued (or required to be issued) at any time the Aggregate Exposure exceeds (or would after giving effect to such issuance exceed) the Total Revolving Loan Commitment, (iii) no Letter of Credit shall be issued at the request of any Canadian Borrower (or required to be issued at the request of any Canadian Borrower) at any time the Aggregate Canadian Borrower Exposure exceeds (or would after giving effect to such issuance exceed) $275,000,000, (iv) no Letter of Credit in Canadian Dollars shall be issued (or required to be issued) at any time the Aggregate Canadian Dollar Denominated Exposure exceeds (or would after giving effect to such issuance exceed) $275,000,000, and (v) each Letter of Credit shall by its terms terminate on or before the earlier of (A) the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit may be extendible for successive periods of up to 12 months, but, in each case, not beyond the fifth Business Day prior to the 2017 Revolving Loan Maturity Date, on terms acceptable to the Issuing Lender) and (B) five Business Days prior to the 2017 Revolving Loan Maturity Date; provided that, no Letter of Credit may have an expiration date occurring later than the 2016 Revolving Loan Maturity Date if on such date of issuance, the aggregate Stated Amount of all Letters of Credit having expiration dates after the 2016 Revolving Loan Maturity Date (including such newly issued Letter of Credit), when added to the Aggregate Exposure of all 2017 Revolving Lenders (exclusive of Letter of Credit Exposure with respect to such Letters of Credit) as of such date, would exceed the Total 2017 Revolving Loan Commitment then in effect.

3.03.                     Letter of Credit Requests; Minimum Stated Amount.  (a)  Whenever a Borrower desires that a Letter of Credit be issued for its account, such Borrower shall give the Administrative Agent and the respective Issuing Lender at least five Business Days’ (or such shorter period as is acceptable to such Issuing Lender) written notice thereof (including by way of facsimile).  Each notice shall be in the form of Exhibit C, appropriately completed (each, a “Letter of Credit Request”).

(b)                                 The making of each Letter of Credit Request shall be deemed to be a representation and warranty by such requesting Borrowers to the Lenders that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.02.  Unless the respective Issuing Lender has received notice from any Borrower, any other Credit Party or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 6 or 7 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 3.02, then such Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrowers in accordance with such Issuing Lender’s usual and customary practices.  Upon the issuance of or modification or amendment to any standby Letter of Credit, each Issuing Lender shall promptly notify the Borrowers to be named as account party therein and the Administrative Agent, in writing of such issuance, modification or amendment and such notice shall be accompanied by a copy of such Letter of Credit or the respective modification or amendment thereto, as the case may be.  Promptly after receipt of such notice the Administrative Agent shall notify the Participants, in writing, of such issuance, modification or amendment.  On the first Business Day of each week, each Issuing Lender shall furnish the Administrative Agent with a written (including via facsimile) report of the daily aggregate outstandings of trade Letters of Credit issued by such Issuing Lender for the immediately preceding week.

(c)                                  The initial Stated Amount of each Letter of Credit shall not be less than $5,000 (or, in the case of a Letter of Credit issued in a currency other than Dollars, the Dollar Equivalent thereof) or such lesser amount as is acceptable to the respective Issuing Lender.

3.04.                     Letter of Credit Participations.  (a)  Immediately upon the issuance by an Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each RL Lender, and each such RL Lender (in its capacity under this Section 3.04, a “Participant”) shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant’s RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the applicable Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto.  Upon any change in the Revolving Loan Commitments or RL Percentages of the Lenders pursuant to Section 2.13 or 13.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 3.04 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.  Notwithstanding anything to the contrary, in no event shall an issuance of a Letter of Credit with respect to or for the benefit of any Canadian Borrower be deemed to result in a sale of a participation of any obligation of the U.S. Borrower or shall the issuance of a Letter of Credit with respect to or for the benefit of the U.S. Borrower be deemed to result in a sale of a participation of any obligation of any Canadian Borrower.

(b)                                 In determining whether to pay under any Letter of Credit, no Issuing Lender shall have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit.  Any action taken or omitted to be taken by an Issuing Lender under or in connection with any Letter of Credit issued by it shall not create for such Issuing Lender any resulting liability to any Borrower, any other Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(c)                                  In the event that an Issuing Lender makes any payment under any Letter of Credit issued by it and the U.S. Borrower or any Canadian Borrower, as applicable, shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 3.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant’s RL Percentage of such unreimbursed payment in Dollars or Canadian Dollars, as applicable, and in same day funds.  If the Administrative Agent so notifies, prior to 12:00 Noon (New

York City time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the respective Issuing Lender in Dollars or Canadian Dollars, as applicable, such Participant’s RL Percentage of the amount of such payment on such Business Day in same day funds.  If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to respective Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans that are maintained as Base Rate Loans for each day thereafter.  The failure of any Participant to make available to an Issuing Lender its RL Percentage of any payment under any Letter of Credit issued by such Issuing Lender shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its RL Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Lender such other Participant’s RL Percentage of any such payment.

(d)                                 Whenever an Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall pay to each such Participant which has paid its RL Percentage thereof, in Dollars or Canadian Dollars, as applicable, and in same day funds, an amount equal to such Participant’s share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

(e)                                  Upon the request of any Participant, each Issuing Lender shall furnish to such Participant copies of any standby Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

(f)                                   The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i)                                     any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii)                                  the existence of any claim, setoff, defense or other right which the U.S. Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the U.S. Borrower or any Subsidiary of the U.S. Borrower and the beneficiary named in any such Letter of Credit);

(iii)                               any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)                              the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v)                                 the occurrence of any Default or Event of Default.

(g)                                  On the 2014 Revolving Loan Commitment Extension Effective Date, the participations in any issued and outstanding Letters of Credit shall be reallocated so that after giving effect thereto the 2017 Revolving Lenders and the 2016 Revolving Lenders shall share ratably in such participations in accordance with the aggregate Revolving Loan Commitments (including both the 2016 Revolving Loan Commitments and the 2017 Revolving Loan Commitments from time to time in effect).  Thereafter, until the 2016 Revolving Loan Maturity Date, participations in any newly-issued Letters of Credit shall be allocated in accordance with the aggregate Revolving Loan Commitments (including both the 2016 Revolving Loan Commitments and the 2017 Revolving Loan Commitments from time to time in effect). Notwithstanding anything contained in this Agreement to the contrary, unless an Event of Default under Section 11.01 or Section 11.05 then exists, on the 2016 Revolving Loan Maturity Date, the interests and participations of the 2016 Revolving Lenders in the Letters of Credit (if any) outstanding as at such day shall automatically terminate at the close of business on such date and (i) from and after the 2016 Revolving Loan Maturity Date, the 2016 Revolving Lenders shall have no liability arising from, relating to, in connection with or otherwise in respect of, such interests and participations or Letter of Credit, and (ii) such interests and participations in outstanding Letters of Credit shall thereupon automatically and without further action be re-allocated to the extent necessary such that the interests and participations in such Credit Letters of Credit shall be held by the 2017 Revolving Lenders ratably in proportion to their respective 2017 Revolving Loan Commitments.

3.05.                     Agreement to Repay Letter of Credit Drawings.  (a)  Each Borrower agrees to reimburse each Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it for the account of such Borrower (each such amount (or the Dollar Equivalent thereof, as the case may be), so paid until reimbursed by such Borrower, an “Unpaid Drawing”), not later than the same Business Day on which such Borrower shall have received notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 11.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrowers)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (New York City time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by such Borrower therefor at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin as in effect from time to time for Revolving Loans that are maintained as Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York City time) on the fifth Business Day following the receipt by the Borrowers of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 11.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrowers) at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Revolving Loans that are maintained as Base Rate Loans as in effect from time to time plus 2%, with such interest to be payable on demand.  Each Issuing Lender shall give the relevant Borrower prompt written notice of each Drawing for which payment has been made under any Letter of Credit issued by it for the account of such Borrower, provided that the failure to give any such notice shall in no way affect, impair or diminish the obligations of any such Borrower hereunder.

(b)                                 The obligations of any Borrower under this Section 3.05 to reimburse each Issuing Lender with respect to drafts, demands and other presentations for payment under Letters of Credit issued by it to such Borrower (each, a “Drawing”) (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the U.S. Borrower or any Subsidiary of the U.S. Borrower may have or have had against any Lender (including in its capacity as an Issuing Lender or as a Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that no Borrower shall be obligated to reimburse any Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

3.06.                     Increased Costs.  If at any time after the Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by the NAIC or by any such Governmental Authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Lender or participated in by any Participant, or (ii) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon the delivery of the certificate referred to below to the Borrowers by any Issuing Lender or any Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), the Borrowers agree to pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Issuing Lender or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital.  Any Issuing Lender or any Participant, upon determining that any additional amounts will be payable to it pursuant to this Section 3.06, will give prompt written notice thereof to the Borrowers, which notice shall include a certificate submitted to the Borrowers by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant.  The certificate required to be delivered pursuant to this Section 3.06 shall, absent manifest error, be final and conclusive and binding on the Borrowers.  For the avoidance of doubt, this Section shall not apply with respect to any cost or condition relating to taxes.

SECTION 4.                            Commitment Commission; Fees; Reductions of Commitment.

4.01.                     Fees.  (a)   The U.S. Borrower agrees to pay a commitment commission (the “Commitment Commission”) to the Administrative Agent for distribution to (i) each Non-Defaulting RL Lender with a 2016 Revolving Loan Commitment, for the period from and including the Effective Date to and including the 2016 Revolving Loan Maturity Date applicable to the 2016 Revolving Loans of such Non-Defaulting RL Lender (or such earlier date on which the Total Revolving Loan Commitment has been terminated) computed at a rate per annum equal to ½ of 1% of the Unutilized 2016 Revolving Loan Commitment of such Non-Defaulting RL Lender as in effect from time to time and (ii) each Non-Defaulting RL Lender with a 2017 Revolving Loan Commitment (A) from and including the Effective Date to but excluding the 2014 Revolving Loan Commitment Extension Effective Date computed at a rate per annum equal to ½ of 1% of the Unutilized 2017 Revolving Loan Commitment of such Non-Defaulting RL Lender as in effect from time to time and (B) from and including the 2014 Revolving Loan Commitment Extension Effective Date to and including the 2017 Revolving Loan Maturity Date applicable to the 2017 Revolving Loans of such Non-Defaulting RL Lender (or such earlier date on which the Total Revolving Loan Commitment has been terminated) computed at a rate per annum equal to 5/8 of 1% of the Unutilized 2017 Revolving Loan Commitment of such Non-Defaulting RL Lender as in effect from time to time. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment is terminated.

(b)                                 The (x) U.S. Borrower agrees to pay to the Administrative Agent for distribution to each RL Lender (based on each such RL Lender’s respective RL Percentage) a fee in respect of each Letter of Credit issued for the account of the U.S. Borrower (the “U.S. Letter of Credit Fee”) and (y) each Canadian Borrower agrees to pay to the Administrative Agent for distribution to each RL Lender (based on each such RL Lender’s respective RL Percentage) a fee in respect of each Letter of Credit issued for the account of such Canadian Borrower (the “Canadian Letter of Credit Fee”, and together with the U.S. Letter of Credit Fee, the “Letter of Credit Fee”), in each case, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin as in effect from time to time during such period with respect to Revolving Loans that are maintained as LIBOR Loans on the daily Stated Amount of each such Letter of Credit.  Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

(c)                                  Each Borrower agrees to pay to each Issuing Lender, for its own account, a facing fee (the “Facing Fee”) in respect of each Letter of Credit issued by it for the account of such Borrower for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal (x) in the case of any Issuing Lender that is 2016 Revolving Lender, to 1/8 of 1% on the daily Stated Amount of such Letter of Credit and (y) the case of any Issuing Lender that is 2017 Revolving Lender, to 1/5 of 1% on the daily Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

(d)                                 Each Borrower agrees to pay to each Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit issued by it for the account of such Borrower, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

(e)                                  Each Borrower agrees to pay to the Administrative Agent such fees as may be agreed to in writing from time to time by the U.S. Borrower or any of its Subsidiaries and the Administrative Agent.

(f)           At the time of (x) any voluntary prepayment of B Term Loans pursuant to Section 5.01(a), (y) any mandatory repayment of B Term Loans required pursuant to Section 5.02(c)(z) and/or (z) any amendment of this Agreement resulting in a Repricing Event, in each case prior to the two year anniversary of the Sixth Amendment Completion Date, the U.S. Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with B Term Loans (including, with respect to clause (z) above, each Lender that withholds its consent to such Repricing Event and is replaced as a Replaced Lender under Section 2.13), a prepayment fee (I) in the case of clauses (x) and (y) above, on the principal amount so prepaid or repaid and (II) in the case of clause (z), on the principal amount of such B Term Loans outstanding immediately prior to such amendment, in each case, equal to as follows:

(A)                               2.0%, if such prepayment, repayment or amendment occurs on or after the Sixth Amendment Effective but on or prior to the one year anniversary of the Sixth Amendment Completion Date; and

(B)                               1.0% if such prepayment, repayment or amendment occurs after the one year anniversary of the Sixth Amendment Completion Date but prior to the two year anniversary of the Sixth Amendment Completion Date.

Such prepayment fees shall be earned, due and payable upon the date of the (x) prepayment or repayment or (y) the effectiveness of the amendment, as applicable.

4.02.                     Voluntary Termination of Unutilized Revolving Loan Commitments.  (a)  Upon at least three Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrowers shall have the right, at any time or from time to time, without premium or penalty to terminate the Total Unutilized Revolving Loan Commitment in whole, or reduce it in part, pursuant to this Section 4.02(a), in an integral multiple of $1,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that each such reduction shall be applied to reduce any tranche of Revolving Loan Commitment as selected by the Borrowers, applied proportionately to permanently reduce the Revolving Loan Commitment of each RL Lender within such tranche.

(b)                                 In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b) and/or with respect to Defaulting RL Lenders, the Borrowers shall have the right, subject to obtaining the consents required by Section 13.12(b), upon five Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Loan Commitment of such Lender, so long as all Loans, together with accrued and unpaid interest, Fees (except in the case of Defaulting RL Lenders) and all other amounts (except in the case of Defaulting RL Lenders), owing to such Lender (including all amounts, if any, owing pursuant to Section 2.11 but excluding the payment of amounts owing in respect of Loans of any Tranche maintained by such Lender, if such Loans are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Schedule 1.01(a) shall be deemed modified to reflect such changed amounts) and such Lender’s RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the respective Issuing Lenders, and at such time, unless the respective Lender continues to have outstanding Term Loans hereunder, such Lender shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 12.06, 13.01 and 13.06), which shall survive as to such repaid Lender.

4.03.                     Mandatory Reduction of Commitments.  (a)  [Reserved].

(b)                                 In addition to any other mandatory commitment reductions pursuant to this Section 4.03, the Total A Term Loan Commitment (and the A Term Loan Commitment of each Lender) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the incurrence of A Term Loans on such date).

(c)                                  In addition to any other mandatory commitment reductions pursuant to this Section 4.03, the Total B Term Loan Commitment (and the B Term Loan Commitment of each Lender) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the incurrence of B Term Loans on such date).

(d)                                 In addition to any other mandatory commitment reductions pursuant to this Section 4.03, the Total 2016 Revolving Loan Commitment shall terminate in its entirety upon the 2016 Revolving Loan Maturity Date and the Total 2017 Revolving Loan Commitment shall terminate in its entirety upon the 2017 Revolving Loan Maturity Date.

(e)                                  Each reduction to, or termination of, the Total 2016 Revolving Loan Commitment or the Total 2017 Revolving Loan Commitment pursuant to this Section 4.03 shall be applied to proportionately reduce or terminate, as the case may be, the 2016 Revolving Loan Commitment of each Lender with a 2016 Revolving Loan Commitment or the 2017 Revolving Loan Commitment of each Lender with a 2017 Revolving Loan Commitment, as the case may be.

SECTION 5.                            Prepayments; Payments; Taxes.

5.01.                     Voluntary Prepayments. (a)  Each Borrower shall have the right to prepay its respective Loans, without premium or penalty (other than as set forth in clause (vi) of this Section 5.01(a)), in whole or in part at any time and from time to time on the following terms and conditions:  (i) such Borrower shall give the Administrative Agent prior to 12:00 Noon (New York City time) at the Notice Office (x) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of a prepayment of U.S. Dollar Denominated Swingline Loans) or Canadian Prime Rate Loans (or same day notice in the case of a prepayment of Canadian Dollar Denominated Swingline Loans) and (y) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay LIBOR Loans or Canadian CDOR Rate Loans, which notice (in each case) shall specify whether A Term Loans, B Term Loans, 2016 Revolving Loans, 2017 Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of LIBOR Loans or Canadian CDOR Rate Loans, the specific Borrowing or Borrowings pursuant to which such LIBOR Loans or Canadian CDOR Rate Loans were made, and which notice the Administrative Agent shall, except in the case of a prepayment of Swingline Loans, promptly transmit to each of the Lenders; (ii) (x) each partial prepayment of Term Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $1,000,000 (or such lesser amount as is acceptable to the Administrative Agent in any given case), (y) each partial prepayment of 2016 Revolving Loans or 2017 Revolving Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $500,000 or $500,000 Canadian Dollars, as applicable, (or such lesser amount as is acceptable to the Administrative Agent) and (z) each partial prepayment of Swingline Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $100,000 or $100,000 Canadian Dollars (or such lesser amount as is acceptable to the Administrative Agent in any given case), provided that (x) if any partial prepayment of LIBOR Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of LIBOR Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of LIBOR Loans (and same shall automatically be converted into a Borrowing of Base Rate Loans) and any election of an Interest Period with respect thereto given by the Borrowers shall have no force or effect and (y) if any partial prepayment of Canadian CDOR Rate Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Canadian CDOR Rate Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Canadian CDOR Rate Loans (and same shall automatically be converted into a Borrowing of Canadian Prime Rate Loans) and any election of an Interest Period with respect thereto given by the Borrowers shall have no force or effect; (iii) each prepayment pursuant to this Section 5.01(a) in respect of any Loans made pursuant to a Borrowing by the U.S. Borrower or any

Canadian Borrower shall be applied pro rata among such Loans of the U.S. Borrower or any Canadian Borrower, respectively, provided that at the relevant Borrower’s election in connection with any prepayment of 2016 Revolving Loans or 2017 Revolving Loans pursuant to this Section 5.01(a), such prepayment shall not, so long as no Event of Default then exists, be applied to any 2016 Revolving Loan 2017 Revolving Loan, as applicable, of a Defaulting Lender; (iv) each voluntary prepayment of Term Loans pursuant to this Section 5.01(a) shall be applied to the A Term Loans and B Term Loans as directed by the U.S. Borrower; (v) each prepayment of A Term Loans and B Term Loans pursuant to this Section 5.01(a) shall reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans as directed by the U.S. Borrower; and (vi) any prepayment of B Term Loans made during the period commencing on the Sixth Amendment Completion Date and ending on the date occurring two years following the Sixth Amendment Completion Date shall be accompanied by the payment of the fee described in Section 4.01(f).  For the avoidance of doubt, prior to the 2016 Revolving Loan Maturity Date, the amount of any prepayment of Revolving Loans elected to be made by the Borrowers pursuant to Section 5.01 shall be allocated among the Revolving Loans of each Lender pro rata based on each such Lender’s RL Percentage without regard to the tranche of the Revolving Loan Commitments held by such Lender.

(b)                                 In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrowers may, upon three Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), repay all Loans of such Lender (including all amounts, if any, owing pursuant to Section 2.11), together with accrued and unpaid interest, Fees and all other amounts then owing to such Lender (or owing to such Lender with respect to each Tranche which gave rise to the need to obtain such Lender’s individual consent) in accordance with, and subject to the requirements of, said Section 13.12(b), so long as (A) in the case of the repayment of Revolving Loans of any Lender pursuant to this clause (b), (x) the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 4.02(b) (at which time Schedule 1.01(a) shall be deemed modified to reflect the changed Revolving Loan Commitments) and (y) such Lender’s RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the respective Issuing Lenders and (B) the consents, if any, required by Section 13.12(b) in connection with the repayment pursuant to this clause (b) shall have been obtained.  Each prepayment of A Term Loans and B Term Loans pursuant to this Section 5.01(b) shall reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Repayment of the respective Tranche after giving effect to all prior reductions thereto).

5.02.                     Mandatory Repayments.  (a)   (i) On any day on which the Aggregate Exposure exceeds the Total Revolving Loan Commitment (including as a result of the termination of the 2016 Revolving Loan Commitments on the 2016 Revolving Loan Maturity Date),, the Borrowers shall prepay on such day the principal of their respective Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, Revolving Loans in an amount equal to such excess.  If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the Aggregate Letter of Credit Exposure exceeds the Total Revolving Loan Commitment at such time, the Borrowers shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of their respective excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrowers to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent. All payments made by the Borrowers pursuant to this Section 5.02(a)(i) shall be made as directed by the U.S. Borrower.

(ii) If at any time prior to the 2016 Revolving Loan Maturity Date any Letter of Credit shall be outstanding that has an expiration date after the 2016 Revolving Loan Maturity Date and the aggregate Stated Amount of all Letters of Credit having expiration dates after the 2016 Revolving Loan Maturity Date, when added to the Aggregate Exposure of all 2017 Revolving Lenders (exclusive of Letter of Credit Exposure with respect to such Letters of Credit) as of such date, exceeds the Total 2017 Revolving Loan Commitment then in effect, the Borrowers shall forthwith repay on such date the principal amount of any Swingline Loans and, after all Swingline Loans have been paid in full, the Revolving Loans in an amount necessary to eliminate such deficiency. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate Stated Amount of all Letters of Credit having expiration dates after the 2016 Revolving Loan Maturity Date, when added to the Aggregate Exposure of all 2017 Revolving Lenders (exclusive of Letter of Credit Exposure with respect to such Letters of Credit) as of such date, exceeds the Total 2017 Revolving Loan Commitment then in effect, the Borrowers shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of their respective excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time in respect of Letters of Credit issued for the accounts of the Canadian Borrowers), such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrowers to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent. All payments made by the Borrowers pursuant to this Section 5.02(a)(ii) shall be made as directed by the U.S. Borrower.

(iii) On any day on which the Aggregate Canadian Borrower Exposure exceeds $154,500,000, the Borrowers shall prepay on such day the principal of their respective Canadian Borrower Swingline Loans and, after all Canadian Borrower Swingline Loans have been repaid in full or if no Canadian Borrower Swingline Loans are outstanding, Canadian Borrower Revolving Loans in the amount by which the Aggregate Canadian Borrower Exposure exceeds $150,000,000.  If, after giving effect to the prepayment of all outstanding Canadian Borrower Swingline Loans and Canadian Borrower Revolving Loans, the aggregate amount of all Letter of Credit Outstandings (for this purpose, using the Dollar Equivalent of amounts not denominated in Dollars) at such time in respect of Letters of Credit issued for the accounts of the Canadian Borrowers exceeds $150,000,000 at such time, the Borrowers shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of their respective excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time in respect of Letters of Credit issued for the accounts of the Canadian Borrowers), such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrowers to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent. All payments made by the Borrowers pursuant to this Section 5.02(a)(iii) shall be made as directed by the U.S. Borrower.

(iv) On any day on which the Aggregate Canadian Dollar Denominated Exposure exceeds $283,250,000, the Borrowers shall prepay on such day the principal of their respective Canadian Dollar Denominated Swingline Loans and, after all Canadian Dollar Denominated Swingline Loans have been repaid in full or if no Canadian Dollar Denominated Swingline Loans are outstanding, Canadian Dollar Denominated Revolving Loans in the amount by which the Aggregate Canadian Dollar Denominated Exposure exceeds $275,000,000.  If, after giving effect to the prepayment of all outstanding Canadian Dollar Denominated Swingline Loans and Canadian Dollar Denominated Revolving Loans, the aggregate amount of all Letter of Credit Outstandings (for this purpose, using the Dollar Equivalent of such amounts) at such time in respect of Letters of Credit denominated in Canadian Dollars exceeds $150,000,000 at such time, the Borrowers shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of their respective excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time in respect of Letters of Credit denominated in Canadian Dollars), such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrowers to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent. All payments made by the Borrowers pursuant to this Section 5.02(a)(iv) shall be made as directed by the U.S. Borrower.

(b)                                 (i)  In addition to any other mandatory repayments pursuant to this Section 5.02, on each date set forth below (each, a “Scheduled A Term Loan Repayment Date”), the U.S. Borrower shall be required to repay that principal amount of its A Term Loans, to the extent then outstanding, as is set forth opposite each such date below (each such repayment, as the same may be reduced as provided in Section 5.01(a), 5.01(b) or 5.02(g), a “Scheduled A Term Loan Repayment”):

Scheduled A Term Loan Repayment Date	Amount

The last Business Day of the U.S. Borrower’s Fiscal Quarter ending June 30, 2011	$7,500,000

The last Business Day of the U.S. Borrower’s Fiscal Quarter ending September 30, 2011	$7,500,000

The last Business Day of the U.S. Borrower’s Fiscal Quarter ending December 31, 2011	$7,500,000

The last Business Day of the U.S. Borrower’s Fiscal Quarter ending March 31, 2012	$7,500,000

The last Business Day of the U.S. Borrower’s Fiscal Quarter ending June 30, 2012	$15,000,000

The last Business Day of the U.S. Borrower’s Fiscal Quarter ending September 30, 2012	$15,000,000

The last Business Day of the U.S. Borrower’s Fiscal Quarter ending December 31, 2012	$15,000,000

The last Business Day of the U.S. Borrower’s Fiscal Quarter ending March 31, 2013	$15,000,000

The last Business Day of the U.S. Borrower’s Fiscal Quarter ending June 30, 2013	$22,500,000

The last Business Day of the U.S. Borrower’s Fiscal Quarter ending September 30, 2013	$22,500,000

The last Business Day of the U.S. Borrower’s Fiscal Quarter ending December 31, 2013	$22,500,000

The last Business Day of the U.S. Borrower’s Fiscal Quarter ending March 31, 2014	$22,500,000

The last Business Day of the U.S. Borrower’s Fiscal Quarter ending June 30, 2014	$30,000,000

Scheduled A Term Loan Repayment Date	Amount
The last Business Day of the U.S. Borrower’s Fiscal Quarter ending September 30, 2014	$30,000,000

The last Business Day of the U.S. Borrower’s Fiscal Quarter ending December 31, 2014	$30,000,000

The last Business Day of the U.S. Borrower’s Fiscal Quarter ending March 31, 2015	$30,000,000

The last Business Day of the U.S. Borrower’s Fiscal Quarter ending June 30, 2015	$162,500,000

The last Business Day of the U.S. Borrower’s Fiscal Quarter ending September 30, 2015	$162,500,000

The last Business Day of the U.S. Borrower’s Fiscal Quarter ending December 31, 2015	$162,500,000

A Term Loan Maturity Date	$162,500,000

(ii)                                  In addition to any other mandatory repayments pursuant to this Section 5.02, (x) on each Quarterly Payment Date, beginning with the Quarterly Payment Date occurring in June, 2011, the U.S. Borrower shall be required to repay that principal amount of its B Term Loans, to the extent then outstanding, as is equal to ¼ of 1% of the aggregate initial principal amounts of all B Term Loans theretofore borrowed by the Borrower pursuant to Section 2.01 of this Agreement, and (y) on the B Term Loan Maturity Date (the B Term Loan Maturity Date and each Quarterly Payment Date described in preceding clause (x), each a “Scheduled B Term Loan Repayment Date”), the U.S. Borrower shall be required to repay in full the entire principal amount of its B Term Loans then outstanding (with each such repayment pursuant to this Section 5.02(b), as the same may be reduced as provided in Section 5.01(a) or 5.02(g), a “Scheduled B Term Loan Repayment”).

(c)                                  In addition to any other mandatory repayments or commitment reductions pursuant to this Section 5.02, on each date on or after the Initial Borrowing Date upon which the U.S. Borrower or any of its Subsidiaries receives any cash proceeds from (x) any issuance or incurrence by the U.S. Borrower or any of its Subsidiaries of Indebtedness (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 10.04), an amount equal to 100% of the Net Cash Proceeds of the respective incurrence of Indebtedness, (y) any issuance or incurrence by the U.S. Borrower or any of its Subsidiaries of Indebtedness pursuant to Section 10.04(xxi), an amount equal to 50% of the Net Cash Proceeds of the respective incurrence of Indebtedness, in each case shall be applied on such date as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 5.02(g) and (h) and/or (z) any issuance or incurrence by the U.S. Borrower or any of its Subsidiaries of Indebtedness pursuant to Section 10.04(xviii), an amount equal to 100% of the Net Cash Proceeds of the respective incurrence or issuance of Indebtedness; provided, that the mandatory repayment requirement set forth in this clause (z) shall not apply to the first $250,000,000 of such Indebtedness incurred by the U.S. Borrower and its Subsidiaries pursuant to Section 10.04(xviii) after the Fifth Amendment Effective Date.

(d)                                 In addition to any other mandatory repayments or commitment reductions pursuant to this Section 5.02, on each date on or after the Initial Borrowing Date upon which the U.S. Borrower or any of its Subsidiaries receives any cash proceeds from any Asset Sale, an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied within three Business Days of such date as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h).

(e)                                  In addition to any other mandatory repayments or commitment reductions pursuant to this Section 5.02, on each Excess Cash Payment Date, an amount equal to the Applicable Excess Cash Flow Percentage of the Excess Cash Flow for the related Excess Cash Payment Period shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 5.02(g) and (h).

(f)                                   In addition to any other mandatory repayments or commitment reductions pursuant to this Section 5.02, within three Business Days of each date on or after the Initial Borrowing Date upon which the U.S. Borrower or any of its Subsidiaries receives any cash proceeds from any Recovery Event in excess of $10,000,000, an amount equal to 100% of the Net Cash Proceeds from such Recovery Event shall be applied on such date as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h); provided, however, that such Net Cash Proceeds shall not be required to be so applied on such date so long as no Event of Default then exists and the U.S. Borrower has delivered a certificate to the Administrative Agent on such date stating that such Net Cash Proceeds shall be used to replace or restore any properties or assets or reimbursements for business interruption expenses in respect of which such Net Cash Proceeds were paid within 365 days following the date of the receipt of such Net Cash Proceeds (which certificate shall set forth the estimates of the Net Cash Proceeds to be so expended), and provided further, that if all or any portion of such Net Cash Proceeds not required to be so applied pursuant to the preceding proviso are not so used within 365 days after the date of the receipt of such Net Cash Proceeds (or such earlier date, if any, as the U.S. Borrower or the relevant Subsidiary determines not to reinvest the Net Cash Proceeds relating to such Recovery Event as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 5.02(f) without regard to the immediately preceding proviso.

(g)                                  Each amount required to be applied pursuant to Sections 5.02(c), (d), (e), and (f) in accordance with this Section 5.02(g) shall be applied to repay the outstanding principal amount of Term Loans.  The amount of each principal repayment of Term Loans made as required by Sections 5.02(c), (d), (e) and (f) shall be applied (i) pro rata to each Tranche of Term Loans (based upon the then outstanding principal amounts of the respective Tranches of Term Loans); provided that any payments required pursuant to Section 5.02(e) shall be required to be applied (x) first, to then outstanding principal of B Term Loans until they are paid in full and (y) second, to the extent in excess thereof, to repay then outstanding principal of A Term Loans and (ii) to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans on a pro rata basis (based upon the then remaining principal amounts of the Scheduled Repayments of such Tranche of Term Loans after giving effect to all prior reductions thereto).

(h)                                 With respect to each repayment of Loans required by this Section 5.02, the Borrowers may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of LIBOR Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which such LIBOR Loans were made, provided that:  (i) repayments of LIBOR Loans pursuant to this Section 5.02 may only be made on the last day of an Interest Period applicable thereto unless all LIBOR Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Loans made pursuant to such

Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be automatically converted into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans.  In the absence of a designation by the U.S. Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

(i)                                     In addition to any other mandatory repayments pursuant to this Section 5.02, (i) all then outstanding Loans of a respective Tranche (other than Swingline Loans) shall be repaid in full on the respective Maturity Date for such Tranche of Loans, and (ii) outstanding Swingline Loans shall be repaid in full on the earlier of (x) the tenth Business Day following the date of the incurrence of such Swingline Loans and (y) the Swingline Expiry Date.

(j)                                    Notwithstanding anything to the contrary contained in this Section 5.02 or elsewhere in this Agreement (including, without limitation, in Section 13.12), at any time that A Term Loans are outstanding, each Lender with outstanding B Term Loans (each a “B Term Loan Lender” and collectively, the “B Term Loan Lenders”) shall have the option, in its sole discretion (which election to waive prepayment shall be received by the Administrative Agent within two Business Days of Administrative Agent’s notice to the B Term Loan Lenders of a Waivable Mandatory Repayment (such date, the “Offer Response Date”)), to waive its pro rata share of a mandatory repayment of B Term Loans which is to be made pursuant to Sections 5.02(c), (d), (e) and/or (f) (each such repayment, a “Waivable Mandatory Repayment”) upon the terms and provisions set forth in this Section 5.02(j); provided that if the amount of the Waivable Mandatory Repayment would exceed the aggregate principal amount of A Term Loans then outstanding (after giving effect to the application of its pro rata share of the respective mandatory repayment), then the amount of the Waivable Mandatory Repayment shall be limited to such aggregate principal amount of A Term Loans then outstanding and the remainder of the pro rata share of the respective mandatory repayment otherwise applicable to the B Term Loans shall be immediately applied to the repayment of such outstanding B Term Loans.  In the event that any such B Term Loan Lender waives all or part of its share of any such Waivable Mandatory Repayment, the Administrative Agent shall apply 100% of the amount so waived by such B Term Loan Lender to the A Term Loans in accordance with Sections 5.02(g) and (h).  Notwithstanding anything to the contrary contained above, if one or more B Term Loan Lenders waives its right to receive all or any part of any Waivable Mandatory Repayment, but less than all the B Term Loan Lenders waive in full their right to receive 100% of the total payment otherwise required with respect to the B Term Loans, then of the amount actually applied to the repayment of B Term Loans of the B Term Loan Lenders which have waived all or any of part their right to receive 100% of such repayment, such amount shall be applied to each then outstanding Borrowing of B Term Loans on a pro rata basis (so that each B Term Loan Lender shall, after giving effect to the application of the respective repayment, maintain the same percentage (as determined for such B Term Loan Lender, but not the same percentage as the other B Term Loan Lenders hold and not the same percentage held by such B Term Loan Lender prior to repayment) of each Borrowing of B Term Loans which remains outstanding after giving effect to such application).

5.03.                     Method and Place of Payment.  Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York City time) on the date when due and shall be made in the relevant Available Currency in immediately available funds at the Payment Office.  Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

5.04.                     Net Payments.  (a)  All payments made by the Borrowers hereunder and under any Note will be made without setoff, counterclaim or other defense, unless so provided under this Agreement or any other Credit Document.  Except as provided in Section 5.04(b), 13.04(a) and (b) or as required by applicable law or regulation or the administration or interpretation thereof, all payments made by the Borrowers hereunder will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding (i) any tax (x) imposed on or measured by the net income, net profits or capital of the recipient pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which its principal office or, in the case of a Lender, applicable lending office is located or any subdivision thereof or therein, or (y) imposed by reason of the recipient being a resident, domiciliary or national of, being engaged in business in or maintaining a permanent establishment or other physical presence in, or otherwise having some connection with the jurisdiction imposing the tax unless such connection results solely from such recipient’s executing, enforcing, delivering, becoming a party to, or performing its obligations or receiving a payment under or enforcing this Agreement or any other Credit Document, (ii) any Canadian federal withholding tax that would not have been imposed if such recipient had been dealing at arm’s length at the time of making such payment with the Borrowers or Guarantors for the purposes of the Income Tax Act (Canada) (the “Tax Act”), (iii) any branch profits taxes imposed by the United States or any similar taxes imposed by Canada, (iv) any withholding tax that would not have been imposed but for a failure by such recipient (or any financial institution through which any payment is made to such recipient) to comply with the applicable requirements of FATCA or is attributable to such recipient’s failure to comply with Section 5.04(b) and (v) other than a Lender that becomes a Lender under this Agreement pursuant to Section 2.13, any withholding tax resulting from any law in effect (including FATCA) on the date such recipient becomes a party to this Agreement or designates a new lending office, except to the extent such recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.04(a) hereto, and all interest or penalties with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”)).  If any Taxes are so levied or imposed in connection with any payment made by a Borrower hereunder, the respective Borrower agrees to pay the full amount of such Taxes to the appropriate taxing authority, and shall pay to the relevant person such additional amounts as may be necessary so that such payment, after withholding or deduction for or on account of such Taxes, will not be less than the amount such person would have received absent such withholding or deduction.  The respective Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts issued by the applicable taxing authority evidencing such payment by such Borrower, or such other evidence reasonably satisfactory to the Administrative Agent.  The Borrowers agree to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, such request stating the amount of Taxes so paid in connection with any payment made by a Borrower hereunder and describing, in reasonable detail, the basis for such indemnification claim, for the amount of any Taxes so levied or imposed in connection with any payment made by a Borrower hereunder and paid by such Lender (including penalties and interest).  Such indemnity shall survive indefinitely following the termination of this Agreement or the settlement of the Notes, as applicable.  Such payment shall be made within 30 days after the date the Lender makes a written demand therefor.

(b)                                 Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (each, a “Foreign Lender”) for U.S. Federal income tax purposes agrees to deliver to the U.S. Borrower and the Administrative Agent on or prior to the Effective Date (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms)

certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under any Credit Document, (ii) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and is not delivering forms pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a “Section 5.04(b)(ii) Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under any Credit Document, or (iii) in the case of a Foreign Lender that is not the beneficial owner of payments made under any Credit Document (including a partnership or a participating Lender) (1) two accurate and complete original signed copies of Internal Revenue Service Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (i) and (ii) above, an Internal Revenue Service Form W-9, or the relevant forms pursuant to FATCA, as applicable, that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a Section 5.04(b)(ii) Certificate on behalf of such partners.  In addition, if a payment made to a Lender under any Credit Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the U.S. Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the U.S. Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  If a Lender is not a Foreign Lender, such Lender shall deliver to the U.S. Borrower and the Administrative Agent two accurate and complete original signed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax.  Furthermore, any recipient that is entitled to an exemption from, or reduction of, any applicable non-United States withholding tax with respect to any payments under any Credit Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, such non-United States withholding.  In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to the U.S. Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN, Form W-8IMY, Form W-9 and a Section 5.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, or such Lender shall immediately notify the U.S. Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 5.04(b).  Notwithstanding anything to the contrary contained in Section 5.04(a), but subject to Section 13.04(a) and (b) and the immediately succeeding sentence, each Borrower shall be entitled, to the extent it is required to do so by law or the administration or official interpretation thereof, to deduct or withhold taxes imposed by any relevant taxing authority from interest, Fees or other amounts payable under any Credit Document to the extent that such Lender has not provided to the Borrowers the relevant documentation and certification to establish a complete exemption from such deduction or withholding.

(c)                                  If the Administrative Agent, any Lender or any other recipient of a payment under any Credit Document determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the relevant Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the relevant recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Borrower, upon the request of the relevant recipient, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the recipient in the event the recipient is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require any such recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

SECTION 6.                            Conditions Precedent to Credit Events on the Initial Borrowing Date.

The obligation of each Lender to make Loans, and the obligation of each Issuing Lender to issue Letters of Credit, on the Initial Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

6.01.                     Effective Date; Notes.  On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same at least five Business Days prior to the Initial Borrowing Date the appropriate A Term Note, B Term Note and/or Revolving Note executed by the Borrowers and, if requested by the Swingline Lender, the Swingline Note executed by the Borrowers, in each case in the amount, maturity and as otherwise provided herein.

6.02.                     Representations and Warranties.  At the time of each such Credit Event on the Initial Borrowing Date and also after giving effect thereto, all representations and warranties made under Sections 8.01, 8.02, 8.03(iii), 8.05(b), 8.08(c), 8.11, 8.14 and 8.19 (collectively, the “Specified Representations”) shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that (x) any such representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any such representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date).

6.03.                     Officer’s Certificate.  On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, substantially in the form of Exhibit F, dated the Initial Borrowing Date and signed on behalf of the U.S. Borrower by an Authorized Officer of the U.S. Borrower, certifying on behalf of the U.S. Borrower that all of the conditions in Sections 6.06 through 6.08, inclusive, and 7.01 have been satisfied on such date.

6.04.                     Opinions of Counsel.  On the Initial Borrowing Date, the Administrative Agent shall have received (i) from Simpson Thacher & Bartlett LLP, special counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit E and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, (ii) from local counsel in each state (other than New York and Delaware) in which a Credit Party is organized, an opinion, in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, (iii) from the special Canadian counsel to the Canadian Credit Parties, an opinion, in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, and (iv) from local counsel in each state or province in which a Mortgaged Property or Mortgaged Coal Property is located, or in the case of a Canadian Credit Party, province in which it has tangible assets, an opinion in form and substance reasonably satisfactory to the Collateral Agent addressed to the Collateral Agent in its capacity as such, and each of the Lenders, dated the Initial Borrowing Date and covering such matters incident to the transactions contemplated herein as the Collateral Agent may reasonably request including but not limited to the enforceability of each Mortgage and Mineral Rights Mortgage.

6.05.                     Company Documents; Proceedings; etc.  (a)  On the Initial Borrowing Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Initial Borrowing Date, signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or other equivalent organizational documents), unanimous shareholder declarations or shareholder agreements, as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent.

(b)                                 On the Initial Borrowing Date, all Company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of Company proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper Company or Governmental Authorities.

6.06.                     Consummation of Acquisition, Financing Transactions; etc.  (a)  The Administrative Agent shall have received a certified copy of the Acquisition Agreement, duly executed by the parties thereto (together with all exhibits and schedules thereto), and which shall be in full force and effect.

(b)                                 On the Initial Borrowing Date, the Acquisition shall have been consummated in accordance with the terms and conditions of the Acquisition Agreement and all applicable law.  On or prior to the Initial Borrowing Date, (x) the Administrative Agent shall have received true and correct copies of all Acquisition Documents, in each case certified as such by an Authorized Officer of the U.S. Borrower, (y) all such Documents and all terms and conditions thereof (including, without limitation, in the case of the Acquisition Documents, any changes to those Acquisition Documents which were executed on or before December 2, 2010 or waivers of the terms thereof or consents thereunder) shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, and no provision of such Documents shall have waivered, amended, supplemented or otherwise modified in a manner adverse to the Lenders without the consent of the Lead Arrangers (it being understood that any (i) material increase of the purchase price for the Acquisition or (ii) change in the definition of “Company Material Adverse Effect” as set forth in the Acquisition Agreement shall be considered materially adverse to the Lenders and shall require the consent of the Lead Arrangers) and (z) all such Acquisition Documents shall be in full force and effect.  All conditions precedent to the consummation of the Acquisition, as set forth in the Acquisition Agreement, shall have been satisfied, and not waived unless consented to by the Administrative Agent and the Required Lenders, to the reasonable satisfaction of the Administrative Agent and the Required Lenders.

6.07.                     Consummation of the Refinancing.  (a)  On or prior to the Initial Borrowing Date and concurrently with the incurrence of Loans, all Indebtedness (other than Indebtedness otherwise allowed pursuant to Section 10.04) of the U.S. Borrower and its Subsidiaries (including the Target and its Subsidiaries) shall have been repaid in full, together with all fees and other amounts owing thereon.

(b)                                 On the Initial Borrowing Date and concurrently with the incurrence of Loans on such date, all security interests in respect of, and Liens securing, the Indebtedness to be refinanced pursuant to the Refinancing created pursuant to the security documentation relating thereto shall be terminated and released, and the Administrative Agent shall have received all such releases as may have been reasonably requested by the Administrative Agent, which releases shall be in form and substance reasonably satisfactory to the Administrative Agent.

(c)                                  The Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 6.07 have been satisfied on the Initial Borrowing Date.

6.08.                     Adverse Change, Approvals.  (a)  Since March 31, 2010, there shall not have occurred a Company Material Adverse Effect or any event or occurrence that would reasonably be expected to have a Company Material Adverse Effect.

(b)                                 On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and material third party approvals and/or consents in connection with the Transaction, the other transactions contemplated hereby and the granting of Liens under the Credit Documents shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction or the other transactions contemplated by the Documents or otherwise referred to herein or therein.

6.09.                     U.S. Guaranty and Collateral Agreement.  (a) On the Initial Borrowing Date, the U.S. Borrower and each Wholly-Owned Domestic Subsidiary of the U.S. Borrower (other than Immaterial Subsidiaries) shall have duly authorized, executed and delivered (a) a U.S. Guaranty and Collateral Agreement in the form of Exhibit G-1 (as amended, modified, restated and/or supplemented from time to time, the “U.S. Guaranty and Collateral Agreement”) covering all of such Credit Party’s U.S. GCA Collateral, together with (subject to clause (b) below):

(i)                                     the delivery of proper financing statements (Form UCC-1 or the equivalent) fully completed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests purported to be created by the U.S. Guaranty and Collateral Agreement in such U.S. GCA Collateral a security interest in which may be perfected by such a filing;

(ii)                                  to the extent required by the U.S. Guaranty and Collateral Agreement, (x) any certificates representing Pledged Stock (as defined in the U.S. Guaranty and Collateral Agreement), together with executed and undated endorsements of transfer and (y) any promissory notes, together with executed and undated allonges;

(iii)                               copies (Form UCC-11) or equivalent reports as of a recent date, listing all effective financing statements that name any U.S. Credit Party as debtor and that are filed in the jurisdictions where the applicable financing statements referred to in clause (i) above will be filed; and

(iv)                              evidence of the completion of all other recordings and filings of, or with respect to, the U.S. Guaranty and Collateral Agreement as may be necessary to perfect the security interests intended to be created by the U.S. Guaranty and Collateral Agreement.

(b)                                 Notwithstanding anything to the contrary contained in this Section 6, to the extent any U.S. GCA Collateral is not provided (or any related required actions under Section 6.04, 6.09 or 6.11 are not taken) on the Initial Borrowing Date after the U.S. Credit Parties’ use of commercially reasonable efforts to do so or without undue burden or expense, the delivery of such U.S. GCA Collateral (and the taking of the related required actions) shall not constitute a condition precedent to the extensions of credit under this Agreement on the Initial Borrowing Date but shall instead be required to be delivered (or taken) after the Initial Borrowing Date in accordance with the requirements of Section 9.11, except that (A) with respect to the perfection of security interests in UCC Financing Collateral, such Credit Party shall be obligated to deliver or cause to be delivered, necessary UCC financing statements to the Administrative Agent or to irrevocably authorize and to cause the applicable U.S. Credit Parties to irrevocably authorize, the Administrative Agent to file necessary UCC financing statements and (B) with respect to perfection of security interests in Stock Certificates, such U.S. Credit Party shall be obligated to use commercially reasonable efforts to deliver to the Administrative Agent Stock Certificates together with undated stock powers in blank.

6.10.                     Canadian Guaranty and Collateral Agreement.  (a) On the Initial Borrowing Date, each Canadian Borrower and each Wholly-Owned Canadian Subsidiary (other than Immaterial Subsidiaries) shall have duly authorized, executed and delivered a Canadian Guaranty and Collateral Agreement in the form of Exhibit G-2 (as amended, amended and restated, modified and/or supplemented from time to time, the “Canadian Guaranty and Collateral Agreement”) covering all of such Canadian Credit Party’s present and future Canadian GCA Collateral referred to therein, together with:

(i)                                     proper financing statements or similar notices as shall be required by local law, registered under the PPSA in British Columbia and/or each other jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, advisable to perfect the security interests purported to be created by the Canadian Guaranty and Collateral Agreement;

(ii)                                  PPSA inquiry response certificates and/or any other equivalent certificate or search report, listing all effective financing statements that name any Canadian Borrower or any Canadian Subsidiary Guarantor, or a division or other operating unit of any such Person, as debtor and that are filed in the jurisdictions referred to in said clause (i), together with evidence of the discharge (by such termination statements as shall be required by local law) of all Liens other than Permitted Liens and acknowledgments and confirmations from secured creditors of such Canadian Credit Party as reasonably requested by the Collateral Agent; and

(iii)                               evidence of the completion of all other recordings and filings of, or with respect to, the Canadian Guaranty and Collateral Agreement as may be necessary to perfect the security interests intended to be created by the Canadian Guaranty and Collateral Agreement.

(b)                                 Notwithstanding anything to the contrary contained in this Section 6, to the extent any Canadian GCA Collateral is not provided (or any related required actions under Section 6.04, 6.10 or 6.11 are not taken) on the Initial Borrowing Date after the Canadian Credit Parties’ use of commercially reasonable efforts to do so or without undue burden or expense, the delivery of such Canadian GCA Collateral (and the taking of the related required actions) shall not constitute a condition precedent to the extensions of credit under this Agreement on the Initial Borrowing Date but shall instead be required to be delivered (or taken) after the Initial Borrowing Date in accordance with the requirements of Section 9.11, except that (A) with respect to the perfection of security interests in PPSA Filing

Collateral, such Credit Party shall be obligated to deliver or cause to be delivered, necessary PPSA financing statements to the Administrative Agent or to irrevocably authorize and to cause the applicable Canadian Credit Parties to irrevocably authorize, the Administrative Agent to file necessary PPSA financing statements and (B) with respect to perfection of security interests in Stock Certificates, such Canadian Credit Party shall be obligated to use commercially reasonable efforts to deliver to the Administrative Agent Stock Certificates together with undated stock powers in blank.

6.11.                     Mortgage; Title Insurance; Landlord Waivers; etc.  (a) On the Initial Borrowing Date, the Collateral Agent shall have received:

(i)                                     fully executed counterparts of Mortgages and to the extent required by the Collateral Agent, corresponding UCC Fixture Filings and As-Extracted Collateral Filings (or, if UCC Fixture Filings and As-Extracted Collateral Filings are not available in the applicable jurisdiction, equivalent filings as available in such jurisdiction), and any similar filings as shall be required by local law, in form and substance reasonably satisfactory to the Collateral Agent, which Mortgages and UCC Fixture Filings (or, in the case of UCC Fixture Filings, any other equivalent filings, as available in each applicable jurisdiction) shall cover each Real Property owned or leased by the U.S. Borrower or any of its Subsidiaries and designated as a “Mortgaged Property” on Schedule 8.12 hereto, together with evidence that counterparts of such Mortgages and UCC Fixture Filings (or, in the case of UCC Fixture Filings, any other equivalent filings, as available in each applicable jurisdiction) and, if applicable, As-Extracted Collateral Filings (or, in the case of UCC Fixture Filings and As-Extracted Collateral Filings, any other equivalent filings, as available in each applicable jurisdiction) have been delivered to the title insurance company insuring the Lien of such Mortgage for recording;

(ii)                                  at the request of the Administrative Agent, a Mortgage Policy relating to each Mortgage of the Mortgaged Property referred to above, issued by a title insurer reasonably satisfactory to the Collateral Agent, in an insured amount satisfactory to the Collateral Agent not to exceed 110% of the fair market value of the Mortgaged Property and insuring the Collateral Agent that the Mortgage on each such Mortgaged Property is a valid and enforceable first priority mortgage lien on such Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances, with each such Mortgage Policy (1) to be in form and substance reasonably satisfactory to the Collateral Agent, (2) to include, to the extent applicable or available in the applicable jurisdiction, supplemental endorsements (including, without limitation, endorsements relating to future advances under this Agreement and the Loans, usury, first loss, tax parcel, subdivision, zoning, contiguity, variable rate, doing business, public road access, environmental lien, mortgage tax and so-called comprehensive coverage over covenants and restrictions and for any other matters that the Collateral Agent in its discretion may reasonably request), (3) to not include the “standard” title exceptions, other than a survey exception, and (4) to provide for affirmative insurance and such reinsurance or coinsurance as the Collateral Agent in its discretion may reasonably request;

(iii)                               to induce the title company to issue the Mortgage Policies referred to in subsection (ii) above, such affidavits, certificates, information and instruments of indemnification (including, without limitation, a so-called “gap” indemnification) as are customarily required by the Title Company, together with payment by the Borrowers of all Mortgage Policy premiums, search and examination charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of such Mortgages and issuance of such Mortgage Policies;

(iv)                              to the extent obtainable on or prior to the Initial Borrowing Date, (i) fully executed landlord waivers and/or bailee agreements in respect of those Leaseholds of the U.S.

Borrower or any of its Subsidiaries designated as “Leaseholds Subject to Landlord Waivers” on Schedule 8.12, each of which landlord waivers and/or bailee agreements shall be in form and substance reasonably satisfactory to the Collateral Agent and (ii) all Mortgaged Coal Property Support Documents as the Administrative Agent may request with respect to each lease or grant of mineral rights as to which any Borrower or any of its Subsidiaries is a lessee or grantee;

(v)                                 to the extent requested by the Administrative Agent, copies of all leases in which U.S. Borrower or any of its Subsidiaries holds the lessor’s interest or other agreements relating to possessory interests, if any; provided that, to the extent any of the foregoing affect such Mortgaged Property, to the extent requested by the Administrative Agent, such agreements shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement (with any such agreement being reasonably acceptable to the Administrative Agent); and

(vi)                              a “life of loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property that is subject to federal flood insurance laws and requirements, in form and substance acceptable to the Administrative Agent (together with notice about special flood hazard area status and flood disaster assistance, duly executed by the Borrowers and any applicable Subsidiary and evidence of flood insurance, in the event any improved parcel of Mortgaged Property is located in a special flood hazard area).

(b)                                 Notwithstanding anything to the contrary contained in this Section 6, to the extent any Mortgage is not provided (or any related required actions under this Section 6.11 or Section 6.04 are not taken) on the Initial Borrowing Date after the Credit Parties’ use of commercially reasonable efforts to do so or without undue burden or expense, the delivery of such Mortgages (and the taking of the related required actions) shall not constitute a condition precedent to the extensions of credit under this Agreement on the Initial Borrowing Date but shall instead be required to be delivered (or taken) after the Initial Borrowing Date in accordance with the requirements of Section 9.11, except that with respect to the perfection of security interests in UCC Fixture Filing Collateral and As-Extracted Collateral, such Credit Party shall be obligated to deliver or cause to be delivered, UCC Fixture Filings and necessary As-Extracted Collateral Filings to the Administrative Agent or to irrevocably authorize and to cause the applicable Credit Parties to irrevocably authorize, the Administrative Agent to file necessary UCC Fixture Filings and As-Extracted Collateral Filings.

6.12.                     Financial Statements; Pro Forma Balance Sheet; Projections.  On or prior to the Initial Borrowing Date, the Administrative Agent shall have received true and correct copies of the historical financial statements, the pro forma financial statements and the Projections referred to in Sections 8.05(a) and (d), which historical financial statements, pro forma financial statements and Projections shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

6.13.                     Solvency Certificate; Insurance Certificates, etc.  On the Initial Borrowing Date, the Administrative Agent shall have received:

(i)                                     a solvency certificate from the chief financial officer of the U.S. Borrower in the form of Exhibit H hereto; and

(ii)                                  certificates of insurance complying with the requirements of Section 9.03 for the business and properties of the U.S. Borrower and its Subsidiaries.

6.14.                     Fees, etc.  On the Initial Borrowing Date, the Borrowers shall have paid to the Administrative Agent (and its relevant affiliates) and each Lender all costs, fees and expenses (including, without limitation, legal fees and expenses and the fees and expenses of any other advisors) and other compensation contemplated hereby payable to the Administrative Agent or such Lender to the extent then due.

6.15.                     Patriot Act.  The Administrative Agent and the Lenders shall have received all documentation and other information requested by the Administrative Agent or the respective Lenders that is required by bank regulatory authorities under the applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

In determining the satisfaction of the conditions specified in this Section 6, to the extent any item is required to be satisfactory to any Lender, such item shall be deemed satisfactory to each Lender which has not notified the Administrative Agent in writing prior to the occurrence of the Initial Borrowing Date that the respective item or matter does not meet its satisfaction.  Upon the Administrative Agent’s good faith determination that the conditions specified in this Section 6 have been met (after giving effect to the preceding sentence), then the Initial Borrowing Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Initial Borrowing Date shall not release the Borrowers from any liability for failure to satisfy one or more of the applicable conditions contained in this Section 6).

6.16.                     Credit Documentation.  Schedules and Exhibits to this Agreement shall be completed prior to the Initial Borrowing Date in form and substance satisfactory to the Administrative Agent.

SECTION 7.                            Conditions Precedent to All Credit Events.

The obligation of each Lender to make Loans, and the obligation of each Issuing Lender to issue Letters of Credit, on any date occurring after the Initial Borrowing Date, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

7.01.                     No Default; Representations and Warranties.  At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date).

7.02.                     Notice of Borrowing; Letter of Credit Request.  (a)  Prior to the making of each Loan (other than a Swingline Loan or a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03(a).  Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice referred to in Section 2.03(b)(i).

(b)                                 Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 3.03(a).

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrowers to the Administrative Agent and each of the Lenders that all the conditions specified in Section 6 (with respect to Credit Events on the Initial Borrowing Date) and in this Section 7 (with respect to Credit Events on or after the Initial Borrowing Date) and applicable to such Credit Event are satisfied as of that time.  All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 6 and in this Section 7, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders.

SECTION 8.                            Representations, Warranties and Agreements.

In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of the Borrowers makes the following representations, warranties and agreements, in each case after giving effect to the Transaction, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 8 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such other Credit Event (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date).

8.01.                     Organization; Powers.  Each of the U.S. Borrower and its Material Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified or authorized which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

8.02.                     Authorization; Enforceability.  Each Credit Party has the Company power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary Company action to authorize the execution, delivery and performance by it of each of such Documents.  Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms (provided, that, with respect to the creation and perfection of security interests with respect to Stock Certificates of Foreign Subsidiaries, only to the extent enforceability of such obligation with respect to which Stock Certificate of Foreign Subsidiaries is governed by the UCC or PPSA), except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

8.03.                     No Violation.  Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor the consummation of the Transaction, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any material law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party is a party or by which it or any its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party.

8.04.                     Approvals.  No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Initial Borrowing Date and which remain in full force and effect on the Initial Borrowing Date and (y) filings which are necessary to perfect the security interests created under the Security Documents), or exemption by, any Governmental Authority is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document.

8.05.                     Financial Statements; Financial Condition; Undisclosed Liabilities; Projections.  (a)  (I) The audited consolidated balance sheet of the U.S. Borrower for the Fiscal Years ending December 31, 2008, December 31, 2009, and December 31, 2010, and the related consolidated statements of income and cash flows and changes in shareholders’ equity of the U.S. Borrower for the Fiscal Years of the U.S. Borrower ended on such dates, and the consolidated balance sheet of the Target for the Fiscal Years ending March 31, 2009 and March 31, 2010, and the statements of income and cash flows of the Target for the Fiscal Years of the Target ending on such dates, in each case furnished to the Lenders prior to the Effective Date, present fairly in all material respects the consolidated financial position of the U.S. Borrower and the Target, respectively, at the date of said financial statements and the results for the respective periods covered thereby and (II) the unaudited consolidated balance sheet of the Target at December 31, 2010 and the related consolidated statements of income and cash flows and changes in shareholders’ equity of the Target for the three-month period ended on such date, furnished to the Lenders prior to the Effective Date, present fairly in all material respects the consolidated financial condition of the Target at the date of said financial statements and the results for the period covered thereby, subject to normal year-end adjustments.  All such financial statements have been prepared in accordance with GAAP (or in the case of the Target, Canadian GAAP) consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the unaudited financial statements, to normal year-end audit adjustments (all of which are of a recurring nature and none of which, individually or in the aggregate, would be material) and the absence of footnotes.

(i)                                     The pro forma consolidated financial statements of the U.S. Borrower and its Subsidiaries furnished to the Lenders prior to the Initial Borrowing Date, present a good faith estimate of both the pro forma consolidated financial position of the U.S. Borrower and its Subsidiaries as of such date and the pro forma consolidated results of operations of the U.S. Borrowers and its Subsidiaries for the period covered thereby.

(b)                                 On and as of the date of the Initial Borrowing Date, and after giving effect to the Transaction and to all Indebtedness (including the Loans) being incurred or assumed on such date, the U.S. Borrower on a consolidated basis with its Subsidiaries will be Solvent.

(c)                                  Except as fully disclosed in the financial statements delivered pursuant to Section 8.05(a), and except for the Indebtedness incurred under this Agreement, there were as of the Initial Borrowing Date no liabilities or obligations with respect to the Borrowers or any of their respective Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrowers or any of their respective Subsidiaries.

(d)                                 The Projections delivered to the Administrative Agent and the Lenders prior to the Effective Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to either Borrower to be misleading in any material respect or which fail to take into account material information known to either Borrower regarding the matters reported therein.  On the Effective Date, the Borrowers believe that the Projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results included in such Projections.

(e)                                  In the case of representations and warranties made after the Initial Borrowing Date only, since March 31, 2010, but for this purpose treating the Transaction as if same had been consummated prior thereto, there has been no change in the business, assets, operations or financial condition of the U.S. Borrower and its Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect.

(f)                                   On the Initial Borrowing Date, there has been no Company Material Adverse Effect.

8.06.                     Litigation.  There are no actions, suits or proceedings pending or, to the knowledge of the Borrowers, threatened (i) on the Initial Borrowing Date with respect to the Transaction or any Document or (ii) that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

8.07.                     True and Complete Disclosure.  All factual information (taken as a whole) furnished by or on behalf of the Borrowers in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Documents) for purposes of, or in connection with, this Agreement, the other Credit Documents or any transaction contemplated herein or therein is true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this Section 8.07, such factual information shall not include the Projections, any estimates (including financial estimates, forecasts and other forward-looking information) or any pro forma financial information or information of a general economic or general industry nature.

8.08.                     Use of Proceeds; Margin Regulations.  (a)  All proceeds of the Term Loans will be used by the Borrowers to finance the Acquisition and the Refinancing and to pay fees and expenses incurred in connection with the Transaction.

(b)                                 All proceeds of the Revolving Loans and the Swingline Loans will be used for the working capital and general corporate purposes of the Borrowers and its Subsidiaries; provided that (x) not more than an amount acceptable to the Administrative Agent in its sole discretion of the proceeds from Revolving Loans and Swingline Loans may be used for the purposes described in Section 8.08(a) and (y) the proceeds of Swingline Loans shall not be used to refinance then outstanding Swingline Loans.

(c)                           No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.  Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

8.09.                     Tax Returns and Payments.  The U.S. Borrower and each of its Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority all U.S. Federal tax returns, and all other material returns, statements, forms and reports for taxes (the “Returns”) required to be filed by the U.S. Borrower and/or any of its Subsidiaries.  The Returns accurately reflect in all material respects all liability for taxes of the U.S. Borrower and its Subsidiaries, as applicable, for the periods covered thereby.  Each Borrower and each of its Subsidiaries has paid all taxes and assessments payable by it which have become due, other than those that are being contested in good faith and adequately disclosed and provided for on the financial statements of each Credit Party and its Subsidiaries in accordance with GAAP.  There is no material action, suit, proceeding, investigation, audit or claim now pending or, to the best knowledge of each Borrower or any of its Subsidiaries, threatened by any authority regarding any taxes relating to each Credit Party or any of its Subsidiaries.

8.10.                     Compliance with ERISA.  (a) Each Plan is in compliance in form and operation with its terms and with ERISA and the Code (including without limitation the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations, except where any failure to comply could not reasonably be expected to have a Material Adverse Effect.  Except as would not reasonably be expected to result in a Material Adverse Effect, each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code (x) has received a favorable determination letter from the IRS to the effect that it meets the requirements of Sections 401(a) of the Code and that the applicable trust qualifies for exemption from taxation under Section 501(a) of the Code or an application for such a letter has been filed within the remedial amendment period and is currently being processed by the IRS with respect thereto, or (y) is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and to the knowledge of the U.S. Borrower, nothing has occurred since the date of such determination that would reasonably be expected to adversely affect such determination (or, in the case of a Plan with no determination, to the knowledge of the U.S. Borrower, nothing has occurred that would reasonably be expected to materially adversely affect the issuance of a favorable determination letter or otherwise materially adversely affect such qualification).  No ERISA Event has occurred other than as would not, individually or in the aggregate, have a Material Adverse Effect.

(b)                                 There exists no Unfunded Pension Liability with respect to any Plan that would have a Material Adverse Effect.

(c)                                  To the knowledge of the U.S. Borrower, no Multiemployer Plan is insolvent or in reorganization under Title IV of ERISA.  None of the U.S. Borrower or any ERISA Affiliate has incurred any material liability with respect to a complete or partial withdrawal from any Multiemployer Plan, and, if each of the U.S. Borrower and each ERISA Affiliate were to withdraw in a complete withdrawal from any Multiemployer Plan as of the date this assurance is given or deemed given, the aggregate withdrawal liability that would be incurred would not reasonably be expected to result in a Material Adverse Effect.

(d)                                 To the knowledge of the U.S. Borrower, there are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, which would reasonably be expected to be asserted successfully against any Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to have a Material Adverse Effect.

(e)                                  The U.S. Borrower, and to the knowledge of the U.S. Borrower, any ERISA Affiliate have made all material contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, the terms of such Plan or Multiemployer Plan, respectively, or any contract or agreement requiring contributions to a Plan or Multiemployer Plan save where any failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(f)                                   Except as would not individually or in the aggregate have a Material Adverse Effect, (x) neither the U.S. Borrower nor any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA or withdrawn as a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) from a Plan so as to become subject to the provisions of Section 4063 of ERISA, and (y) neither the U.S. Borrower nor any ERISA Affiliate has any liability under Section 4069 or 4212(c) of ERISA.

(g)                                  Except as would not, individually or in the aggregate, have a Material Adverse Effect, each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, and all contributions required to be made with respect to a Foreign Pension Plan have been timely made.  No Foreign Pension Plan is a “registered pension plan” as such term is defined under the Income Tax Act (Canada).

8.11.                     Security Documents.  (a)  The provisions of the U.S. Guaranty and Collateral Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the U.S. GCA Collateral described therein. In the case of pledged capital interest described in the U.S. Guaranty and Collateral Agreement, when Stock Certificates representing such pledged capital interest are delivered to the Collateral Agent, and in the case of the other Collateral described in the U.S. Guarantee and Collateral Agreement, when financing statements specified in Schedule 8.11(a) in appropriate form are filed in the offices specified in Schedule 8.11(a), the Collateral Agent, for the benefit of the Secured Creditors will have a fully perfected lien on, and security interest in, all right, title and interest in all of the UCC Financing Collateral, subject to no other Liens other than Permitted Liens.  The recordation of (x) the Grant of Security Interest in U.S. patents and (y) the Grant of Security Interest in U.S. trademarks in the respective form attached to the U.S. Guaranty and Collateral Agreement, in each case in the United States Patent and Trademark Office, will create, as may be perfected by such recordation, a perfected security interest in the United States trademarks and patents covered by the U.S. Guaranty and Collateral Agreement, and the recordation of the Grant of Security Interest in U.S. Copyrights in the form attached to the U.S. Guaranty and Collateral Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the U.S. Guaranty and Collateral Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States copyrights covered by the U.S. Guaranty and Collateral Agreement.

(b)                                 The provisions of the Canadian Guaranty and Collateral Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Canadian GCA Collateral described therein, and upon filing PPSA financing statements in the appropriate jurisdictions the Collateral Agent, for the benefit of the Secured Creditors, will have a fully perfected security interest in all right, title and interest in all of the PPSA Filing Collateral and IP Rights that constitute Canadian GCA Collateral, subject to no other Liens other than Permitted Liens.

(c)                                  Each Mortgage, when executed and delivered, and for Mortgaged Property located in British Columbia, registered in the applicable land title office in British Columbia, will create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on the respective Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior and prior to any Person (except Permitted Encumbrances related thereto).

8.12.                     Properties.  All Real Property owned or leased by the Borrowers or any of their respective Subsidiaries as of the Initial Borrowing Date with a fair market value of at least $10,000,000, and the nature of the interest therein, is correctly set forth in Schedule 8.12.  Each Borrower and each of its Subsidiaries has good and marketable title to or valid leasehold interests, as applicable, in (i) all properties that are necessary or used in the ordinary course of business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, free and clear of all Liens (other than Permitted Liens) and (ii) all Real Property listed on Schedule 8.12, free and clear of all Liens (other than Permitted Liens).

8.13.                     Subsidiaries.  On and as of the Initial Borrowing Date, the U.S. Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule 8.13.  Schedule 8.13 sets forth, as of the Initial Borrowing Date, the percentage ownership (direct and indirect) of the U.S. Borrower in each class of capital stock or other Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof.

8.14.                     Compliance with Statutes, etc.  Each of the U.S. Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property, except such non-compliances as could not reasonably be expected to have a Material Adverse Effect.

8.15.                     Investment Company Act.  Neither the U.S. Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

8.16.                     Environmental Matters.  Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and except as set forth on Schedule 8.16: (a) each of the U.S. Borrower and its Subsidiaries is in compliance with all applicable Environmental Laws and has obtained and is in compliance with the terms of any permits required under such Environmental Laws; (b) there are no Environmental Claims pending or to the knowledge of the Borrowers, threatened, against the U.S. Borrower or any of its Material Subsidiaries; (c) no Lien, other than a Permitted Lien, has been recorded or to the knowledge of the Borrowers, threatened under any Environmental Law with respect to any Real Property owned by the U.S. Borrower or any of its Material Subsidiaries; (d) neither the U.S. Borrower nor any of its Material Subsidiaries has contractually agreed to assume or accept responsibility, for any liability of any other Person under any Environmental Law; and (e) there are no facts, circumstances, conditions or occurrences with respect to the past or present business, operations, properties or facilities of the U.S. Borrower or any of its Subsidiaries, or any of their respective predecessors, that could reasonably be expected to give rise to any Environmental Claim against the U.S. Borrower or its Subsidiaries or any liability of the U.S. Borrower or its Subsidiaries under any Environmental Law.  This Section 8.16 sets forth the sole representations and warranties of the U.S. Borrower and its Subsidiaries with respect to environmental matters.

8.17.                     Employment and Labor Relations.  Neither the U.S. Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.  There is (i) no unfair labor practice complaint pending against the U.S. Borrower or any of its Subsidiaries or, to the knowledge of the U.S. Borrower, threatened against any of them, before the National Labor Relations Board or similar agency or entity governing labor relations of any Subsidiary, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the U.S. Borrower and its Subsidiaries or, to the knowledge of the U.S. Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the U.S. Borrower or any of its Subsidiaries or, to the knowledge of the U.S. Borrower, threatened against the U.S. Borrower or any of its Subsidiaries, (iii) no union representation question exists with respect to the employees of the U.S. Borrower or any of its

Subsidiaries, (iv) no equal employment opportunity charges or other claims of employment discrimination are pending or, to the Borrowers’ knowledge, threatened against the U.S. Borrower or any of its Subsidiaries and (v) no wage and hour department investigation has been made of the U.S. Borrower or any of its Subsidiaries, except (with respect to any matter specified in clauses (i), (ii) and (iv) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

8.18.                     Intellectual Property, etc.  Each of the U.S. Borrower and its Subsidiaries owns or has the right to use all the patents, trademarks, domain names, service marks, trade names, copyrights, inventions, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, or rights with respect to the foregoing, (collectively, the “IP Rights”) that are necessary for the operation of their respective businesses without any known conflict with the IP Rights of any other Person, except to the extent any rights of others which, or the failure to so own or have which, as the case may be, could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

8.19.                     Representations and Warranties in Acquisition Agreement.  On the Initial Borrowing Date, all representations and warranties made by the Target in the Acquisition Agreement that are material to the interests of the Lenders are true and correct, but only to the extent that U.S. Borrower has the right (without regard to any notice requirement) to terminate its obligations under the Acquisition Agreement (or would be permitted to decline to consummate the Acquisition) as a result of a breach of such representation and warranties in the Acquisition Agreement.

8.20.                     Foreign Assets Control Regulations, Etc.  Neither of the advance of the Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Patriot Act.  Furthermore, none of the Borrowers or their Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.  Each Credit Party is in compliance, in all material respects, with the Patriot Act.  No part of the proceeds of the Loans will be used by the Credit Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.  Notwithstanding anything to the contrary in this Section 8.20, the provisions of this Section shall apply to the Canadian Credit Parties only to the extent it does not violate the Foreign Extraterritorial Measures Act.

SECTION 9.                            Affirmative Covenants.  Each Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section 13.13 and reimbursement obligations under Section 13.01 which, in either case, are not then due and payable) incurred hereunder and thereunder, are paid in full:

9.01.                     Information Covenants.  The U.S. Borrower will furnish to each Lender:

(a)                                 Quarterly Financial Statements.  Within 45 days after the close of each of the first three quarterly accounting periods in each Fiscal Year of the U.S. Borrower, (i) the consolidated balance sheet of the U.S. Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior Fiscal Year, all of which shall be certified by the chief financial officer, treasurer, assistant treasurer, controller or other principal accounting officer of the U.S. Borrower that they fairly present in all material respects in accordance with GAAP the financial condition of the U.S. Borrower and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period.

(b)                                 Annual Financial Statements.  Within 90 days after the close of each Fiscal Year of the U.S. Borrower, the consolidated balance sheet of the U.S. Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income and retained earnings and statement of cash flows for such Fiscal Year setting forth comparative figures for the preceding Fiscal Year and certified independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent.

(c)                                  Management Letters.  Promptly after the U.S. Borrower’s or any of its Subsidiaries’ receipt thereof, a copy of any “management letter” received from its certified public accountants and management’s response thereto; provided that such delivery only shall be required to the extent allowed by the relevant certified public accountant’s policy and practice.

(d)                                 Budgets.  (i)  No later than 30 days following the first day of each Fiscal Year of the U.S. Borrower, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income, sources and uses of cash and balance sheets for the U.S. Borrower and its Subsidiaries on a consolidated basis) for each of the twelve months of such Fiscal Year prepared in detail setting forth, with appropriate discussion, the principal assumptions upon which such budget is based and (ii) no later than 90 days following the first day of each Fiscal Year of the U.S. Borrower, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income, sources and uses of cash and balance sheets for the U.S. Borrower and its Subsidiaries on a consolidated basis) for the three immediately succeeding Fiscal Years prepared in summary form setting forth, with appropriate discussion, the principal assumptions upon which such budget is based.

(e)                                  Officer’s Certificates.  At the time of the delivery of the financial statements provided for in Sections 9.01(a) and (b), a compliance certificate from the chief financial officer, treasurer, assistant treasurer, controller or principal accounting officer of the U.S. Borrower in the form of Exhibit I certifying on behalf of the U.S. Borrower that, to such officer’s knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (i) during a Compliance Period, set forth in reasonable detail the calculations required to establish whether the Credit Parties are in compliance with Section 10.08, (ii) if delivered with the financial statements required by Section 9.01(b), set forth in reasonable detail the amount of (and the calculations required to establish the amount of) Excess Cash Flow for the respective Excess Cash Payment Period, and (iii) certify that there have been no changes to the Schedules of the U.S. Guaranty and Collateral Agreement and the Schedules of the Canadian

Guaranty and Collateral Agreement, in each case, to the extent required by each respective agreement.

(f)                                   Notice of Default, Litigation and Material Adverse Effect.  Promptly, and in any event within five Business Days after any Authorized Officer of the U.S. Borrower or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, or (ii) any litigation or governmental investigation or proceeding pending against the U.S. Borrower or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect.

(g)                                  Other Reports and Filings.  Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which the U.S. Borrower or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the “SEC”) or deliver to holders (or any trustee, agent or other representative therefor) or any of its material Indebtedness pursuant to the terms of the documentation governing the same.

(h)                                 Environmental Matters.  Promptly after any Authorized Officer of the U.S. Borrower or any of its Subsidiaries obtains actual knowledge thereof, notice of the following environmental matters to the extent that such environmental matters, either individually or when aggregated with all other such environmental matters, could reasonably be expected to have a Material Adverse Effect:

(i)                                     any pending or threatened Environmental Claim against the U.S. Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries;

(ii)                                  any condition or occurrence on or arising from any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries that (a) results in noncompliance by the U.S. Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to result in an Environmental Claim against the U.S. Borrower or any of its Subsidiaries or any such Real Property;

(iii)                               any condition or occurrence on any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by the U.S. Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; or

(iv)                              the taking of any removal or remedial action to the extent required by any Environmental Law or any Governmental Authority in response to the Release or threatened Release of any Hazardous Material on any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the U.S. Borrower’s or such Subsidiary’s response thereto.

(i)                                     Other Information.  From time to time, such other information or documents (financial or otherwise) with respect to the business, financial or corporate affairs of the U.S. Borrower or any of its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

Documents required to be delivered pursuant to Section 9.01(a), (b) or (g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the U.S. Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet; or (ii) on which such documents are posted on the U.S. Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the U.S. Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the U.S. Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the U.S. Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

9.02.                     Books, Records and Inspections.  The U.S. Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities.  The U.S. Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Lender to visit and inspect, under guidance of officers of the U.S. Borrower or such Subsidiary, any of the properties of the U.S. Borrower or such Subsidiary, and to examine the books of account of the U.S. Borrower or such Subsidiary and discuss the affairs, finances and accounts of the U.S. Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any such Lender may reasonably request (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuance of an Event of Default (a) only the Administrative Agent on behalf of the Required Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 9.02 and (b) the Administrative Agent shall not exercise such rights more than twice in any calendar year.

9.03.                     Maintenance of Property; Insurance.  (a)  The U.S. Borrower will, and will cause each of its Subsidiaries to, (i) keep all property necessary to the business of the U.S. Borrower and its Material Subsidiaries in good working order and condition, ordinary wear and tear excepted and subject to the occurrence of casualty events, (ii) maintain with financially sound and reputable insurance companies insurance on all such property and against all such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as the U.S. Borrower and its Subsidiaries, and (iii) furnish to the Administrative Agent, upon its request therefor, full information as to the insurance carried.  The provisions of this Section 9.03 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance.

(b)                                 If at any time the improvements on a Mortgaged Property are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or any successor thereto or other applicable agency, the U.S. Borrower will, and will cause each of its Subsidiaries to, at all times keep and maintain flood insurance in an amount no less than the amount sufficient to comply with the rules and regulations promulgated under the National Flood Insurance Act of 1968 and Flood Disaster Protection Act of 1973, each as amended from time to time.

(c)                                  The U.S. Borrower will, and will cause each of its Subsidiaries to, at all times keep its property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the U.S. Borrower and/or such Subsidiaries) shall be endorsed to the Collateral Agent’s satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured).

9.04.                     Existence; Franchises.  The U.S. Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses, permits, copyrights, trademarks and patents; provided, however, that nothing in this Section 9.04 shall prevent sales of assets and other transactions by the U.S. Borrower or any of its Subsidiaries in accordance with Section 10.02 and Section 10.05.

9.05.                     Compliance with Statutes, etc.  The U.S. Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property, except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.06.                     Compliance with Environmental Laws.  (a)  Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) the U.S. Borrower will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws and permits under Environmental Law applicable to or required in respect of the conduct of its business or operations or by the ownership, lease or use of any Real Property now or hereafter owned, leased or operated by the U.S. Borrower or any of its Material Subsidiaries and (ii) to the extent required by Environmental Law, will pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens, other than Permitted Liens, imposed pursuant to such Environmental Laws.  Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the U.S. Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the U.S. Borrower or any of its Material Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties, or transported, in compliance in all material respects with all applicable Environmental Laws and as required in connection with the normal operation, use and maintenance of the business or operations of the U.S. Borrower or any of its Subsidiaries.

(b)                                 (i) After the receipt by the Administrative Agent or any Lender of any notice of the type described in Section 9.01(h), (ii) at any time that U.S. Borrower or any of its Subsidiaries is not in compliance with Section 9.06(a) or (iii) in the event that the Administrative Agent or the Lenders have exercised any of the remedies pursuant to the last paragraph of Section 11, the Borrowers will (in each case) provide, at the joint and several expense of the Borrowers and as is reasonably requested by the Administrative Agent, an environmental site assessment report concerning any relevant Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any required removal or remedial action in connection with such Hazardous Materials on such Real Property.  If the Borrowers fail to provide the same within 30 days after such request was made, the Administrative Agent may order the same, the reasonable cost of which shall be borne by the Borrowers, and the Borrowers shall and hereby do grant to the Administrative Agent and the Lenders and their respective agents reasonable access to such Real Property, and specifically grant the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to the Borrowers, provided that such access and work shall not unreasonably interfere with normal operations of the Borrowers or any of them, all at the joint and several expense of the Borrowers.

9.07.                     ERISA.  Promptly and in any event within 30 days after the U.S. Borrower knows that any ERISA Event has occurred that would reasonably be expected to result in material liability to the U.S. Borrower, the U.S. Borrower shall supply to the Administrative Agent (in sufficient copies for all Lenders, if the Administrative Agent so requests) a certificate of an authorized officer of the U.S. Borrower describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by the U.S. Borrower or ERISA Affiliate from the PBGC or any other governmental agency with respect thereto.

9.08.                     End of Fiscal Years; Fiscal Quarters.  U.S. Borrower will cause (i) its and each of its Subsidiaries’ fiscal years to end on December 31 of each calendar year and (ii) its and each of its Subsidiaries’ fiscal quarters to end on the last day of each period described in the definition of “Fiscal Quarter”; provided, that this Section shall not apply to Cardem (and any other Subsidiary listed on Schedule 9.08).

9.09.                     Payment of Taxes.  U.S. Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the U.S. Borrower or any of its Subsidiaries not otherwise permitted under Section 10.01(i); provided that neither U.S. Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

9.10.                     Use of Proceeds.  The Borrowers will use the proceeds of the Loans only as provided in Section 8.08.

9.11.                     Additional Security; Further Assurances; etc.  (a)  The U.S. Borrower shall cause, and will cause each of the other Credit Parties to cause, (i) each of its Wholly-Owned Domestic Subsidiaries (other than Immaterial Subsidiaries) formed or acquired (or which first becomes such a Wholly-Owned Domestic Subsidiary or ceases to be an Immaterial Subsidiary) after the Initial Borrowing Date to become a Credit Party (and a party to the U.S. Guaranty and Collateral Agreement by executing a supplement thereto in form reasonably satisfactory to the Administrative Agent) and to execute and deliver all other appropriate Security Documents, in each case, within thirty (30) days (or such longer time period if agreed to by the Administrative Agent in its sole discretion) after the formation or acquisition thereof or after the first date upon which the respective Subsidiary of such Person becomes a Wholly-Owned Domestic Subsidiary or ceases to be an Immaterial Subsidiary and (ii) each of its Wholly-Owned Canadian Subsidiaries (other than Immaterial Subsidiaries) formed or acquired (or which first becomes such a Wholly-Owned Canadian Subsidiary or ceases to be an Immaterial Subsidiary) after the Initial Borrowing Date to become a Credit Party (and a party to the Canadian Guaranty and Collateral Agreement by executing a supplement thereto in form reasonably satisfactory to the Administrative Agent) and to execute and deliver all other appropriate Security Documents, in each case, within thirty (30) days (or such longer time period if agreed to by the Administrative Agent in its sole discretion) after the formation or acquisition thereof or after the first date upon which the respective Subsidiary of such Person becomes a Wholly-Owned Canadian Subsidiary or ceases to be an Immaterial Subsidiary. Upon execution and delivery of the supplement to the U.S. Guaranty and Collateral Agreement or the Canadian Guaranty and Collateral Agreement, as applicable, each such Person (i) shall become a Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Credit Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, in any property of such Credit Party which constitutes Collateral as set forth in, and in accordance with, the Security Documents. In addition, each new Wholly-Owned Subsidiary that is required to execute any Credit Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation (including opinions of counsel) of the type described in Section 6 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Initial Borrowing Date. For the avoidance of doubt, in the event any Subsidiary that constitutes a Subsidiary Guarantor issues any capital stock or other Equity Interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock or other Equity Interests (other than issuances that constitute a Disposition permitted pursuant to Section 10.02(iv)), such Subsidiary shall be required to remain a Subsidiary Guarantor after giving effect to such issuance.

(b)                                 The U.S. Borrower will, and will cause each other Credit Party to, grant to the Collateral Agent for the benefit of the Secured Creditors security interests and Mortgages in such assets and Real Property of the U.S. Borrower and such other Credit Party as are not covered by the original Security Documents (collectively, the “Additional Security Documents”).  All such security interests and Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent.  Notwithstanding the foregoing, this Section 9.11(b) shall not apply to (and U.S. Borrower and its Subsidiaries shall not be required to grant a Mortgage in) any owned Real Property the fair market value of which is less than $10,000,000, any Leasehold for which the aggregate annual rental payments are less than $1,500,000 or any Leasehold with respect to which the respective Credit Party has not obtained (after using commercially reasonable efforts to obtain same) the consent of the lessor to grant a mortgage in such Leasehold.

(c)                                  The U.S. Borrower will, and will cause each of the other Credit Parties to, at the joint and several expense of the Borrowers, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, Real Property surveys, reports, landlord waivers, bailee agreements, control agreements and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require.  Furthermore, U.S. Borrower will, and will cause the other Credit Parties that are Subsidiaries of the U.S. Borrower to, deliver to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this Section 9.11 has been complied with.

(b)                                 If the Administrative Agent or the Required Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of any Real Property of the U.S. Borrower and the other Credit Parties constituting Collateral, the U.S. Borrower will, at its own expense, provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

(c)                                  To the extent any action which would otherwise have been required to be taken pursuant to Sections 6.09, 6.10 and 6.11 hereof have not been taken on or prior to the Initial Borrowing Date as permitted thereby, then the Borrower shall cause all such actions to be taken as promptly as practicable after the Initial Borrowing Date, provided that in any event such actions shall be required to be completed within (x) 60 days after the Initial Borrowing Date in the case of actions otherwise required under Sections 6.09(a) and 6.10(a) and (y) 90 days after the Initial Borrowing Date in the case of actions required to be taken pursuant to Section 6.11(a), in each case as such dates may be extended (with respect to a given action or actions) at the reasonable discretion of the Administrative Agent.

(d)                                 The Borrowers agree that each action required by clauses (b) through (d) of this Section 9.11 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent or the Required Lenders (as such date me be extended at the sole discretion of the Administration Agent); provided that, in no event will U.S. Borrower or any of its Subsidiaries be required to take any action, other than using its best efforts, to obtain consents from third parties with respect to its compliance with this Section 9.11.

9.12.                     Interest Rate Protection.  No later than 120 days following the Effective Date, the U.S. Borrower will enter one or more Interest Rate Protection Agreements mutually acceptable to the U.S. Borrower and the Administrative Agent, to the extent necessary to provide that at least 30% of the aggregate principal amount of the Term Loans is subject to either a fixed interest rate or interest rate for a period of not less than two years, provided that the U.S. Borrower shall only be required to maintain such Interest Rate Protection Agreements if the Total Leverage Ratio is greater than 1.00:1.00.

9.13.                     Ratings.  The U.S. Borrower shall use commercially reasonable efforts to (i) obtain (x) a public corporate family rating of the U.S. Borrower and a rating of each Tranche of the Loans, in each case from Moody’s, and (y) a public corporate credit rating of the U.S. Borrower and a rating of each Tranche of the Loans, in each case from S&P and (ii) to have such ratings in effect at all times.

SECTION 10.                     Negative Covenants.

Each of the U.S. Borrower and its Subsidiaries hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case, together with interest thereon), Fees and all other Obligations (other than contingent obligations, including, without limitation, any indemnities described in Section 13.13 and reimbursement obligations under Section 13.01 which, in either case, are not then due and payable) incurred hereunder and thereunder, are paid in full:

10.01.              Liens.  The U.S. Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the U.S. Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the U.S. Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 10.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(i)                                     Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established to the extent required by and in accordance with GAAP;

(ii)                                  Liens in respect of property or assets of the U.S. Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect;

(iii)                               Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule 10.01, but only to the respective date, if any, set forth in such Schedule 10.01 for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on such Schedule 10.01, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension plus an amount equal to the unpaid interest, premium or other payment thereon pursuant to the terms thereof plus any other reasonable fees and expenses of any Credit Party incurred in connection with renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the U.S. Borrower or any of its Subsidiaries;

(iv)                              Liens created by or pursuant to this Agreement and the Security Documents and Liens on Collateral securing Permitted Second Lien Notes and Permitted First Lien Notes permitted to be outstanding pursuant to Section 10.04(i)(B);

(v)                                 (x) licenses, sublicenses, leases or subleases granted by the U.S. Borrower or any of its Subsidiaries to other Persons not materially interfering with the conduct of the business of the U.S. Borrower or any of its Subsidiaries taken as a whole and (y) any interest or title of a lessor, sublessor or licensor under any lease or license agreement permitted by this Agreement to which the U.S. Borrower or any of its Subsidiaries is a party;

(vi)                              Liens upon assets of the U.S. Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 10.04(iv), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the U.S. Borrower or any Subsidiary of the U.S. Borrower;

(vii)                           Liens placed upon equipment or machinery acquired after the Effective Date and used in the ordinary course of business of the U.S. Borrower or any of its Subsidiaries and placed at the time of the acquisition thereof by the U.S. Borrower or such Subsidiary or within 270 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment or machinery or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) the Indebtedness secured by such Liens is permitted by Section 10.04(iv) and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the U.S. Borrower or such Subsidiary;

(viii)                        easements, rights-of-way, restrictions, zoning and other similar restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the U.S. Borrower or any of its Subsidiaries;

(ix)                              Liens arising from precautionary UCC or PPSA financing statement filings regarding operating leases entered into in the ordinary course of business;

(x)                                 Liens arising out of the existence of judgments or awards to the extent such judgments do not trigger an Event of Default;

(xi)                              statutory and common law landlords’ liens under leases to which the U.S. Borrower or any of its Subsidiaries is a party;

(xii)                           Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

(xiii)                        Permitted Encumbrances;

(xiv)                       Liens on property or assets acquired pursuant to a Permitted Acquisition or other permitted Investment, or on property or assets of a Subsidiary of the U.S. Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition or other permitted Investment; provided that any Indebtedness that is secured by such Liens constitutes Permitted Acquired Debt;

(xv)                          Liens arising out of any conditional sale, title retention, consignment or other similar arrangements for the sale of goods entered into by the U.S. Borrower or any of its Subsidiaries in the ordinary course of business to the extent such Liens do not attach to any assets other than the goods subject to such arrangements;

(xvi)                       Liens (x) incurred in the ordinary course of business in connection with the purchase or shipping of goods or assets (or the related assets and proceeds thereof), which Liens are in favor of the seller or shipper of such goods or assets and only attach to such goods or assets, and (y) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xvii)                    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more bank, custodian, investment, customs and other accounts maintained by the U.S. Borrower or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank or banks with respect to cash management and operating account arrangements;

(xviii)                 Liens on assets of Foreign Subsidiaries securing Indebtedness permitted to be incurred by such Foreign Subsidiaries pursuant to Section 10.04(xvi);

(xix)                       Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under Section 10.04;

(xx)                          Liens on earnest money deposits made in connection with any agreement in respect of an anticipated Permitted Acquisition;

(xxi)                       additional Liens of the U.S. Borrower or any Subsidiary not otherwise permitted by this Section 10.01 that do not secure obligations in excess of $150,000,000 in the aggregate for all such Liens at any time;

(xxii)                    Liens arising under Capitalized Lease Obligations to the extent permitted pursuant to Section 10.04(iv) securing Permitted Sale Leaseback Transactions, provided that the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the U.S. Borrower or any Subsidiary of the U.S. Borrower;

(xxiii)                 Liens granted to a Credit Party in connection with the Acquisition and the other Transactions described in the Acquisition Documents and granted in accordance with the terms thereof;

(xxiv)                Liens incurred on property of Qualified Environmental Trusts;

(xxv)                   until and including the 60th day after the Initial Borrowing Date (or such later date as agreed to by the Administrative Agent in its sole discretion), Liens on cash collateral created in connection with the collateralization of the Outside Letters of Credit; and

(xxvi)                Liens created by or pursuant to the Secured Notes Documents (which Liens may rank pari passu with, or junior to (but not senior to), the Liens granted under the Security Documents), so long as such Liens are limited to assets constituting Collateral pursuant to the Security Documents and are subject to the Secured Notes Intercreditor Agreement.

In connection with the granting of Liens of the type described in clauses (iii), (vi), (vii), (ix), (xiv) of this Section 10.01 by the U.S. Borrower or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

10.02.              Consolidation, Merger, Amalgamation, Purchase or Sale of Assets, etc.  U.S. Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any partnership, joint venture, or transaction of merger, amalgamation or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than sales of inventory in the ordinary course of business), or enter into any Sale Leaseback, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment, goods and services in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

(i)                                     Capital Expenditures by the U.S. Borrower and its Subsidiaries shall be permitted to the extent not in violation of this Agreement;

(ii)                                  the U.S. Borrower and its Subsidiaries may liquidate or otherwise dispose of obsolete surplus or worn-out property;

(iii)                               Investments may be made to the extent permitted by Section 10.05;

(iv)                              the U.S. Borrower and its Subsidiaries may sell assets (other than the capital stock or other Equity Interests of any Wholly-Owned Subsidiary, unless all of the capital stock or other Equity Interests of such Wholly-Owned Subsidiary are sold in accordance with this clause (iv)) (each of the foregoing, a “Disposition”), so long as (u) no Default or Event of Default then exists or would result therefrom, (v) each such sale is in an arm’s-length transaction and the U.S. Borrower or the respective Subsidiary receives at least fair market value, (w) the Net Sale Proceeds therefrom are applied as required by Section 5.02(d), (x) with respect to any Disposition pursuant to this clause (iv) for a purchase price in excess of $10,000,000, the Person making such Disposition shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that for the purposes of this subclause (x) the following shall be deemed to be cash: (A) any liabilities (as shown on the U.S. Borrower’s or its Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the U.S. Borrower or such Subsidiary, other than liabilities that are by their terms (1) subordinated to the payment in cash of the Obligations or (2) not secured by the assets that are the subject of such Disposition, that are assumed by the transferee with respect to the applicable Disposition and for which the U.S. Borrower and all of the Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Person making such Disposition from the purchaser that are converted by such Person into cash (to the extent of the cash received) within 270 days following the closing of the applicable Disposition, (C) any Designated Non-Cash Consideration received by the person making such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iv) that is at that time outstanding, not in excess of $100,000,000 with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, (y) any non-cash proceeds received are pledged to the Collateral Agent to the extent required under Section 9.11 and (z) the aggregate consideration for all Dispositions made pursuant to this clause (iv) shall not exceed 10% of Consolidated total Assets since the Effective Date;

(v)                                 (i) the U.S. Borrower and the Domestic Subsidiaries may make Dispositions to the U.S. Borrower or any other Credit Party that is a Domestic Subsidiary of the U.S. Borrower, (ii) any Canadian Borrower and the Canadian Subsidiaries may make Dispositions to any Canadian Borrower or any other Canadian Credit Party, (iii) any Subsidiary that is not a Credit Party may make Dispositions to the U.S. Borrower or any other Subsidiary, and (iv) the U.S. Borrower and its Subsidiaries may make the Dispositions listed on Schedule 10.02(v) to the U.S. Borrower or any Subsidiary thereof;

(vi)                              each of the U.S. Borrower and its Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (so long as any such lease or license does not create a Capitalized Lease Obligation except to the extent permitted by Section 10.04(iv));

(vii)                           each of the U.S. Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

(viii)                        the U.S. Borrower and its Subsidiaries may lease, sublease, license or sublicense real, personal or intellectual property in the ordinary course of business;

(ix)                              the U.S. Borrower and its Subsidiaries may make Dispositions of property (including like-kind exchanges) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are applied to the purchase price of such replacement property, in each case under Section 1031 of the Code or otherwise, provided that any Disposition of property that is Collateral shall be replaced by property that becomes Collateral;

(x)                                 any Subsidiary of the U.S. Borrower or any other Person may be merged, amalgamated or consolidated with or into, or be dissolved, wound up or liquidated into, the U.S. Borrower and any Foreign Subsidiary of the U.S. Borrower may be merged, amalgamated or consolidated with or into, or be dissolved, wound up or liquidated into, any Canadian Borrower, provided that (i) no Default or Event of Default shall have occurred, be continuing or result therefrom and (ii) both before and after giving effect to such transaction, the U.S. Borrower is in compliance with the financial covenant set forth in Section 10.08 (whether or not then in effect), determined on a Pro Forma Basis as of the last day of the Calculation Period most recently ended, (iii) all of the transactions contemplated by this Section 10.02(x), and the terms, conditions and documentation thereof shall be in form and substance reasonably satisfactory to the Administrative Agent, (iv) at least 10 Business Days’ prior written notice of such transaction is given by the relevant Borrower to the Administrative Agent, (v) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary or Person shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, amalgamation, consolidation, dissolution, wind-down or liquidation) and all actions required to maintain said perfected status have been taken and (vi) (A) the U.S. Borrower or a Canadian Borrower shall be the continuing or surviving corporation, as applicable or (B) if the Person formed by surviving any such merger, amalgamation, consolidation, dissolution, wind-down or liquidation is not the U.S. Borrower or a Canadian Borrower (such other Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under (x) the laws of the United States, any state thereof, the District of Columbia or any territory thereof if the Successor Borrower to the U.S. Borrower or (y) the laws of Canada, any province thereof or any territory thereof if the Successor Borrower to a Canadian Borrower, (2) the Successor Borrower shall expressly assume all Obligations of the U.S. Borrower or the relevant Canadian Borrower, as the case may be, under this Agreement and the other Credit Documents pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, (3) all actions have been taken that are necessary or, in the reasonable opinion of the Administrative Agent desirable, to maintain the perfection and priority of the Liens created by the respective Security Documents in the assets so transferred or sold to such Successor Borrower, (4) the Successor Borrower shall execute and deliver, or cause to be executed and delivered, all other relevant documentation (including, without limitation, opinions of counsel, board of directors (or similar) resolutions and other documents and certificates) of the type described in Section 6 as such Successor Borrower would have had to deliver if such Successor Borrower was a Borrower on the Initial Borrowing Date, in each case, as may be requested by the Administrative Agent in connection with the transactions contemplated by this Section 10.02(x), with each of the foregoing to be in form and substance reasonably satisfactory to the Administrative Agent, (5) each Guarantor, unless it is the other party to such merger, amalgamation, consolidation, dissolution, wind-down or liquidation, shall have by a agreement in form and substance reasonably satisfactory to the Administrative Agent confirmed that its Guaranty under the U.S Guaranty and Collateral Agreement or the Canadian Guaranty and Collateral Agreement, as the case may be, shall apply to any Successor Borrower’s Obligations as required under this Agreement and the other Credit Documents, (6) each Guarantor , unless it is the other party to such merger, amalgamation, consolidation, dissolution, wind-down or liquidation, shall have by a supplement to the applicable Security Documents in form and substance reasonably satisfactory to the Administrative Agent, affirmed that the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Guarantor shall remain in full force and effect and perfected and all actions required to maintain said perfected status have been taken, (7) each mortgagor of a Mortgaged Property, unless it is the other party to such merger, amalgamation, consolidation, dissolution, wind-down or liquidation, shall have affirmed pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent that its obligations under the applicable Mortgage shall apply to its Guaranty as reaffirmed pursuant to clause (5) and (8) the Successor Borrower shall have delivered to the Administrative Agent (x) an officer’s certificate stating that such merger, amalgamation, consolidation, dissolution, wind-down or liquidation and such supplements and other agreements preserve the enforceability of the Guarantys and the perfection and priority of the Liens under the applicable Security Documents and (y) if requested by the Administrative Agent, an opinion of counsel to the effect that such merger, amalgamation, consolidation, dissolution, wind-down or liquidation does not violate this Agreement or any other Credit Document and that the provisions set forth in the preceding clauses (2) through (8) preserve the enforceability of the Guarantys and the perfection and priority of the Liens created under the applicable Security Documents (it being understood that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the U.S. Borrower or the relevant Canadian Borrower, as the case may be, under this Agreement);

(xi)                              any Subsidiary of the U.S. Borrower may merge, amalgamate or consolidate with and into, or be dissolved, wound up or liquidated into, the U.S. Borrower or any Wholly-Owned Domestic Subsidiary of the U.S. Borrower which is a Subsidiary Guarantor, so long as (i) in the case of any such merger, amalgamation, consolidation, dissolution, winding-up or liquidation involving the U.S. Borrower, the U.S. Borrower is the surviving or continuing entity of any such merger, amalgamation, consolidation, dissolution, winding-up or liquidation, (ii) in all other cases, a Wholly-Owned Domestic Subsidiary of the U.S. Borrower which is a Subsidiary Guarantor is the surviving or continuing corporation of any such merger, consolidation, dissolution or liquidation, and (iii) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, consolidation, dissolution or liquidation) and all actions required to maintain said perfected status have been taken;

(xii)                           any Foreign Subsidiary of the U.S. Borrower may be merged, consolidated or amalgamated with and into, or be dissolved, wound up or liquidated into, or transfer any of its assets to, any Wholly-Owned Foreign Subsidiary of the U.S. Borrower, so long as (i) such Wholly-Owned Foreign Subsidiary of the U.S. Borrower is the surviving or continuing entity of any such merger, consolidation, amalgamation, dissolution, winding-up or liquidation and (ii) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the Equity Interests and/or assets of such Wholly-Owned Foreign Subsidiary and such Foreign Subsidiary shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such merger, consolidation, amalgamation, dissolution, liquidation or transfer) and all actions required to maintain said perfected status have been taken;

(xiii)                        Permitted Acquisitions may be consummated;

(xiv)                       the U.S. Borrower and its Subsidiaries may liquidate or otherwise dispose of Cash Equivalents in the ordinary course of business, in each case for cash at fair market value;

(xv)                          any Subsidiary may liquidate or dissolve if (i) the U.S. Borrower determines in good faith that such liquidation or dissolution is in the best interests of the U.S. Borrower and is not materially disadvantageous to the Lenders and (ii) to the extent such Subsidiary is a Credit Party, any assets or business of such Subsidiary not otherwise disposed of or transferred in accordance with this Section or Section 10.05 or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, a Credit Party after giving effect to such liquidation or dissolution;

(xvi)                       to the extent that no Default or Event of Default would result from the consummation of such disposition or investment, the U.S. Borrower and its Subsidiaries may consummate a merger, dissolution, liquidation, consolidation, investment or disposition, the purpose of which is to effect a disposition permitted pursuant to this Section or an investment permitted pursuant to Section 10.05;

(xvii)                    the Subsidiaries or Investments listed on Schedule 10.02 may be liquidated, dissolved or wound-down;

(xviii)                 the Subsidiaries shall be allowed to set up and fund Qualified Environmental Trusts;

(xix)                       Permitted Sale Leaseback Transactions;

(xx)                          the Acquisition and the other Transactions described in the Acquisition Documents shall be permitted in accordance with the terms of the Acquisition Documents; and

(xxi)                       the U.S. Borrower and its Subsidiaries may sell assets to charitable or not for profit institutions; provided that the aggregate consideration for all Dispositions made pursuant to this clause (xxi) shall not exceed $2,000,000 since the Effective Date.

To the extent the Required Lenders waive the provisions of this Section 10.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 10.02 (other than to the U.S. Borrower or a Subsidiary thereof), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect and/or evidence the foregoing.

10.03.              Dividends.  The U.S. Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the U.S. Borrower or any of its Subsidiaries, except that:

(i)                                     any Subsidiary of the U.S. Borrower may pay cash Dividends to the U.S. Borrower or to any Wholly-Owned Domestic Subsidiary of the U.S. Borrower and any Subsidiary of any Canadian Borrower may pay cash Dividends to the U.S. Borrower or any Wholly-Owned Subsidiary of the U.S. Borrower;

(ii)                                  any Non-Wholly-Owned Subsidiary of the U.S. Borrower may pay cash Dividends to its shareholders, members or partners generally, so long as the U.S. Borrower or its respective Subsidiary which owns the Equity Interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary);

(iii)                               the U.S. Borrower and any of its Subsidiaries may pay cash Dividends in an amount not to exceed the Cumulative Retained Excess Cash Flow Amount as in effect immediately before the respective Dividend so long as no Default or Event of Default exists or would result therefrom;

(iv)                              the U.S. Borrower may pay cash Dividends on the U.S. Borrower Common Stock at the end of each Fiscal Quarter in an aggregate amount not to exceed (x) if the Senior Secured

Leverage Ratio is greater than 4.50:1.00 for the Test Period most recently ended for which financial statements have been delivered to the Lenders pursuant to Section 9.01(a) or (b), as applicable, the lesser of (I) $0.01 per each share of the U.S. Borrower’s Common Stock issued and outstanding at such time and (II) $35,000,000 less the aggregate amount of cash Dividends paid pursuant to this Section 10.03(iv) during the Fiscal Year of which such Fiscal Quarter is a part and (y) if the Senior Secured Leverage Ratio is less than or equal to 4.50:1.00 for the Test Period most recently ended for which financial statements have been delivered to the Lenders pursuant to Section 9.01(a) or (b), as applicable, $35,000,000 less the aggregate amount of cash Dividends paid pursuant to this Section 10.03(iv) during the Fiscal Year of which such Fiscal Quarter is a part; provided that, in each case, no Default or Event of Default then exists or would result therefrom;

(v)                                 any Canadian Borrower or any Subsidiary of any Canadian Borrower may pay Dividends to the U.S. Borrower as are necessary to reimburse the U.S. Borrower or any of its Subsidiaries for expenses directly attributable to a Canadian Borrower or any of its respective Subsidiaries;

(vi)                              the Dividends listed on Schedule 10.03(vi); and

(vii)                           the U.S. Borrower and any of its Subsidiaries may pay Dividends not otherwise permitted hereto in an aggregate amount not to exceed $20,000,000; provided that (x) no Default or Event of Default then exists or would result therefrom, and (y) the U.S. Borrower is in compliance with the financial covenant set forth in Section 10.08 (whether or not then in effect), determined on a Pro Forma Basis as of the last day of the Calculation Period most recently ended.

10.04.              Indebtedness.  The U.S. Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

(i)                                     Indebtedness (A) incurred pursuant to this Agreement and the other Credit Documents and (B) Permitted Refinancing Indebtedness incurred with respect to indebtedness theretofore outstanding pursuant to this clause (i); provided that (x) Permitted Refinancing Indebtedness incurred pursuant to this clause (i) may only be pursuant to one or more issues of Permitted First Lien Notes, Permitted Second Lien Notes, Permitted Unsecured Notes or Permitted Convertible Notes and (y) if any such Permitted Refinancing Indebtedness is incurred in respect of Revolving Loan Commitments or outstandings pursuant thereto (which shall only be permitted in accordance with the repayment priorities pursuant to Section 5.02(g)), there shall be required to be a permanent reduction to the Total Revolving Loan Commitment in an amount equal to the respective Permitted Refinancing Indebtedness (in which case Revolving Loans or Swingline Loans then outstanding pursuant to the Revolving Loan Commitments shall be required to be repaid with such amounts only to the extent then outstanding);

(ii)                                  Indebtedness outstanding on the Initial Borrowing Date and listed on Schedule 10.04 and any Permitted Refinancing Indebtedness in respect thereof;

(iii)                               Indebtedness of the U.S. Borrower and the other Credit Parties under (x) Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this Section 10.04 and (y) Other Hedging Agreements entered into in the ordinary course of business and providing protection to the U.S. Borrower and its Subsidiaries against fluctuations in currency values or commodity prices in connection with the U.S. Borrower’s or any of its Subsidiaries’ operations, in either case so long as the entering into of such Interest Rate

Protection Agreements or Other Hedging Agreements are bona fide hedging activities and are not for speculative purposes;

(iv)                              Indebtedness of the U.S. Borrower and its Subsidiaries evidenced by Capitalized Lease Obligations and purchase money Indebtedness described in Section 10.01(vii) and including Capitalized Lease Obligations arising from Permitted Sale Leaseback Transactions, provided that in no event shall the sum of the aggregate principal amount of all Capitalized Lease Obligations and purchase money Indebtedness permitted by this clause (iv) exceed the greater of (x) $250,000,000 and (y) 3.50% of Consolidated Total Assets as at the last day of the most recently ended Fiscal Quarter for which financial statements have been (or were required to be) furnished to the Administrative Agent pursuant to Section 9.01(a) or (b) (or prior to any such delivery, as shown on the December 31, 2010 consolidated balance sheet of the U.S. Borrower delivered pursuant to Section 8.05(a)).

(v)                                 Indebtedness constituting Intercompany Loans to the extent permitted by Section 10.05(vii);

(vi)                              Indebtedness consisting of unsecured guaranties (x) by the U.S. Borrower and the Wholly-Owned Domestic Subsidiaries of the U.S. Borrower that are Subsidiary Guarantors of each other’s Indebtedness and lease and other contractual obligations permitted under this Agreement and (y) by Wholly-Owned Foreign Subsidiaries of the U.S. Borrower of each other’s Indebtedness and lease and other contractual obligations permitted under this Agreement;

(vii)                           additional Indebtedness of the U.S. Borrower and its Subsidiaries; provided that (v) such Indebtedness shall not be incurred prior to the date the U.S. Borrower has delivered the compliance certificate for the Fiscal Year of the U.S. Borrower ending December 31, 2012, as required pursuant to Section 9.01(e), (w) no Event of Default then exists or would result therefrom, (x) except in the case of Permitted Acquired Debt, the maturity date of such Indebtedness occurs after the B Term Loan Maturity Date, (y) after giving effect to the incurrence thereof, the Total Leverage Ratio calculated on a Pro Forma Basis for the Calculation Period most recently ended is less than or equal to 4.50 to 1.00 and (z) if the U.S. Borrower has not incurred Senior Unsecured Notes pursuant to Section 10.04(xxi) in an aggregate principal amount of at least $500,000,000, the U.S. Borrower is in compliance with the financial covenant set forth in Section 10.08 determined on a Pro Forma Basis as of the last day of the Calculation Period most recently ended;

(viii)                        Indebtedness in respect of overdraft facilities, employee credit card programs, netting services, automated clearinghouse arrangements and other cash management and similar arrangements in the ordinary course of business;

(ix)                              Indebtedness incurred in the ordinary course of business consistent with past practice in respect of obligations of the U.S. Borrower or any of its Subsidiaries to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money, Interest Rate Protection Agreements or Other Hedging Agreements;

(x)                                 Indebtedness arising from agreements of the U.S. Borrower or any of its Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations

(including earn-outs), in each case entered into in connection with Permitted Acquisitions, other Investments and the disposition of any business, assets or Equity Interests permitted hereunder;

(xi)                              Indebtedness of the U.S. Borrower or any Subsidiary consisting of (i) obligations to pay insurance premiums or (ii) take or pay obligations contained in supply agreements, in each case arising in the ordinary course of business and not in connection with the borrowing of money, Interest Rate Protection Agreements or Other Hedging Agreements;

(xii)                           Indebtedness representing deferred compensation to employees of the U.S. Borrower (or any direct or indirect parent thereof) and its Subsidiaries incurred in the ordinary course of business;

(xiii)                        Indebtedness consisting of promissory notes issued by the U.S. Borrower or any Guarantor to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes) to finance the purchase or redemption of Equity Interest of the U.S. Borrower or any of its Subsidiaries permitted by this Agreement;

(xiv)                       Indebtedness consisting of obligations of the U.S. Borrower and its Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions or any other Investment permitted hereunder;

(xv)                          Indebtedness of the U.S. Borrower or any of its Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business;

(xvi)                       Indebtedness of Foreign Subsidiaries of the U.S. Borrower in an aggregate principal amount not to exceed $300,000,000 at any one time outstanding;

(xvii)                    funding obligations under Qualified Environmental Trusts;

(xviii)                 so long as no Default or Event of Default then exists or would result therefrom, additional unsecured Indebtedness incurred by the U.S. Borrower and its Subsidiaries; provided that the aggregate amount of Indebtedness incurred pursuant to this Section 10.04(xviii) in excess of $250,000,000 shall be subject to the prepayment requirement set forth in Section 5.02(c);

(xix)                       until and including the 60th day after the Initial Borrowing Date (or such later date as agreed to by the Administrative Agent in its sole discretion), Indebtedness of the U.S. Borrower or any of its Subsidiaries for reimbursement obligations relating to Outside Letters of Credit, so long as the sum of the aggregate available amount of all such Outside Letters of Credit and any unreimbursed drawings in respect thereof does not at any time exceed $35,000,000;

(xx)                          Indebtedness of the U.S. Borrower represented by the Secured Notes, and secured guaranties thereof by the Subsidiary Guarantors, so long as (I) all such Indebtedness is incurred in accordance with the requirements of the definition of Secured Notes, (II) a Secured Notes Intercreditor Agreement shall have been duly authorized, executed and delivered at the time of the issuance of any Secured Notes and shall be in full force and effect, (III) in the case of any issuance of any Secured Notes described in clause (a) or (c) of the definition thereof, at the time of incurrence thereof, no Default or Event of Default shall exist or would result therefrom, (IV) at the time of incurrence thereof, all of the representations and warranties of each Credit

Party set forth in Section 8 and in each other Credit Document shall be true and correct in all material respects as of such time (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date), (V) with respect to only Senior Secured Indebtedness of the U.S. Borrower and its Subsidiaries that is secured on pari passu or senior basis to the Loans on such date, the U.S. Borrower shall be in compliance with the financial covenant set forth in Section 10.08 (whether or not then in effect), determined on a Pro Forma Basis as of the date of the most recently ended Test Period, as if such Indebtedness had been outstanding on the last day of such fiscal quarter of the U.S. Borrower for testing compliance therewith, (VI) the aggregate principal amount (or the aggregate face amount if issued at a discount) of Secured Notes (to the extent incurred pursuant to clause (a) of the definition thereof) that may be incurred at any time pursuant to this clause (xx) shall not exceed the Available Incremental Amount at such time and (VII) the U.S. Borrower shall have furnished to the Administrative Agent a certificate from an Authorized Officer of the U.S. Borrower certifying as to compliance with the requirements of preceding clauses (I), (III), (IV), (V) and (VI) and containing the calculations (in reasonable detail) required by the preceding clauses (V) and (VI); and

(xxi)                       Indebtedness of the U.S. Borrower or Subsidiary Guarantors represented by Senior Unsecured Notes or Permitted Convertible Notes, and unsecured guaranties thereof by the Subsidiary Guarantors, so long as (I) all such Indebtedness is incurred in accordance with the definition of Senior Unsecured Notes or Permitted Convertible Notes, as applicable, (II) no Event of Default exists after giving effect to the incurrence of such Indebtedness, (III) the aggregate principal amount of all Indebtedness permitted pursuant to this clause (xxi) shall not exceed, when added to the aggregate principal amount of Indebtedness incurred pursuant to Section 10.04(xviii), $1,000,000,000 at any one time outstanding and (IV) the Borrower shall have furnished to the Administrative Agent a certificate from an Authorized Officer of the Borrower certifying as to compliance with the requirements of preceding clauses (I) through (III) and containing the calculations required by preceding clause (III).

10.05.              Advances, Investments and Loans.  The U.S. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other Equity Interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an “Investment” and, collectively, “Investments”), except that the following shall be permitted:

(i)                                     the U.S. Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the U.S. Borrower or such Subsidiary;

(ii)                                  the U.S. Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents;

(iii)                               the U.S. Borrower and its Subsidiaries may hold the Investments held by them on the Effective Date and described on Schedule 10.05, provided that any additional Investments made with respect thereto shall be permitted only if permitted under the other provisions of this Section 10.05;

(iv)                              the U.S. Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(v)                                 the U.S. Borrower and its Subsidiaries may make loans and advances to their officers, directors and employees for moving, relocation and travel expenses and other similar expenditures, in each case in the ordinary course of business in an aggregate amount not to exceed $5,000,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances);

(vi)                              the U.S. Borrower and the other Credit Parties may enter into Interest Rate Protection Agreements and Other Hedging Agreements to the extent permitted by Section 10.04(iii);

(vii)                           (I) any Credit Party may make intercompany loans and advances to any other Credit Party, (II) U.S. Borrower and its Domestic Subsidiaries whether or not existing on or before the date of this Agreement may make intercompany loans and advances to any Wholly-Owned Foreign Subsidiary, (III) any Subsidiary whether or not existing on or before the date of this Agreement which is not a Credit Party may make intercompany loans and advances to any Credit Party and (IV) any Foreign Subsidiary may make intercompany loans and advances to any other Foreign Subsidiary that is a Wholly-Owned Subsidiary (such intercompany loans and advances referred to in preceding clauses (I) through (IV), collectively, the “Intercompany Loans”), provided, that (u) at no time shall the aggregate outstanding principal amount of all Intercompany Loans made pursuant to preceding subclause (II) of this clause (vii), when added to the amount of contributions, acquisitions of Equity Interests, capitalizations and forgivenesses theretofore made pursuant to subclause (II) of Section 10.05(viii) (for this purposes, taking the fair market value of any property (other than cash) so contributed at the time of such contribution), exceed $150,000,000 (determined without regard to (A) any write-downs or write-offs of such loans and advances or (B) any payment in kind interest (or similar interest) added to the principal amount of such loan or advance and net of any returns on any such Investment in the form of a principal repayment, distribution, dividend or redemption, as applicable), (v) no Intercompany Loan may be made pursuant to subclause (II) above at any time that a Default or an Event of Default has occurred and its continuing, (w) each Intercompany Loan shall be evidenced by an Intercompany Note, (x) each such Intercompany Note owned or held by a Credit Party shall be pledged to the Collateral Agent pursuant to the U.S. Guaranty and Collateral Agreement or Canadian Guaranty and Collateral Agreement, as applicable, (y) each Intercompany Loan made by any Subsidiary of the U.S. Borrower that is not a Credit Party to a Credit Party shall be subject to the subordination provisions contained in the respective Intercompany Note and (z) any Intercompany Loans made to any Subsidiary Guarantor or any Wholly-Owned Foreign Subsidiary pursuant to this clause (vii) shall cease to be permitted by this clause (vii) if such Subsidiary Guarantor or Wholly-Owned Foreign Subsidiary, as the case may be, ceases to constitute a Subsidiary Guarantor that is a Wholly-Owned Domestic Subsidiary or a Wholly-Owned Foreign Subsidiary, as the case may be;

(viii)                        (I) the U.S. Borrower and any Subsidiary Guarantor may make capital contributions to, or acquire Equity Interests of, any Subsidiary Guarantor which is a Wholly-Owned Domestic Subsidiary, (II) U.S. Borrower and its Domestic Subsidiaries may make capital contributions to, or acquire Equity Interests of, Wholly-Owned Foreign Subsidiaries, and may capitalize or forgive any Indebtedness owed to them by a Wholly-Owned Foreign Subsidiary and outstanding under clause (vii) of this Section 10.05, and (III) any Wholly-Owned Foreign

Subsidiary may make capital contributions to, or acquire Equity Interests of, any other Wholly-Owned Foreign Subsidiary, and may capitalize or forgive any Indebtedness owed to it by a Wholly-Owned Foreign Subsidiary; provided that (w) the aggregate amount of contributions, acquisitions of Equity Interests, capitalizations and forgiveness on and after the Initial Borrowing Date made pursuant to preceding subclause (II) (for this purpose, taking the fair market value of any property (other than cash) so contributed at the time of such contribution), when added to the aggregate outstanding principal amount of Intercompany Loans made to Wholly-Owned Foreign Subsidiaries pursuant to subclause (II) of Section 10.05(vii) (determined without regard to (A) any write-downs or write-offs of such loans and advances or (B) any payment in kind interest (or similar interest) added to the principal amount of such loan or advance and net of any returns on any such Investment in the form of a principal repayment, distribution, dividend or redemption, as applicable), shall not exceed an amount equal to $150,000,000, (x) no contribution, capitalization or forgiveness may be made pursuant to preceding subclause (II) at any time that a Default or an Event of Default has occurred and its continuing, (y) in the case of any contribution pursuant to preceding subclause (I), any security interest granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in any assets so contributed shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such contribution) and all actions required to maintain said perfected status have been taken and (z) any Investment made in or to any Subsidiary Guarantor or any Wholly-Owned Foreign Subsidiary pursuant to this clause (viii) shall cease to be permitted hereunder if such Subsidiary Guarantor or Wholly-Owned Foreign Subsidiary, as the case may be, ceases to constitute a Subsidiary Guarantor that is a Wholly-Owned Domestic Subsidiary or a Wholly-Owned Foreign Subsidiary, as the case may be;

(ix)          the U.S. Borrower and its Subsidiaries may own the Equity Interests of their respective Subsidiaries created or acquired in accordance with the terms of this Agreement (so long as all amounts invested in such Subsidiaries are independently justified under another provision of this Section 10.05);

(x)           Contingent Obligations permitted by Section 10.04, to the extent constituting Investments;

(xi)          Permitted Acquisitions shall be permitted in accordance with the terms of this Agreement;

(xii)         the U.S. Borrower and its Subsidiaries may receive and hold promissory notes and other non-cash consideration received in connection with any asset sale permitted by Section 10.02(iv);

(xiii)        the U.S. Borrower and its Subsidiaries may make advances in the form of a prepayment of expenses to vendors, suppliers and trade creditors consistent with their past practices, so long as such expenses were incurred in the ordinary course of business of the U.S. Borrower or such Subsidiary;

(xiv)        Investments in (x) a joint venture of the U.S. Borrower or any of its Subsidiaries in which the U.S. Borrower or such Subsidiaries owns more than 50% of the voting stock not to exceed $100,000,000 at any time outstanding, (y) in joint ventures listed on Schedule 10.05(xiv) and (z) Cardem;

(xv)         Intercompany Indebtedness incurred in connection with the Acquisition and the other Transactions described in the Acquisition Documents in accordance with the terms thereof,

including, for the avoidance of doubt, the Investments described on Schedule 10.05(xv);

(xvi)        Investments in newly formed Foreign Subsidiaries of the U.S. Borrower described on Schedule 10.05(xvi);

(xvii)       in addition to Investments permitted by clauses (i) through (xvi) of this Section 10.05, the U.S. Borrower and its Subsidiaries may make additional loans, advances and other Investments to or in a Person in an aggregate amount for all loans, advances and other Investments made pursuant to this clause (xvii) (determined without regard to any write-downs or write-offs thereof), net of cash repayments of principal in the case of loans, sale proceeds in the case of Investments in the form of debt instruments and cash equity returns (whether as a distribution, dividend, redemption or sale) in the case of equity investments, not to exceed $325,000,000; and

(xviii)      the U.S. Borrower and any of its Subsidiaries may make additional Investments in an amount not to exceed the Cumulative Retained Excess Cash Flow Amount as in effect immediately before the respective Investment; provided that no Default or Event of Default exists or would result therefrom.

10.06.     Transactions with Affiliates.  The U.S. Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of the U.S. Borrower or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the U.S. Borrower or such Subsidiary as would reasonably be obtained by the U.S. Borrower or such Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:

(i)            Dividends may be paid to the extent provided in Section 10.03;

(ii)           loans may be made and other transactions may be entered into by the U.S. Borrower and its Subsidiaries to the extent permitted by Sections 10.02, 10.04 and 10.05;

(iii)          customary fees, indemnities and reimbursements may be paid to non-officer directors of the U.S. Borrower and its Subsidiaries;

(iv)          the U.S. Borrower and its Subsidiaries may enter into, and may make payments under, employment agreements, severance agreements, employee benefits plans, stock purchase plans, stock option plans, indemnification provisions and other similar compensatory arrangements with officers, employees and directors of the U.S. Borrower and its Subsidiaries in the ordinary course of business; and

(v)           Subsidiaries of the U.S. Borrower may pay management fees, licensing fees and similar fees to the U.S. Borrower or to any Subsidiary of the U.S. Borrower.

Notwithstanding anything to the contrary contained above in this Section 10.06, in no event shall the U.S. Borrower or any of its Subsidiaries pay any management, consulting or similar fee to any of their respective Affiliates except as specifically provided in clause (v) of this Section 10.06.

10.07.     [Reserved].

10.08.     Senior Secured Leverage Ratio.  (a) Commencing with Fiscal Quarter ending June 30, 2014 and ending with the Fiscal Quarter ending March 31, 2016, the U.S. Borrower will not permit the Senior Secured Leverage Ratio as of the last day of any Fiscal Quarter ending during any Compliance Period and set forth below to be greater than the ratio set forth opposite such Fiscal Quarter below:

Fiscal Quarter Ending	Ratio

June 30, 2014	8.00:1.00
September 30, 2014	7.50:1.00
December 31, 2014	6.50:1.00
March 31, 2015	5.50:1.00
June 30, 2015	5.00:1.00
September 30, 2015	4.50:1.00
December 31, 2015 and each Fiscal Quarter ending thereafter	3.75:1.00

(b) Commencing with Fiscal Quarter ending June 30, 2016, the U.S. Borrower will not permit the Senior Secured Leverage Ratio as of the last day of any Fiscal Quarter to be greater than 3.75:1.00.

10.09.     Limitation on Certain Restrictions on Subsidiaries

.  The U.S. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other Equity Interest or participation in its profits owned by the U.S. Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the U.S. Borrower or any of its Subsidiaries, (b) make loans or advances to the U.S. Borrower or any of its Subsidiaries or (c) transfer any of its properties or assets to the U.S. Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the U.S. Borrower or any of its Subsidiaries, (iv) customary provisions restricting assignment of any licensing agreement (in which U.S. Borrower or any of its Subsidiaries is the licensee) or other contract entered into by the U.S. Borrower or any of its Subsidiaries in the ordinary course of business, (v) restrictions on the transfer of any asset pending the close of the sale of such asset, (vi) restrictions on the transfer of any asset subject to a Lien permitted by Section 10.01; (vii) restrictions applicable to any joint venture that is a Subsidiary existing at the time of the acquisition thereof as a result of an Investment pursuant to Section 10.05 or a Permitted Acquisition effected in accordance with the terms of this Agreement; provided that the restrictions applicable to such joint venture are not made more burdensome, from the perspective of the U.S. Borrower and its Subsidiaries, than those as in effect immediately before giving effect to the consummation of the respective Investment or Permitted Acquisition; (viii) restrictions listed on Schedule 10.09; (ix) restrictions created by the Secured Notes Documents; (x) restrictions created by the Senior Unsecured Notes Documents and (xi) restrictions created in connection with any Permitted Convertible Notes.

10.10.     Business; etc.(a)   U.S. Borrower will not, and will not permit any of its Subsidiaries to, engage directly or indirectly in any business other than the businesses engaged in by the U.S. Borrower and its Subsidiaries as of the Initial Borrowing Date and reasonable extensions thereof and businesses ancillary or complimentary thereto.

10.11.     [Reserved].

10.12.     Capital Expenditures.  (a) The U.S. Borrower and its Subsidiaries will not make any Capital Expenditures during the Fiscal Year ending December 31, 2013 and the Fiscal Year ending December 31, 2014, in excess of (x) with respect to the Fiscal Year ending December 31, 2013, $175,000,000 and (y) with respect to the Fiscal Year ending December 31, 2014, $200,000,000.

(b)           In addition to the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the U.S. Borrower pursuant to clause (a) above (before giving effect to any increase in such permitted Capital Expenditure amount pursuant to this clause (b)) is greater than the amount of Capital Expenditures actually made by the U.S. Borrower during such Fiscal Year, the lesser of (x) such excess and (y) $20,000,000 may be carried forward and utilized to make Capital Expenditures in the immediately succeeding Fiscal Year.

SECTION 11.       Events of Default.Upon the occurrence of any of the following specified events (each, an “Event of Default”):

11.01.     Payments.  Either Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for five or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing or any Fees or any other amounts owing hereunder or under any other Credit Document; or

11.02.     Representations, etc.  Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

11.03.     Covenants.  The U.S. Borrower or any of its Subsidiaries shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.01(f)(i), 9.04 (solely with respect to the U.S. Borrower), 9.08, 9.10, 9.12 or Section 10; provided that any default under Section 10.08 shall not constitute an Event of Default with respect to (x) the Term Loans and the Term Loans may not be accelerated as a result thereof and (y) the non-Extended Revolving Loans and non-Extended Revolving Loan Commitments, and the non-Extended Revolving Loans may not be accelerated as a result thereof and the non-Extended Revolving Commitments may not be terminated as a result thereof, until, in each case, the date on which the Revolving Loans in respect of Extended Revolving Commitments (if any) have been accelerated or the Extended Revolving Commitments have been terminated, in each case, by the Required Extended Revolving Lenders (such period commencing with a default under Section 10.08 and ending on the date on which the Required Extended Revolving Lenders terminate and accelerate in accordance with this proviso, the “Standstill Period”) or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than those set forth in Sections 11.01 and 11.02) and such default shall continue unremedied for a period of 30 days after the date on which written notice thereof is given to the Borrower by the Administrative Agent or the Required Lenders; or

11.04.     Default Under Other Agreements.  (i)  The U.S. Borrower or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of the U.S. Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and provided further that it shall not be a Default or an Event of Default under this Section 11.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $100,000,000; provided, further, that, in connection with any Permitted Convertible Notes, (i) any conversion of such Indebtedness by a holder thereof into shares of Equity Interests, or into cash or a combination of cash and shares of Equity Interests (it being understood that any such conversion into cash shall constitute a Dividend for purposes of this Agreement), (ii) the rights of holders of such Indebtedness to convert into shares of Equity Interests, or into cash or a combination of cash and shares of Equity Interests (it being understood that any such conversion into cash shall constitute a Dividend for purposes of this Agreement), (iii) the rights of holders of such Indebtedness to require any repurchase by the U.S. Borrower upon a fundamental change of such Indebtedness in cash and (iv) the termination of any of Hedging Agreements entered into in connection with a convertible note offering, shall not constitute an Event of Default under this Section 11.04.

11.05.     Bankruptcy, etc.  The U.S. Borrower  or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the U.S. Borrower or any of its Material Subsidiaries, and the petition is not controverted within 30 days, or is not dismissed within 60 days after the filing thereof, provided, however, that during the pendency of such period, each Lender shall be relieved of its obligation to extend credit hereunder; or a custodian (as defined in the Bankruptcy Code), receiver, receiver-manager, administrator, monitor, trustee or similar official  is appointed for, or takes charge of, all or substantially all of the property of the U.S. Borrower or any of its Subsidiaries, to operate all or any substantial portion of the business of the U.S. Borrower or any of its Subsidiaries, or the U.S. Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction (including any Canadian Insolvency Law) whether now or hereafter in effect relating to the U.S. Borrower or any of its Subsidiaries, or there is commenced against the U.S. Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days after the filing thereof, or the U.S. Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the U.S. Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any Company action is taken by the U.S. Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

11.06.     ERISA.

(a)           one or more ERISA Events shall have occurred, or

(b)           there is or arises any potential withdrawal liability under Section 4201 of ERISA, if the U.S. Borrower or the ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans;

and the liability of any or all of the U.S. Borrower and the ERISA Affiliates contemplated by the foregoing clauses (a) and (b), either individually or in the aggregate, has had or would be reasonably expected to have, a Material Adverse Effect; or

11.07.     Security Documents.  Any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 10.01), and subject to no other Liens (except as permitted by Section 10.01), provided that the failure to have a perfected and enforceable Lien on Collateral in favor of the Collateral Agent shall not give rise to an Event of Default under this Section 11.07, unless the aggregate fair market value of all Collateral over which the Collateral Agent fails to have a perfected and enforceable Lien, except to the extent that any lack of perfection or enforceability results from any act or omission of the Collateral Agent or the Administrative Agent (so long as such act or omission does not result from the breach or non-compliance by a Credit Party with the terms of any Credit Document), equals or exceeds 2.0% of Consolidated Total Assets; or

11.08.     Guaranties.  Any Guaranty or any provision thereof shall cease to be in full force or effect as to any Guarantor (except as a result of a release of any Subsidiary Guarantor in accordance with the terms thereof), or any Guarantor or any Person acting for or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under the Guaranty to which it is a party; or

11.09.     Judgments.  One or more judgments or decrees shall be entered against the U.S. Borrower or any Subsidiary of the U.S. Borrower involving in the aggregate for the U.S. Borrower and its Subsidiaries a liability (not paid or to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments equals or exceeds $100,000,000; or

11.10.     Change of Control.  A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders (except with respect to an Event of Default occurring due to a breach of Section 10.08), shall by written notice to the U.S. Borrower and the Canadian Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 11.05 shall occur with respect to either Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice):  (i) declare the Total Commitment terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the U.S. Borrower to pay (and the U.S. Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.05 with respect to the U.S. Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the U.S. Borrower and then outstanding; (v) direct each Canadian Borrower to pay (and each Canadian Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.05 with respect to such Canadian Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of any Canadian Borrower and then outstanding; (vi) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; (vii) enforce each Guaranty; and (viii) apply any cash collateral held by the Administrative Agent pursuant to Section 5.02 to the repayment of the Obligations.  If any Event of Default occurring due to a breach of Section 10.08 shall then be continuing, (x) the Administrative Agent, upon the written request of the Required Extended Revolving Lenders, shall by written notice to the U.S. Borrower and the Canadian Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party:  (i) declare the Extended Revolving Commitments terminated, whereupon all Extended Revolving Commitments of each Lender shall forthwith terminate immediately and any Extended Revolving Commitments shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Revolving Loans in respect of Extended Revolving Commitments to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the U.S. Borrower to pay (and the U.S. Borrower agrees that upon receipt of such notice, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the U.S. Borrower and then outstanding which are participated with Extended Revolving Commitments; (v) direct each Canadian Borrower to pay (and each Canadian Borrower agrees that upon receipt of such notice, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of any Canadian Borrower and then outstanding which are participated with Extended Revolving Commitments; (vi) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; (vii) enforce each Guaranty; and (viii) apply any cash collateral held by the Administrative Agent pursuant to Section 5.02 to the repayment of the Obligations and (y) subject to the first proviso in Section 11.03 above and the expiration of the Standstill Period (if applicable), (A) the Administrative Agent, upon the written request of the Required Non-Extending Revolving Lenders, shall by written notice to the U.S. Borrower and the Canadian Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party:  (i) declare the non-Extended Revolving Commitments terminated, whereupon all non-Extended Revolving Commitments of each Lender shall forthwith terminate immediately and any non-Extended Revolving Commitments shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Revolving Loans in respect of non-Extended Revolving Commitments to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the U.S. Borrower to pay (and the U.S. Borrower agrees that upon receipt of such notice, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the U.S. Borrower and then outstanding which are participated with non-Extended Revolving Commitments; (v) direct each Canadian Borrower to pay to (and each Canadian Borrower agrees that upon receipt of such notice, it will pay) the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of any Canadian Borrower and then outstanding which are participated with non-Extended Revolving Commitments; (vi) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; (vii) enforce each Guaranty; and (viii) apply any cash collateral held by the Administrative Agent pursuant to Section 5.02 to the repayment of the Obligations and (B) the Administrative Agent, upon the written request of the Majority Lenders in respect of the B Term Loans, shall by written notice to the U.S. Borrower and the Canadian Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party: (i) declare the principal of and any accrued interest in respect of all B Term Loans to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party, (ii) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; (iii) enforce each Guaranty; and (iv) apply any cash collateral held by the Administrative Agent pursuant to Section 5.02 to the repayment of the Obligations.

SECTION 12.       The Administrative Agent.

12.01.     Appointment.  The Lenders hereby irrevocably designate and appoint MSSF as Administrative Agent (for purposes of this Section 12 and Section 13.01, the term “Administrative Agent” also shall include MSSF in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents.  Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  The Administrative Agent may perform any of its respective duties hereunder by or through its officers, directors, agents, employees or affiliates.

For greater certainty, and without limiting the powers of the Agents or any other Person acting as an agent, attorney-in-fact or mandatary for the Agents under this Agreement or under any of the Credit Documents, each Lender (for itself and for all other Secured Creditors that are Affiliates of such Lender) and each Agent hereby (i) irrevocably appoints and constitutes (to the extent necessary) and confirms the constitution of (to the extent necessary), the Collateral Agent as the holder of an irrevocable power of attorney (in such capacity, the “fondé de pouvoir”) within the meaning of Article 2692 of the Civil Code of Québec for the purposes of entering and holding on their behalf, and for their benefit, any Liens, including hypothecs (“Hypothecs”), granted or to be granted by any Credit Party on movable or immovable property pursuant to the laws of the Province of Québec to secure obligations of any Credit Party under any bond issued by any Credit Party and exercising such powers and duties which are conferred upon the Collateral Agent in its capacity as fondé de pouvoir under any of the Hypothecs; and (ii) appoints (and confirms the appointment of) and agrees that the Collateral Agent, acting as agent for the applicable Secured Creditors, may act as the custodian, registered holder and mandatary (in such capacity, the “Custodian”) with respect to any bond that may be issued and pledged from time to time for the benefit of the applicable Secured Creditors.  Each applicable Secured Creditor shall be entitled to the benefits of any charged property covered by any of the Hypothecs and will participate in the proceeds of realization of any such charged property, the whole in accordance with the terms thereof.

The said constitution of the Collateral Agent as fondé de pouvoir (within the meaning of Article 2692 of the Civil Code of Québec) and as Custodian with respect to any bond that may be issued and pledged by any Credit Party from time to time for the benefit of the applicable Secured Creditors shall be deemed to have been ratified and confirmed by any assignee (for itself and any Affiliates of such assignee) by the execution of an Assignment and Assumption Agreement.

Notwithstanding the provisions of Section 32 of An Act Respecting the Special Powers of Legal Persons (Québec), each of the Administrative Agent and the Collateral Agent may purchase, acquire and be the holder of any bond issued by any Credit Party.  Each of the Credit Parties hereby acknowledges that any such bond shall constitute a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Québec.

The Collateral Agent herein appointed as fondé de pouvoir and as Custodian shall have the same rights, powers and immunities as the Agents as stipulated in this Section 12 of the Credit Agreement, which shall apply mutatis mutandis.  Without limiting the effect of the preceding provisions of this clause, the provisions of Section 12.09 shall apply mutatis mutandis to the resignation and appointment of a successor to the Collateral Agent acting as fondé de pouvoir and as Custodian

12.02.     Nature of Duties.  (a)  The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents.  Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).  The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

(b)           Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, the Lead Arrangers and the Documentation Agents are named as such for recognition purposes only, and in its capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed that the Lead Arrangers and the Documentation Agents shall be entitled to all indemnification and reimbursement rights in favor of the Administrative Agent as, and to the extent, provided for under Sections 12.06 and 13.01.  Without limitation of the foregoing, the Lead Arrangers and the Documentation Agents shall not, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

12.03.     Lack of Reliance on the Administrative Agent.  Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the U.S. Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the U.S. Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.  The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the U.S. Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the U.S. Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

12.04.     Certain Rights of the Administrative Agent.  If the Administrative Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining.  Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

12.05.     Reliance.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

12.06.     Indemnification.  To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective “percentage” as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

12.07.     The Administrative Agent in its Individual Capacity.  With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Majority Lenders”, “Required Lenders,” or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its respective individual capacities.  The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

12.08.     Holders.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent.  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

12.09.     Resignation by the Administrative Agent.  (a)  The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other

Credit Documents at any time by giving 15 Business Days’ prior written notice to the Lenders and, unless a Default or an Event of Default under Section 11.05 then exists, the U.S. Borrower.  Any such resignation by an Administrative Agent hereunder shall also constitute its resignation as an Issuing Lender and the Swingline Lender, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Lender or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation.  Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b)                                 Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the U.S. Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the U.S. Borrower’s approval shall not be required if an Event of Default then exists).

(c)                                  If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the U.S. Borrower (which consent shall not be unreasonably withheld or delayed, provided that the U.S. Borrower’s consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(d)                                 If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(e)                                  Upon a resignation of the Administrative Agent pursuant to this Section 12.09, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 (and the analogous provisions of the other Credit Documents) shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.

12.10.              Collateral Matters.  (a)  Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents for the benefit of the Lenders and the other Secured Creditors. In addition, each Lender, for the benefit of all parties to this Agreement, authorizes and directs the Collateral Agent to enter into the intercreditor agreements required in connection with the issuance of Permitted First Lien Notes and Permitted Second Lien Notes (which interecreditor agreements shall be deemed to constitute Security Documents for all purposes of this Agreement) and any amendments to the Security Documents that may be necessary in connection therewith for the benefit of the Lenders and the Secured Creditors. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

(b)                                 The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations (other than inchoate indemnification obligations) at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than the U.S. Borrower and its Subsidiaries) upon the sale or other disposition thereof in compliance with Section 10.02, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 13.12) or (iv) as otherwise may be expressly provided in the relevant Security Documents or the last sentence of each of Sections 10.01 and 10.02.  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.10; provided that any Lender that does not respond to such request within fifteen days of it being made by the Collateral Agent shall have deemed to have confirmed the Collateral Agent’s authority to release the Collateral.

(c)                                  Anything contained in any of the Credit Documents to the contrary notwithstanding, the Borrower, the Agents and each Secured Creditor hereby agree that (i) no Secured Creditor shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies hereunder may be exercised by the Administrative Agent, on behalf of the Secured Creditors in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised by the Collateral Agent and (ii) in the event of a foreclosure by the Collateral Agent or on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for, and representative of, the Secured Creditors (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.  The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 12.10 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

12.11.              Delivery of Information.  The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Credit Party, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

SECTION 13.                     Miscellaneous.

13.01.              Payment of Expenses, etc.  (a)  The Borrowers jointly and severally hereby agree to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of (x) the Administrative Agent (including, without limitation, the reasonable fees and disbursements of one counsel for the Administrative Agent, one counsel in each relevant local jurisdiction and one regulatory counsel) incurred in connection with the preparation, execution, delivery and administration of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent and its Affiliates in connection with its or their syndication efforts with respect to this Agreement, (y) the Administrative Agent, each Issuing Lender and the Swingline Lender in connection with the Back-Stop Arrangements entered into by such Persons and (z) the Administrative Agent, the Issuing Lenders and the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings; provided, however, that in the absence of conflicts, reimbursement of legal fees and disbursements shall be limited to the reasonable fees and disbursements of one counsel (and one local counsel in each relevant jurisdiction and one regulatory counsel, if applicable) for the Administrative Agent, the Issuing Lenders and the Lenders, such counsel to be selected by the Administrative Agent; (ii) pay and hold the Administrative Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save the Administrative Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent, such Issuing Lender or such Lender as a result of the gross negligence or willful misconduct of such Person (as determined by a court of competent jurisdiction in a final and non-appealable decision)) to pay such taxes; and (iii) indemnify the Administrative Agent, each Issuing Lender and each Lender, and each of their respective directors, officers, employees, advisors, agents, affiliates (including, without limitation, controlling persons), successors, partners, representatives, trustees and assignees (each, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages (including, without limitation, consequential damages), penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including documented fees, disbursements, disbursements and other charges of one primary counsel and one local counsel for each relevant jurisdiction to such Indemnified Persons (unless there is an actual or perceived conflict of interest or the availability of different claims or defenses in which case each such Person may retain its own counsel)) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, any Issuing Lender or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by the U.S. Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by the U.S. Borrower or any of its Subsidiaries at any location, whether or not owned, leased or operated by the U.S. Borrower or any of its Subsidiaries, the non-compliance by the U.S. Borrower or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder), or any Environmental Claim asserted against the U.S. Borrower, any of its Subsidiaries or any Real Property at any time owned, leased or operated by the U.S. Borrower or any of its Subsidiaries, provided that no Credit Party shall have any obligation hereunder to any Indemnified Person with respect to indemnified liabilities to the extent it has been determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person; provided further that the liabilities arising solely pursuant to clause (iii)(b) of this Section 13.01(a), shall not include any liabilities that would not have arisen but for the execution of this Agreement or any other Credit Document.  To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Issuing Lender or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers jointly and severally shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

(b)                                 To the full extent permitted by applicable law, each Borrower shall not assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or incidental damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent the liability of such Indemnified Person results from such Indemnified Person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

13.02.              Right of Setoff.  In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, each Issuing Lender and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent, such Issuing Lender or such Lender (including, without limitation, by branches and agencies of the Administrative Agent, such Issuing Lender or such Lender wherever located) to or for the credit or the account of the U.S. Borrower or any of its Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent, such Issuing Lender or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.04(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent, such Issuing Lender or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

13.03.              Notices.  (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopier or other electronic cable communication) and mailed, telecopied or electronic transmission or delivered:  if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule 1.01(b); and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the U.S. Borrower and the Administrative Agent.  All such notices and communications shall, when mailed, telecopied, e-mailed or sent by overnight courier, be effective when deposited in the mails, delivered to the overnight courier or sent by telecopier or electronic transmission, except that notices and communications to the Administrative Agent and the U.S. Borrower shall not be effective until received by the Administrative Agent or the U.S. Borrower, as the case may be.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender.  Each of the Administrative Agent, and the U.S. Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

13.04.              Benefit of Agreement; Assignments; Participations.  (a)  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, neither Borrower may assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Lenders and, provided further, that, although any Lender may, without consent or notice, grant participations to Eligible Transferees in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 2.13 and 13.04(b)) and the participant shall not constitute a “Lender” hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the 2017 Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or a mandatory prepayment of the Loans shall not constitute a change in the terms of such participation, and that an increase in any Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Borrower of any of their respective rights and obligations under this Agreement or (iii) release all or substantially all of (x) the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents or (y) the guarantees under the U.S. Guaranty and the Canadian Guaranty supporting the Loans or Letters of Credit hereunder in which such participant is participating.  In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation.  To the extent that a participation would at the time of participation directly cause increased costs under Sections 2.10, 3.06 or 5.04 from those being charged by the respective Lender prior to such participation, then the Borrowers shall not be obliged to pay such increased costs.

(b)                                 Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding

Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to any existing Lender or Affiliate of a Lender or Approved Fund, provided, that no such assignment may be made to any such Person that is, or would at such time constitute, a Defaulting Lender or any of its Subsidiaries or (y) assign all, or if less than all, a portion equal to at least $1,000,000 (or such lesser amount as the Administrative Agent and, so long as no Event of Default then exists and is continuing, the U.S. Borrower may otherwise agree) in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time, Schedule 1.01(a) shall be deemed modified to reflect the Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender’s indemnifying the applicable Borrowers for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrowers’ joint and several expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 2.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Administrative Agent and, so long as no Default or Event of Default then exists and the Syndication Date has theretofore occurred, the U.S. Borrower, shall be required in connection with any such assignment pursuant to clause (y) above (such consent, in any case, not to be unreasonably withheld, delayed or conditioned); (iv) the consent of each Issuing Lender and Swingline Lender shall be required in connection with any such assignment of Revolving Loan Commitments (and related Obligations) (such consent, in any case, not to be unreasonably withheld, delayed or conditioned) and (v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 (provided that only one such fee shall be payable in the case of one or more concurrent assignments by or to investment funds managed or advised by the same investment advisor or an affiliated investment advisor).  To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Loans.  At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the U.S. Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 5.04(b)(ii) Certificate) and such other documentation described in Section 5.04(b).  To the extent that an assignment of all or any portion of a Lender’s Commitments and related outstanding Obligations pursuant to Section 2.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 2.10, 3.06 or 5.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

(c)                                  The U.S. Borrower shall also be entitled to purchase (from Lenders) outstanding principal of Term Loans in accordance with the provisions of Section 2.15, which purchases shall be evidenced by assignment from the respective Lender to the U.S. Borrower.  All Loans purchased pursuant to Section 2.15 shall be immediately and automatically cancelled and retired, and the U.S. Borrower shall in no event become a Lender hereunder.  To the extent of any assignment to the U.S. Borrower as described in this clause (c), the assigning Lender shall be relieved of its obligations hereunder with respect to the assigned Term Loans.

(d)                                 Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank or any central bank in support of borrowings made by such Lender from such Federal Reserve Bank or central bank, any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be.  No pledge pursuant to this clause (d) shall release the transferor Lender from any of its obligations hereunder.

(e)                                  Any Lender which assigns all of its Commitments and/or Loans hereunder in accordance with Section 13.04(b) shall cease to constitute a “Lender” hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 12.06, 13.01 and 13.06), which shall survive as to such assigning Lender.

13.05.              No Waiver; Remedies Cumulative.  No failure or delay on the part of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrowers or any other Credit Party and the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender would otherwise have.  No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender to any other or further action in any circumstances without notice or demand.

13.06.              Payments Pro Rata.  (a)  Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Borrower in respect of any Obligations hereunder, the Administrative Agent shall distribute such payment to the Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b)                                 Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that (i) if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest and (ii) the provisions of this paragraph (b) shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations pursuant to Section 13.04, other than, except as permitted pursuant to Section 2.15, to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph (b) shall apply).

(c)                                  Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

13.07.              Calculations; Computations.  (a)  The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP and Canadian GAAP, as applicable, consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the U.S. Borrower to the Lenders); provided that, (i) notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and all financial covenants contained herein or in any other Credit Document shall be calculated, in each case, without giving effect to any election under FASB ASC 825 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof and (ii) to the extent expressly provided herein, certain calculations shall be made on a Pro Forma Basis.

(b)                                 All computations of interest, Commitment Commission and other Fees (other than Drawing Fees) hereunder shall be made on the basis of a year of 360 days (except for interest calculated by reference to the Prime Lending Rate or clause (i) of the definition of Canadian Prime Rate, which shall be based on a year of 365 or 366 days, as applicable) for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees and Facing Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or Fees are payable.

(c)                                  For purposes of the Interest Act (Canada), (i) whenever any interest or Fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365, as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

13.08.              GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.  (a)  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN ANY MORTGAGE, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH OF THE BORROWERS HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  EACH OF THE BORROWERS HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWERS, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWERS.  EACH OF THE BORROWERS FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE

AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWERS AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWERS IN ANY OTHER JURISDICTION.

(b)                                 EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)                                  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13.09.              Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts (including by facsimile or other electronic transmission), each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the U.S. Borrower and the Administrative Agent.

13.10.              Effectiveness

.  This Agreement shall become effective on the date (the “Effective Date”) on which the U.S. Borrower, each Canadian Borrower, the Administrative Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it.  The Administrative Agent will give the Borrowers and each Lender prompt written notice of the occurrence of the Effective Date.

13.11.              Headings Descriptive.  The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.12.              Amendment or Waiver; etc.  (a)  Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions), and Subsidiaries of the Borrowers may be released from, the U.S. Guaranty and the Canadian Guaranty, as the case may be, and the relevant Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders), provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than, except with respect to following clause (i), a Defaulting Lender) (with Obligations being directly affected in the case of following clauses (i)(y) and (vi) or whose Obligations are being extended in the case of following clause (i)(x)), (i)(x) extend the final scheduled maturity of any Loan or Note or extend beyond the 2017 Revolving Loan Maturity Date the stated expiration date of any Letter of Credit, (y) or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce (or forgive) the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release all or substantially all of (x) the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents or (y) the guarantees under the U.S. Guaranty and the Canadian Guaranty, (iii) amend, modify or waive any provision of this Section 13.12(a) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans and the Revolving Loan Commitments on the Effective Date), (iv) reduce the “majority” voting threshold specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by either Borrower of any of their rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment or a mandatory repayment of Loans shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of each Issuing Lender, amend, modify or waive any provision of Section 3 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of the Swingline Lender, alter the Swingline Lender’s rights or obligations with respect to Swingline Loans, (4) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the then Administrative Agent, (5) without the consent of the then Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (6) except as permitted pursuant to Section 2.16 and in cases where additional extensions of term loans and/or revolving loans are being afforded substantially the same treatment afforded to the A Term Loans, B Term Loans, the 2016 Revolving Loans and the 2017 Revolving Loans pursuant to this Agreement on the Effective Date, without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below, alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Section 5.02(h) (it being understood, however, that (x) the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered and (y) any conversion of any Tranche of Loans into another Tranche of Loans hereunder in like principal amount shall not be considered a “prepayment” or “repayment” for purposes of this clause (6)), or (7) without the consent of the Required Extended Revolving Lenders, the Required Non-Extending Revolving Lenders or the Majority Lenders of the respective Tranche affected thereby, amend the definition of Required Extended Revolving Lenders, the Required Non-Extending Revolving Lenders or Majority Lenders, respectively (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Effective Date), or (8) reduce the amount of, or extend the date of, any Scheduled Repayment without the consent of the Majority Lenders of the respective Tranche of Term Loans.

(b)                                 If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrowers shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below and/or in connection with a Defaulting RL Lender, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the Borrowers, if the respective Lender’s consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the Revolving Loan Commitments and/or Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender’s individual consent) with one or more Replacement Lenders pursuant to Section 2.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s or Defaulting RL Lender’s Revolving Loan Commitment (if such Lender’s consent is required as a result of its Revolving Loan Commitment) and/or repay each Tranche of outstanding Loans of such Lender which gave rise to the need to obtain such Lender’s consent and/or cash collateralize its applicable RL Percentage of the Letter of Credit of Outstandings, in accordance with Sections 4.02(b) and/or 5.01(b), provided that, unless the Commitments which are terminated and Loans which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that the Borrowers shall not have the right to replace a Lender, terminate its Commitment or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

(c)                                  Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by each Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, each Issuing Lender and the Swingline Lender) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment (including pursuant to an assignment to a replacement Lender in accordance with Section 13.04) in full of this principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement and (y) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loans and the Revolving Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(d)                                 In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the U.S. Borrower and the Lenders providing the relevant Replacement A Term Loans or Replacement B Term Loans to permit the refinancing of all outstanding A Term Loans (the “Refinanced A Term Loans”) or B Term Loans (the “Refinanced B Term Loans”), as the case may be, with a replacement “A” term loan tranche denominated in Dollars (the

“Replacement A Term Loans”) or a replacement “B” term loan tranche denominated in Dollars (the “Replacement B Term Loans”), respectively, hereunder; provided that (a) the aggregate principal amount of such Replacement A Term Loans or Replacement B Term Loans shall not exceed the aggregate principal amount of such Refinanced A Term Loans or Refinanced B Term Loans, as the case may be, (b) the Applicable Margin for such Replacement A Term Loans or Replacement B Term Loans shall not be higher than the Applicable Margin for such Refinanced A Term Loans or Refinanced B Term Loans, as the case may be, (c) the Weighted Average Life to Maturity of such Replacement A Term Loans or Replacement B Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced A Term Loans or Refinanced B Term Loans, as the case may be, at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans), and (d) all other terms applicable to such Replacement A Term Loans or Replacement B Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement A Term Loans or Replacement B Term Loans than, those applicable to such Refinanced A Term Loans or Refinanced B Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

(e)                                  Notwithstanding anything to the contrary contained in this Section 13.12, (x) Security Documents (including any Additional Security Documents) and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and waived with the consent of the Administrative Agent and the relevant Borrower or Borrowers without the need to obtain the consent of any other Person if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such Security Document or other document to be consistent with this Agreement and the other Credit Documents and (y) if following the Effective Date, the Administrative Agent and any Credit Party shall have jointly identified an ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Credit Documents (other than the Security Documents), then the Administrative Agent and the Credit Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

(f)                                   Notwithstanding anything to the contrary contained in clauses (a) or (e) above of this Section 13.12, (i) the U.S. Borrower, the Administrative Agent and each Additional Lender may, in accordance with the provisions of Section 2.14, enter into an Incremental Amendment, provided that after the execution and delivery by the U.S. Borrower, the Administrative Agent and each such Additional Lender of such Incremental Amendment, such Incremental Amendment may thereafter only be modified in accordance with the requirements of clause (a) above of this Section 13.12.

Notwithstanding the foregoing, only the Required Extended Revolving Lenders shall have the ability to waive, amend, supplement or modify the financial covenant set forth in Section 10.08 (or the defined terms to the extent used therein but not as used in any other Section of this Agreement) or Article 11 (solely as it relates to Section 10.08).

13.13.              Survival.  All indemnities set forth herein including, without limitation, in Sections 2.10, 2.11, 3.06, 5.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

13.14.              Domicile of Loans.  Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender.  Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 2.10, 2.11, 3.06 or 5.04 from those being charged by the respective Lender prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

13.15.              Register.  The Borrowers hereby designate the Administrative Agent to serve as its agent, solely for purposes of this Section 13.15, to maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender.  Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers’ obligations in respect of such Loans, except under Section 5.04(a).  With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor.  The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register upon and only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b).  Upon such acceptance and recordation, the assignee specified therein shall be treated as a Lender for all purposes of this Agreement.  The Administrative Agent shall allow the Borrowers to inspect the Register at any time upon reasonable prior notice to the extent such inspection is reasonably determined by the Borrowers to be necessary to establish the relevant Commitments, Loans or other obligations are in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations.  The Administrative Agent shall allow the Borrowers to inspect the Register at any time upon reasonable notice.  Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender.  Without duplication with Section 13.01, the Borrowers agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15.

13.16.              Confidentiality.  (a)  Subject to the provisions of clause (b) of this Section 13.16, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the U.S. Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to the U.S. Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body or self-regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or in connection with pledges or assignments in favor of any Federal Reserve Bank or central bank permitted under Section 13.04(d), (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such

Lender, (v) to the Administrative Agent or the Collateral Agent, (vi) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.16 and (vii) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 13.16.

(b)                                 Each of the Borrowers hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to the U.S. Borrower or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of the U.S. Borrower and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

13.17.              Patriot Act.  Each Lender subject to the USA PATRIOT Improvement and Reauthorization Act, Pub. L. 109-177 (signed into law March 9, 2009) (as amended from time to time, the “Act”) hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers and the other Credit Parties and other information that will allow such Lender to identify the Borrowers and the other Credit Parties in accordance with the Act.

13.18.              Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the relevant Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

13.19.              Judgment Currency.  (a)  The Credit Parties’ obligations hereunder and under the other Credit Documents to make payments in the respective Available Currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent, the respective Issuing Lender or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent, such Issuing Lender or such Lender under this Agreement or the other Credit Documents.  If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day on which the judgment is given (such day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)                                 If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

For purposes of determining any rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

13.20.              No Fiduciary Duty.  Each Administrative Agent, the Issuing Lenders, the Lenders and their Affiliates (collectively, solely for purposes of this Section 13.20, the “Lender Parties”), may have economic interests that conflict with those of the Borrowers, their stockholders and/or their Affiliates.  The Borrowers agree that nothing in this Agreement or other Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Party, on the one hand, and such Borrowers, their stockholders or their Affiliates, on the other.  The Borrowers acknowledge and agree that (i) the transactions contemplated by this Agreement and the other Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Borrowers, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender Parties have assumed an advisory or fiduciary responsibility in favor of any Borrowers, their stockholders or their Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Parties have advised, are currently advising or will advise the Borrowers, their stockholders or their Affiliates on other matters) or any other obligation to the Borrowers except the obligations expressly set forth in this Agreement and other Credit Documents and (y) each Lender Party is acting solely as principal and not as the agent or fiduciary of the Borrowers, their management, stockholders, creditors or any other Person.  The Borrowers acknowledge and agree that they have consulted their own legal and financial advisors to the extent they deemed appropriate and that they are responsible for making their own independent judgment with respect to such transactions and the process leading thereto.  The Borrowers agree that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Borrowers, in connection with such transaction or the process leading thereto.

*     *     *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

WALTER ENERGY, INC.

By:
Name:
Title:

WESTERN COAL CORP.

By:
Name:
Title:

WALTER ENERGY CANADA HOLDINGS, INC.

By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC.
Individually and as Administrative Agent

By:
Name:
Title:

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG WALTER ENERGY, INC., AS THE U.S. BORROWER, THE CANADIAN BORROWERS, THE LENDERS PARTY HERETO FROM TIME TO TIME AND MORGAN STANLEY SENIOR FUNDING, INC., AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

By:
Name:
Title:

ii

6.02.	Representations and Warranties	87
6.03.	Officer’s Certificate	87
6.04.	Opinions of Counsel	87
6.05.	Company Documents; Proceedings; etc.	88
6.06.	Consummation of Acquisition, Financing Transactions; etc.	88
6.07.	Consummation of the Refinancing	89
6.08.	Adverse Change, Approvals	89
6.09.	U.S. Guaranty and Collateral Agreement	89
6.10.	Canadian Guaranty and Collateral Agreement	90
6.11.	Mortgage; Title Insurance; Landlord Waivers; etc.	91
6.12.	Financial Statements; Pro Forma Balance Sheet; Projections	92
6.13.	Solvency Certificate; Insurance Certificates, etc.	92
6.14.	Fees, etc.	93
6.15.	Patriot Act	93
6.16.	Credit Documentation	93

SECTION 7.	Conditions Precedent to All Credit Events	93

7.01.	No Default; Representations and Warranties	93
7.02.	Notice of Borrowing; Letter of Credit Request	93

SECTION 8.	Representations, Warranties and Agreements	94

8.01.	Organization; Powers	94
8.02.	Authorization; Enforceability	94
8.03.	No Violation	94
8.04.	Approvals	95
8.05.	Financial Statements; Financial Condition; Undisclosed Liabilities; Projections	95
8.06.	Litigation	96
8.07.	True and Complete Disclosure	96
8.08.	Use of Proceeds; Margin Regulations	96
8.09.	Tax Returns and Payments	97
8.10.	Compliance with ERISA	97
8.11.	Security Documents	98
8.12.	Properties	98
8.13.	Subsidiaries	99
8.14.	Compliance with Statutes, etc.	99
8.15.	Investment Company Act	99
8.16.	Environmental Matters	99
8.17.	Employment and Labor Relations	99
8.18.	Intellectual Property, etc.	100
8.19.	Representations and Warranties in Acquisition Agreement	100
8.20.	Foreign Assets Control Regulations, Etc.	100

SECTION 9.	Affirmative Covenants	100

9.01.	Information Covenants	100
9.02.	Books, Records and Inspections	103
9.03.	Maintenance of Property; Insurance	103
9.04.	Existence; Franchises	104
9.05.	Compliance with Statutes, etc.	104
9.06.	Compliance with Environmental Laws	104

9.07.	ERISA	105
9.08.	End of Fiscal Years; Fiscal Quarters	105
9.09.	Payment of Taxes	105
9.10.	Use of Proceeds	105
9.11.	Additional Security; Further Assurances; etc.	105
9.12.	Interest Rate Protection	107
9.13.	Ratings	107

SECTION 10.	Negative Covenants	107

10.01.	Liens	107
10.02.	Consolidation, Merger, Amalgamation, Purchase or Sale of Assets, etc.	110
10.03.	Dividends	114
10.04.	Indebtedness	115
10.05.	Advances, Investments and Loans	118
10.06.	Transactions with Affiliates	121
10.07.	[Reserved]	121
10.08.	Senior Secured Leverage Ratio	122
10.09.	Limitation on Certain Restrictions on Subsidiaries	122
10.10.	Business; etc.	122
10.11.	[Reserved]	122
10.12.	Capital Expenditures	123

SECTION 11.	Events of Default	123

11.01.	Payments	123
11.02.	Representations, etc.	123
11.03.	Covenants	123
11.04.	Default Under Other Agreements	123
11.05.	Bankruptcy, etc.	124
11.06.	ERISA	124
11.07.	Security Documents	125
11.08.	Guaranties	125
11.09.	Judgments	125
11.10.	Change of Control	125

SECTION 12.	The Administrative Agent	127

12.01.	Appointment	127
12.02.	Nature of Duties	128
12.03.	Lack of Reliance on the Administrative Agent	128
12.04.	Certain Rights of the Administrative Agent	128
12.05.	Reliance	129
12.06.	Indemnification	129
12.07.	The Administrative Agent in its Individual Capacity	129
12.08.	Holders	129
12.09.	Resignation by the Administrative Agent	129
12.10.	Collateral Matters	130
12.11.	Delivery of Information	131

SECTION 13.	Miscellaneous	132

13.01.	Payment of Expenses, etc.	132

13.02.	Right of Setoff	133
13.03.	Notices	133
13.04.	Benefit of Agreement; Assignments; Participations	134
13.05.	No Waiver; Remedies Cumulative	136
13.06.	Payments Pro Rata	136
13.07.	Calculations; Computations	137
13.08.	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	137
13.09.	Counterparts	138
13.10.	Effectiveness	138
13.11.	Headings Descriptive	138
13.12.	Amendment or Waiver; etc.	138
13.13.	Survival	141
13.14.	Domicile of Loans	141
13.15.	Register	142
13.16.	Confidentiality	142
13.17.	Patriot Act	143
13.18.	Interest Rate Limitation	143
13.19.	Judgment Currency	143
13.20.	No Fiduciary Duty	144

SCHEDULE 1.01(a)	Commitments
SCHEDULE 1.01(b)	Lender Addresses
SCHEDULE 1.01(c)	Existing Letters of Credit
SCHEDULE 1.01(d)	Permitted Sale Leaseback
SCHEDULE 1.01(e)	Immaterial Subsidiaries
SCHEDULE 1.01(f)	Outside Letters of Credit
SCHEDULE 2.15	Reverse Dutch Auction Procedures
SCHEDULE 8.11(a)	Financing Statements
SCHEDULE 8.12	Real Property
SCHEDULE 8.13	Subsidiaries
SCHEDULE 8.16	Environmental Matters
SCHEDULE 9.08	Fiscal Quarter
SCHEDULE 10.01	Existing Liens
SCHEDULE 10.02	Subsidiaries and Investments
SCHEDULE 10.02(v)	Dispositions
SCHEDULE 10.03(vi)	Dividends
SCHEDULE 10.04	Existing Indebtedness
SCHEDULE 10.05	Existing Investments
SCHEDULE 10.05(xiv)	Joint Ventures
SCHEDULE 10.05(xv)	Intercompany Indebtedness
SCHEDULE 10.05(xvi)	Investments in Newly Formed Foreign Subsidiaries
SCHEDULE 10.09	Existing Restrictions

EXHIBIT A-1	Form of Notice of Borrowing
EXHIBIT A-2	Form of Notice of Conversion/Continuation
EXHIBIT B-1	Form of A Term Note
EXHIBIT B-2	Form of B Term Note
EXHIBIT B-3	Form of Revolving Note
EXHIBIT B-4	Form of Swingline Note
EXHIBIT C	Form of Letter of Credit Request
EXHIBIT D	Form of Section 5.04(b)(ii) Certificate
EXHIBIT E	Form of Opinion of Simpson Thacher & Bartlett LLP, counsel to the Credit Parties
EXHIBIT F	Form of Officers’ Certificate
EXHIBIT G-1	Form of U.S. Guaranty and Collateral Agreement
EXHIBIT G-2	Form of Canadian Guaranty and Collateral Agreement
EXHIBIT H	Form of Solvency Certificate
EXHIBIT I	Form of Compliance Certificate
EXHIBIT J	Form of Assignment and Assumption Agreement
EXHIBIT K	Form of Intercompany Note